UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Alexandria Real Estate Equities, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)1 and 0-11

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Lilly Institute for Genetic Medicine
15 Necco Street, Seaport Innovation District

JIM COLLINS
Renowned Author & Business Strategist

Moderna HQ and R&D Center
325 Binney Street at the Alexandria Center®
at One Kendall Square Mega Campus, Cambridge

ALEXANDRIA EXECUTED ON ITS LONG-TERM STRATEGY AND GENERATED RECORD ANNUAL NET OPERATING INCOME IN 2023

PRIMARILY FROM 2023 DELIVERIES FROM VALUE-CREATION PIPELINE

ALEXANDRIA®
Building the Future of Life-Changing Innovation®

ALEXANDRIA®
Building the Future of Life-Changing Innovation®

OUR MISSION

OUR DNA

Each and every member of the Alexandria family is united in our efforts to fulfill our mission. We **ARE**...

PASSIONATE
A passionate commitment to operational excellence

PIONEERING
A pioneering spirit to continually innovate

THAT'S WHAT'S IN
OUR DNA®

ALEXANDRIA'S OUTSTANDING LONG-TERM VALUE

TOTAL SHAREHOLDER RETURN FROM ARE'S IPO ON MAY 27, 1997[(1)] TO DECEMBER 31, 2023

WELLTOWER 1,928%
ALEXANDRIA. 1,512%
UNIVERSAL HEALTH REALTY INCOME TRUST 1,162%
FTSE NAREIT EQUITY HEALTH CARE INDEX 980%
LTC PROPERTIES 932%
NATIONAL HEALTH INVESTORS 855%
VENTAS 825%
MSCI US REIT INDEX 792%
HEALTHPEAK PROPERTIES 573%
OMEGA HEALTHCARE INVESTORS 504%
HEALTHCARE REALTY TRUST 305%

JIM COLLINS
Renowned Author & Business Strategist

Source: S&P Global Market Intelligence. Assumes reinvestment of dividends.
Excluding Alexandria, the individual REITs in the chart above represent constituents of the FTSE Nareit Equity Health Care Index as of December 31, 2023 for which total shareholder return information since May 27, 1997 is available from S&P Global Market Intelligence.
(1) Alexandria's initial public offering ("IPO") priced at $20.00 per share on May 27, 1997.

April 3, 2024

Dear Stockholder:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company,” ”Alexandria,” “our,” “we,” and “us”), to be held on Tuesday, May 14, 2024, at 11:00 a.m. Pacific Time, at 26 North Euclid Avenue, Pasadena, CA 91101 (the “2024 Annual Meeting”).

At the 2024 Annual Meeting, you will be asked to consider and vote upon: the election of eight directors; the amendment and restatement of the Company’s Amended and Restated 1997 Stock Award and Incentive Plan (as proposed to be amended and restated, the “Amended 1997 Incentive Plan”); a resolution to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers; and the ratification of the appointment by the Audit Committee of the Board of Directors of the Company (the “Board”) of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2024. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”) describe these matters. We urge you to read this information carefully.

The Board unanimously believes that the election of its nominees as directors; approval of the Amended 1997 Incentive Plan; approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers; and ratification of the appointment of our independent registered public accountants are in the best interests of the Company and accordingly recommends a vote FOR the election of all the nominees as directors; FOR the approval of the Amended 1997 Incentive Plan; FOR the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers; and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accountants.

In addition to the formal business to be transacted at the meeting, management will report on the progress of our business and respond to comments and questions of general interest to stockholders. You will find a summary of some of the key performance indicators and more detailed information in the Proxy Statement.

We sincerely hope that you will be able to attend and participate in the meeting. Whether or not you plan to attend the meeting, it is important that your shares be represented and voted. You may authorize a proxy to vote your shares by completing the accompanying proxy card or voting instruction form or by giving your proxy authorization via telephone or the Internet in accordance with the instructions on the accompanying proxy card or voting instruction form that you should receive from the bank, broker or other nominee that is the record holder for your shares.

BY COMPLETING AND RETURNING THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION FORM OR BY AUTHORIZING A PROXY VIA TELEPHONE OR THE INTERNET, YOU AUTHORIZE THE PROXY HOLDERS TO REPRESENT YOU AT THE 2024 ANNUAL MEETING OF STOCKHOLDERS AND VOTE YOUR SHARES ACCORDING TO YOUR INSTRUCTIONS. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE 2024 ANNUAL MEETING BUT WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND.

Sincerely,

Joel S. Marcus
Executive Chairman and Founder

2024 Proxy Statement	i

2024 Proxy Statement	ii

(1)Source: YCharts. Based on aggregate market capitalization for the life science industry, encompassing biotechnology companies, drug manufacturers, and diagnostics and research companies, as of November 10, 2023.

2024 Proxy Statement	iii

ALEXANDRIA PERFORMANCE HIGHLIGHTS

ALEXANDRIA'S OUTSTANDING LONG-TERM VALUE

Total Shareholder Return From ARE's IPO on May 27, 1997[(1)] to December 31, 2023

WELLTOWER 1,928%
ALEXANDRIA 1,512%
UNIVERSAL HEALTH REALTY INCOME TRUST 1,162%
FTSE NAREIT EQUITY HEALTH CARE INDEX 980%
LTC PROPERTIES 932%
NATIONAL HEALTH INVESTORS 855%
VENTAS 825%
MSCI US REIT INDEX 792%
HEALTHPEAK PROPERTIES 573%
OMEGA HEALTHCARE INVESTORS 504%
HEALTHCARE REALTY TRUST 305%

JIM COLLINS
Renowned Author and Business Strategist

Source: S&P Global Market Intelligence. Assumes reinvestment of dividends.
Excluding Alexandria, the individual REITs in the chart above represent constituents of the FTSE Nareit Equity Health Care Index as of December 31, 2023 for which total shareholder return information since May 27, 1997 is available from S&P Global Market Intelligence.
(1) Alexandria's initial public offering priced at $20.00 per share on May 27, 1997.

STRONG OPERATIONAL AND FINANCIAL PERFORMANCE

FUNDS FROM OPERATIONS PER SHARE – DILUTED, AS ADJUSTED

$6.60
$6.96
$7.30
$7.76
$8.42
$8.97
36% GROWTH
2023 vs 2018
2018
2019
2020
2021
2022
2023

NET OPERATING INCOME

(in millions)

$946
$1,086
$1,355
$1,491
$1,806
$2,027
114% GROWTH
2023 vs 2018
2018
2019
2020
2021
2022
2023

COMMON STOCK DIVIDENDS PER SHARE

$3.73
$4.00
$4.24
$4.48
$4.72
$4.96
33% GROWTH
2023 vs 2018
2018
2019
2020
2021
2022
2023

2024 Proxy Statement	iv

Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the “Definitions and Reconciliations” section of this Proxy Statement for additional information.

2024 Proxy Statement	v

(1)Dividend yield is calculated as the dividend declared for the three months ended December 31, 2023 of $1.27 per common share, annualized, divided by the closing price of our common stock on December 31, 2023 of $126.77.
(2)Represents the years ended December 31, 2019 through 2023.

2024 Proxy Statement	vi

(1)Represents the average of acquired vacancy percentages as of each year end from 2020 through 2023.
(2)Represents the midpoint of our 2024 guidance range, provided on January 29, 2024, for occupancy percentage in North America as of December 31, 2024.
(3)Represents occupancy percentage of operating properties in North America as of each period end.

2024 Proxy Statement	vii

(1)As of December 31, 2023.

ALEXANDRIA
HAS THE ABILITY TO ALMOST DOUBLE OUR SIZE
WITH ASSETS ON BALANCE SHEET

SEATTLE
SAN FRANCISCO BAY AREA
SAN DIEGO
42.0M
OPERATING RSF(1)
73.5M
POTENTIAL SQUARE FEET(1)
TEXAS
GREATER BOSTON
NEW YORK CITY
MARYLAND
RESEARCH TRIANGLE

(1)As of December 31, 2023.

2024 Proxy Statement	viii

As of December 31, 2023.
(1)For a definition of “Net operating income” and a reconciliation from the most directly comparable GAAP measure, see the “Definitions and Reconciliations” section of this Proxy Statement.
(2)From development and redevelopment projects. Our share of incremental annual net operating income primarily commencing during 2024–2027 is $389 million.

2024 Proxy Statement	ix

As of December 31, 2023.
(1)Contributions to existing consolidated joint ventures during 2024–2027.
(2)Quarter annualized. Refer to the “Definitions and Reconciliations” section of this Proxy Statement for additional information.

ALEXANDRIA'S STRONG EXECUTION OF ITS VALUE HARVESTING AND ASSET RECYCLING PROGRAM

STRATEGIC DISPOSITIONS AND SALES OF PARTIAL INTERESTS IN THE LAST 5 YEARS[1]

$8.4 BILLION

IN SALES

$3.0 BILLION

GAINS[2]

(1)Includes amounts related to real estate dispositions and partial interest sales completed from January 1, 2019 through December 31, 2023. Excludes sales price, gains, losses, and impairments related to assets held for sale as of December 31, 2023.
(2)Represents aggregate gains on real estate sales, consideration received in excess of book value of partial interests sold, and associated real estate impairments.

2024 Proxy Statement	x

As of December 31, 2023, unless indicated otherwise.
(1)Top 10% ranking represents credit rating levels from S&P Global Ratings and Moody’s Investors Service for publicly traded U.S. REITs, from Bloomberg Professional Services. A credit rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time.
(2)Refer to the “Definitions and Reconciliations” section of this Proxy Statement for additional information.
(3)As of the date of this report.

2024 Proxy Statement	xi

2024 Proxy Statement	xii

2024 Proxy Statement	xiii

2024 Proxy Statement	xiv

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date and Time:	Tuesday, May 14, 2024, at 11:00 a.m. Pacific Time

Place:	26 North Euclid Avenue, Pasadena, CA 91101

Items of Business:
1.To consider and vote upon the election of eight directors to serve until the next annual meeting of stockholders of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), and until their successors are duly elected and qualify.

2.To consider and vote upon the amendment and restatement of the Company’s Amended and Restated 1997 Stock Award and Incentive Plan.

3.To consider and vote upon, on a non-binding, advisory basis, a resolution to approve the compensation of the Company’s named executive officers, as described in the Proxy Statement for the 2024 Annual Meeting of Stockholders of the Company (the “2024 Annual Meeting”).

4.To consider and vote upon the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2024.

5.To transact such other business as may properly come before the 2024 Annual Meeting or any postponement or adjournment thereof.

Record Date:
The Board of Directors of the Company has set the close of business on March 28, 2024, as the record date for the determination of stockholders entitled to notice of and to vote at the 2024 Annual Meeting or any postponement or adjournment thereof.

By Order of the Board

Jackie B. Clem General Counsel and Secretary
Pasadena, California
April 3, 2024

2024 Proxy Statement	xv

2024 Proxy Statement	xvi

TABLE OF CONTENTS (continued)

2024 Proxy Statement	xvii

ALEXANDRIA'S OUTSTANDING LONG-TERM VALUE

Total Shareholder Return From ARE's IPO on May 27, 1997[(1)] to December 31, 2023

WELLTOWER 1,928%
ALEXANDRIA 1,512%
UNIVERSAL HEALTH REALTY INCOME TRUST 1,162%
FTSE NAREIT EQUITY HEALTH CARE INDEX 980%
LTC PROPERTIES 932%
NATIONAL HEALTH INVESTORS 855%
VENTAS 825%
MSCI US REIT INDEX 792%
HEALTHPEAK PROPERTIES 573%
OMEGA HEALTHCARE INVESTORS 504%
HEALTHCARE REALTY TRUST 305%

JIM COLLINS
Renowned Author and Business Strategist

Source: S&P Global Market Intelligence. Assumes reinvestment of dividends.
Excluding Alexandria, the individual REITs in the chart above represent constituents of the FTSE Nareit Equity Health Care Index as of December 31, 2023 for which total shareholder return ("TSR") information since May 27, 1997 is available from S&P Global Market Intelligence.
(1) Alexandria's initial public offering ("IPO") priced at $20.00 per share on May 27, 1997.

FORWARD FFO PER SHARE MULTIPLE[(1)]

FIVE-YEAR AVERAGE FORWARD FFO PER SHARE MULTIPLE OF ALEXANDRIA AND FTSE NAREIT EQUITY HEALTH CARE INDEX REITS

SBRA 10.1x
MPW 11.8x
OHI 12.0x
NHI 13.5x
CTRE 14.7x
LTC 15.0x
GMRE 15.8x
VTR 16.5x
DOC 16.7x
HR 17.1x
PEAK 18.8x
DHC 19.2x
CHCT 20.0x
WELL 20.8x
ALEXANDRIA 20.9x

(1) For each company, represents the average of forward FFO per share multiples as of each year-end from 2019 through 2023. Forward FFO multiple is calculated as the quotient of a company's year-end stock price and forward FFO per share estimated as of the year-end for the following year by Bloomberg Professional Services.

FUNDS FROM OPERATIONS PER SHARE – DILUTED, AS ADJUSTED

2018 $6.60
2019 $6.96
2020 $7.30
2021 $7.76
2022 $8.42
2023 $8.97
36% GROWTH
2023 vs 2018

NET OPERATING INCOME

(in millions)

2018 $946
2019 $1,086
2020 $1,355
2021 $1,491
2022 $1,806
2023 $2,027
114% GROWTH
2023 vs 2018

COMMON STOCK DIVIDENDS PER SHARE

2018 $3.73
2019 $4.00
2020 $4.24
2021 $4.48
2022 $4.72
2023 $4.96
33% GROWTH
2023 vs 2018

For definitions of “Funds from operations per share – diluted, as adjusted” and “Net operating income” and reconciliations from the most directly comparable GAAP measures, see the “Definitions and Reconciliations” section of this Proxy Statement.

2024 Proxy Statement	xviii

ALEXANDRIA REAL ESTATE EQUITIES, INC.
PROXY STATEMENT for ANNUAL MEETING OF STOCKHOLDERS to be held on Tuesday, May 14, 2024

GENERAL INFORMATION

This Proxy Statement is provided to stockholders of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company,” “Alexandria,” “our,” “we,” and “us”), to solicit proxies, on the form of proxy enclosed, for exercise at the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) to be held on Tuesday, May 14, 2024, at 11:00 a.m. Pacific Time, at 26 North Euclid Avenue, Pasadena, CA 91101, or at any postponement or adjournment thereof. The Board of Directors of the Company (the “Board”) knows of no matters to come before the 2024 Annual Meeting other than those described in this Proxy Statement. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about April 3, 2024.

At the 2024 Annual Meeting, stockholders will be asked to consider and vote upon:
1.The election of eight directors from the following eight nominees to serve until the Company’s next annual meeting of stockholders and until their successors are duly elected and qualify: Joel S. Marcus, Steven R. Hash, Ambassador James P. Cain, Cynthia L. Feldmann, Maria C. Freire, PhD, Richard H. Klein, Sheila K. McGrath, and Michael A. Woronoff;
2.The amendment and restatement of the Company’s Amended and Restated 1997 Stock Award and Incentive Plan (the “Amended 1997 Incentive Plan”);
3.A resolution to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers (our “NEOs”), as described in this Proxy Statement;
4.The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2024; and
5.The transaction of such other business as may properly come before the 2024 Annual Meeting or any postponement or adjournment thereof.

Solicitation

This solicitation is made by mail by the Board. The Company will pay for the costs of the solicitation. Further solicitation of proxies may be made, including by mail, by telephone, by fax, in person, or by other means, by the directors, officers, or employees of the Company or our affiliates, none of whom will receive additional compensation for such solicitation. In addition, the Company has engaged Alliance Advisors, LLC, a firm specializing in proxy solicitation, to solicit proxies, and to assist in the distribution and collection of proxy materials, for an estimated fee of approximately $40,000. The Company will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals that are beneficial owners of shares of the Company’s common stock, $0.01 par value per share (“Common Stock”).

Internet Availability of Proxy Materials

We are furnishing proxy materials to our stockholders primarily via the internet by mailing a Notice of Internet Availability of Proxy Materials, instead of mailing copies of those materials to each stockholder. The Notice of Internet Availability of Proxy Materials directs stockholders to a website where they may access our proxy materials, including this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and view instructions on how to vote via the Internet, or by telephone. If you received a Notice of Internet Availability of Proxy Materials and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Voting Procedures

Only holders of record of Common Stock as of the close of business on March 28, 2024, the record date for the 2024 Annual Meeting, will be entitled to notice of and to vote at the 2024 Annual Meeting. A total of 174,953,282 shares of Common Stock were outstanding as of the record date. Each share of Common Stock entitles its holder to one vote. Cumulative voting of shares of Common Stock is not permitted.

•The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the 2024 Annual Meeting will be necessary to constitute a quorum to transact business at the meeting.
•Stockholders that instruct their proxy to “abstain” on a matter will be treated as present for purposes of determining the existence of a quorum.

2024 Proxy Statement	1

GENERAL INFORMATION (continued)
•At the 2024 Annual Meeting, a nominee will be elected as a director only if such nominee receives the affirmative vote of a majority of the total votes cast with respect to his or her election (that is, the number of votes cast “for” the nominee must exceed the number of votes cast “against” the nominee).
•The affirmative vote of a majority of the votes cast will be required to (i) approve the Amended 1997 Incentive Plan, (ii) adopt, on a non-binding, advisory basis, a resolution to approve the compensation of our NEOs, and (iii) ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants.
•Abstentions do not count as votes cast on (i) the election of directors, (ii) the approval of the Amended 1997 Incentive Plan, (iii) the adoption of the non-binding, advisory stockholder vote on the compensation of our NEOs, or (iv) or the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants, and will have no effect on the outcome of those proposals.
•Broker non-votes (proxies that are uninstructed on one or more proposals and are submitted by banks, brokers, or other nominees that lack discretionary authority to vote on a proposal, under applicable securities exchange rules, absent instructions from the beneficial owner of the shares of stock) will have no effect on (i) the election of directors, (ii) the approval of the Amended 1997 Incentive Plan, (iii) the non-binding, advisory stockholder votes on the compensation of our NEOs, or (iv) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants.

If a stockholder holds shares of Common Stock of record in the stockholder’s own name, as registered on our stock transfer books, the stockholder’s shares of Common Stock represented by a properly executed proxy on the form enclosed, or authorized via telephone or the Internet in accordance with instructions on such form, and that are timely received by the Secretary of the Company and not revoked, will be voted as instructed on the proxy. If no instruction is made on a properly authorized and returned proxy, the shares represented thereby will be voted FOR the election of each of the eight nominees for director named in this Proxy Statement; FOR the approval of the Amended 1997 Incentive Plan; FOR the approval, on a non-binding, advisory basis, of the compensation of our NEOs; and FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accountants of the Company. If any other matters properly come before the 2024 Annual Meeting, the enclosed proxy confers discretionary authority on the persons named as proxies to vote the shares represented by the proxy at their discretion.

If a stockholder holds shares of Common Stock in “street name” (that is, through a broker or other nominee), the stockholder’s broker or nominee may not vote the stockholder’s shares for non-routine items unless the stockholder provides instructions to the broker or nominee on how to vote the stockholder’s shares. Stockholders should instruct their broker or nominee how to vote their shares by following the directions provided by the broker or nominee on its voting instruction form, which the stockholder should have received with these materials.

Revocability of Proxies

Stockholders may revoke a proxy at any time before the proxy is exercised. Stockholders of record as of the close of business on the record date may revoke a proxy by filing a notice of revocation of the proxy with the Secretary of the Company, by filing a later-dated proxy with the Secretary of the Company, by authorizing a later proxy via telephone or the Internet in accordance with the instructions on the enclosed form of proxy, or by voting in person at the 2024 Annual Meeting. Attendance at the 2024 Annual Meeting without voting will not automatically revoke a previously authorized proxy. Stockholders that own shares of Common Stock beneficially (in street name) through a bank, broker, or other nominee should follow the voting instruction form provided by their bank, broker, or other nominee to change their voting instructions.

No Dissenters’ or Appraisal Rights

No dissenters’ or appraisal rights are available with respect to any of the proposals being submitted to stockholders for their consideration at the 2024 Annual Meeting.

Forward-Looking Statements

Certain information and statements in this Proxy Statement, including, without limitation, statements containing the words “forecast,” “guidance,” “goals,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” “potential,” “targets,” “aims,” or “will,” or the negative of these words or similar words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements in this Proxy Statement include, without limitation, statements regarding our future growth and capital plans; our environmental, social, and governance initiatives, policies, practices, and performance; our sustainability goals; and performance goals of our NEOs to the extent such goals are premised on future performance or events. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions, and financial trends that may affect our future plans of operations, business strategy, sustainability goals, results of operations, and financial position. A number of factors could cause actual results to differ materially from those included within or contemplated by the forward-looking statements herein, including, without limitation, the risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. We do not undertake any responsibility to update any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events, or otherwise.

2024 Proxy Statement	2

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. As this is only a summary, please read the entire Proxy Statement carefully before voting or authorizing your proxy to vote for you. This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders of the Company on or about April 3, 2024.

2024 Annual Meeting of Stockholders

Date and Time:    Tuesday, May 14, 2024, at 11:00 a.m. Pacific Time

Place:    26 North Euclid Avenue, Pasadena, CA 91101

Voting:    Only holders of record of Common Stock as of the close of business on March 28, 2024, the record date, are entitled to notice of and to vote at the 2024 Annual Meeting. Each share of Common Stock entitles its holder to one vote.

Proposals and Board Recommendations

Proposal	Board Recommendation	For More Information
1.Election of directors	“FOR” all nominees	Page 26
2.Approval of the Amended 1997 Incentive Plan	“FOR”	Page 41
3.Approval, on a non-binding, advisory basis, of the compensation of the Company’s NEOs	“FOR”	Page 47
4.Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2024	“FOR”	Page 116

How to Cast Your Vote

You may vote or authorize your proxy by any of the following methods:

Internet	Mail
until 11:59 p.m. Eastern Time on May 13, 2024	Sign, date, and mail your proxy card or voting instruction form in the envelope provided as soon as possible. It must be received no later than May 13, 2024.
Beneficial Owners and Registered Stockholders www.proxyvote.com

Phone	In Person
until 11:59 p.m. Eastern Time on May 13, 2024
Beneficial Owners
Admission is based on proof of ownership, such as a recent brokerage statement; voting in person requires a valid “legal proxy” signed by the holder of record.

Registered Stockholders
Attend and vote your shares in person.

Beneficial Owners 800-454-8683
Registered Stockholders 800-690-6903

Important Notice Regarding Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders: The Notice of 2024 Annual Meeting of Stockholders, the Proxy Statement, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available free of charge at https://investor.are.com/financial-information/proxy.

2024 Proxy Statement	3

PROXY STATEMENT SUMMARY (continued)
Business Overview

More than three decades ago, Alexandria’s Executive Chairman and Founder, Joel S. Marcus, led the formation, financing, development, personnel recruitment, and operations of a new mission-driven real estate company. Founded in 1994 as a garage startup with $19 million in Series A capital and a bold vision to support and drive forward the mission-critical life science industry, Alexandria invented and pioneered the life science real estate niche to develop and operate the highly complex infrastructure and foster the holistic ecosystems needed to catalyze innovation and improve human health. Alexandria has built a stellar reputation of delivering world-class, sophisticated Labspace® facilities to transformative life science companies and has cultivated trusted, strategic relationships with a real estate investment trust (“REIT”) industry-leading, high-quality and well-diversified client base. Today, Alexandria remains the preeminent and longest-tenured owner, operator, and developer uniquely focused on collaborative life science mega campuses in AAA innovation cluster locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and the Research Triangle.

As of December 31, 2023, Alexandria had a total equity capitalization of $21.8 billion and an asset base in North America of 73.5 million square feet (“SF”), which includes 42.0 million rentable square feet (“RSF”) of operating properties, 5.5 million RSF of Class A/A+ properties undergoing construction and one near-term project expected to commence construction in the next two years, 2.1 million RSF of priority anticipated development and redevelopment projects, and 23.9 million SF of future development projects. In January 2024, Alexandria celebrated the 30th anniversary of the Company’s founding.

Our primary business objective is to maximize long-term asset value and stockholder returns based on a multifaceted platform of internal and external growth. Since the Company’s inception, Alexandria has focused our strategy on developing and implementing our unique and successful business model and has generated long-term value and growth in net operating income (“NOI”), while also making a positive and lasting impact on society. Alexandria has continued to maintain our exceptional credit profile. As of December 31, 2023, our credit ratings from S&P Global Ratings and Moody’s Investors Service were BBB+ and Baa1, respectively, and continued to rank in the top 10% among all publicly traded U.S. REITs. In addition, as of December 31, 2023, Alexandria was in the top 10% among all publicly traded U.S. REITs by total equity capitalization.

The Company’s extraordinary growth was accelerated through the execution of our visionary ecosystem-building and cluster development strategy as applied to the life science industry. Utilizing Harvard Business Professor Michael E. Porter’s cluster theory as the basis for our proven cluster model, we were first to identify the four critical components to create a successful life science cluster: location, innovation, talent, and capital. We also intentionally evolved our original focus on single assets to cluster campuses and then to today’s differentiated mega campuses. Our world-class mega campuses consist of approximately 1 million RSF or more and provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Our mega campuses also generate premium rental rates relative to single assets. Our strategy for producing long-term, sustainable stockholder value has been developed over more than three decades by management in collaboration with the Board. Alexandria’s highly experienced management team and the Board work together to develop, implement, monitor, and, as necessary, adjust our strategy and measure our progress toward achieving it.

Fully Integrated Team Driving Long-Term Value Through Our Differentiated and Mission-Driven Business Model

At Alexandria, our people are our most important asset. We are profoundly grateful for the Alexandria team, whose passion, commitment, and operational excellence have directly contributed to Alexandria’s strong operating performance. Alexandria’s highly experienced and fully integrated team has expertise across a range of functions, including real estate, leasing and asset management, construction and development, laboratory operations, accounting and finance, venture investing, strategic programming, sustainability, philanthropy, legal matters, communications, design, and information technology.

As a mission-driven company, we are deeply committed to catalyzing life-changing innovation and leading positive change to benefit human health, our local communities, and the world. We differentiate ourselves by having a deep-rooted passion for our mission, a pioneering spirit to continually innovate, and a disciplined approach that delivers financial consistency and stability for our investors. We believe that accomplishing meaningful endeavors drives extraordinary growth, and we remain highly focused on fulfilling our important mission and executing our multifaceted business model, both of which continue to distinguish us from other REITs and provide us with a significant competitive advantage and confidence for the future.
Alexandria’s differentiated business has always been about more than real estate, and our mission — to create and grow life science ecosystems and clusters that ignite and accelerate the world’s leading innovators in their noble pursuit to advance human health by curing disease and improving nutrition — drives everything we do. It has shaped our pioneering, impactful, and enduring business, which we have built on the foundation of our four strategic and integrated verticals of real estate, venture investments, corporate responsibility, and thought leadership. We leverage our deep engagement across each of our four key verticals to foster vibrant ecosystems that accelerate the translation of scientific discoveries into new treatments and cures that aim to improve and save people’s lives.

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PROXY STATEMENT SUMMARY (continued)

OUR STRATEGIC & INTEGRATED VERTICALS

ALEXANDRIA CENTER

MISSION-CRITICAL REAL ESTATE

Alexandria is the first, preeminent, and longest-tenured owner, operator, and developer of collaborative life science mega campuses in the top innovation cluster locations in North America. We have a more than three-decade track record of creating dynamic and vibrant environments that enhance our tenants' ability to successfully recruit and retain world-class talent and inspire their productivity, efficiency, creativity, and success. The scale and quality of our asset base enable us to meet tenants' immediate needs for space and provide a path for their growth. We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.

STRATEGIC VENTURE INVESTMENTS

Since its inception in 1996, Alexandria Venture Investments® has invested in disruptive life science companies that are advancing transformative new modalities and platforms to meaningfully improve human health. Our venture activity provides deep insights into key macro life science industry and innovation trends; builds and nurtures strong relationships with entrepreneurs and investors; and further enhances the high-quality and diverse tenant base we have diligently cultivated over many years.

PURPOSEFUL CORPORATE RESPONSIBILITY

As a mission-driven company dedicated to making a positive and lasting impact on the world, corporate responsibility is core to our DNA. Our strategic efforts focus on developing and operating efficient and healthy buildings, mitigating greenhouse gas emissions and climate risk, and advancing human health and nutrition. We also support the health and vitality of the communities where we live and work by pioneering and implementing solutions to address pressing societal issues, as identified in our social responsibility pillars. *(Refer to the next section in this Proxy Statement for more information.)*

ALEXANDRIA Summit®

IMPACTFUL THOUGHT LEADERSHIP

Alexandria coalesces our world-class network for unique programs to foster impactful collaborations and drive innovation across our ecosystems. The Alexandria Summit®, founded in 2011, is a highly collaborative neutral platform that convenes our network to engage in insightful discussions and stimulate new approaches to important issues facing human health. Leveraging the Alexandria Summit's collective voice, we contribute solutions that help drive the discovery and development of novel cost-effective therapies; impact policy to accelerate innovation that saves lives and manages and cures disease; and address the urgent need to transform our healthcare system.

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PROXY STATEMENT SUMMARY (continued)

ALEXANDRIA'S HIGHLY IMPACTFUL SOCIAL RESPONSIBILITY PILLARS

Developing and implementing collaborative and innovative solutions to some of society's most pressing challenges

Supporting our military, our veterans, and their families

The Honor Foundation headquarters in San Diego, CA

Prioritizing the mental health crisis

Accelerating medical innovation to save lives

Former Congressman Patrick Kennedy speaking at the 2023 Alexandria Summit® on Mental Health

Building principled leaders through education

Graduates of the Emily K Center in Durham, NC

Harnessing agtech to combat hunger and improve nutrition

OneFifteen campus in Dayton, OH

Revolutionizing addiction treatment

Future National Medal of Honor Museum in Arlington, TX

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PROXY STATEMENT SUMMARY (continued)
(1)Based on Alexandria’s score as of January 29, 2024, and scores available for the FTSE Nareit All REITs Index companies from Bloomberg Professional Services as of December 31, 2023.
(2)Based on Alexandria’s score as of January 29, 2024, and scores available for the FTSE Nareit All REITs Index companies on ISS’s website as of December 31, 2023.

Overview of Our Corporate Responsibility Initiatives

Our corporate responsibility efforts are reflected throughout this Proxy Statement. Key topics include:
Social Responsibility	8
Our People: Dedication to Our Best-in-Class Team	11
Corporate Governance Highlights	14
Board Composition	15
Stockholder Outreach and Engagement	19
Human Rights Policy and Vendor Code of Conduct	20
We are guided by our culture of idea meritocracy, mutual respect, diversity, humility, transparency, and teamwork, and we are profoundly grateful to be a trusted partner within the life science industry. In addition to enabling the discovery and development of life-improving and lifesaving treatments and cures that are key to solving current and future healthcare challenges, we are working to revitalize and support our communities, empower the next generation of innovators, and, ultimately, contribute to a more sustainable and productive society.

As a mission-driven company, our corporate responsibility platform is core to our DNA. At Alexandria, we believe that doing well in our business and doing good for society are inherently linked endeavors. This belief shapes every aspect of our multifaceted business platform.

Alexandria continues to demonstrate its commitment to sustainability. Our leadership in this area was recognized by GRESB, which awarded us several achievements in the 2023 GRESB Real Estate Assessment. We earned 4-Star Ratings in the operating asset and development benchmarks and our seventh consecutive Green Star designation. Additionally, we received our sixth consecutive “A” disclosure score with a perfect score of 100 and a #1 ranking for transparency regarding our sustainability practices and reporting.

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PROXY STATEMENT SUMMARY (continued)
In August 2023, we were awarded a 2023 Design Award in the Climate Action category by the American Institute of Architects California (“AIA California”) for 685 Gateway Boulevard in South San Francisco, an amenities hub designed at the forefront of sustainability. The building, which is designated as Zero Energy Ready and is on track to achieve the International Living Future Institute’s Zero Energy certification, was one of only two projects to achieve the highest level of recognition in the awards program.

Alexandria also received the Cambridge Chamber of Commerce’s 2023 Visionary Award for developing 325 Binney Street, designed to be the most sustainable laboratory building in Cambridge and selected by Moderna as its new global headquarters and R&D center. The chamber’s annual awards recognize innovators from the business, institutional, and non-profit communities effecting change and making a positive impact on people’s lives in Cambridge and beyond.

As a testament to our comprehensive and rigorous approach to protecting the health, wellness, and safety of our building occupants, we achieved a Fitwel® Viral Response Certification with Distinction, the highest designation within the Viral Response Module, for the fourth consecutive year. The evidence-based, third-party certification was developed by Fitwel, the world’s leading certification system committed to healthier buildings and workplace environments. We continue to pursue Fitwel and WELL® healthy building certifications, which recognize industry-leading approaches to promoting the health, wellness, and productivity of our employees and tenants in the workplace.

The tangible impact of our corporate responsibility endeavors is also highlighted in our leadership in pioneering OneFifteen, a personalized, non-profit data-driven healthcare system providing a full continuum of care dedicated to addiction recovery. Since it opened its doors in 2019, OneFifteen has treated over 7,500 patients living with opioid addiction and other substance use disorders.

In 2023, we earned our seventh Gold and eighth overall Nareit Investor CARE Award in the Large Cap Equity REIT category for superior communications and reporting. This distinction, which represents the most Nareit Investor CARE Gold Awards earned by any equity REIT, is directly attributed to our world-class team’s operational excellence in upholding the highest levels of transparency, integrity, and accountability to our stockholders.

We are proud of our achievements and actions to date and recognize that it is vital to continue making an impact through our corporate responsibility initiatives. We strive to make continuous improvements and to partner with our innovative tenants to help them realize their sustainability goals and priorities, in each case to expand our trusted relationships, drive long-term progress, and make a positive and meaningful impact on our society.

Board of Directors and Leadership Oversight

Alexandria is committed to conducting its business in accordance with high standards of corporate governance, transparency, integrity, and accountability, led by an independent and objective Board. The Board has overall responsibility for oversight of the Company’s risk management, including the Company’s corporate responsibility strategy. This oversight takes place both directly by the Board and through its committees.

As provided in the Audit Committee Charter and disclosed in the Environmental Sustainability Policy, the Audit Committee of the Board oversees the management of the Company’s financial and other systemic risks, including those related to climate change. At a management level, Alexandria’s sustainability committee, which comprises members of the executive team and senior decision makers spanning the Company’s real estate development, asset management, risk management, and sustainability teams, leads the development and execution of our approach to climate-related risk.

The Company’s Environmental Sustainability Policy applies to all operations of the Company and our direct and indirect subsidiaries, regardless of geographic location. As documented in the Company’s Vendor Code of Conduct, we also expect our vendors, service providers, contractors, and consultants, as well as their employees, agents, and subcontractors, to embrace our commitment to ethical, environmental, and social standards across the Company’s supply chain.

The Audit Committee Charter, the Environmental Sustainability Policy, and the Vendor Code of Conduct are available at www.are.com/corporate-responsibility.html.

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PROXY STATEMENT SUMMARY (continued)
Social Responsibility

We recognize that the fundamental strength of Alexandria results from the contributions of every team member within the organization and that our future growth is dependent upon the same. Alexandria devotes significant efforts to hiring, developing, and retaining a diverse workforce, and we understand firsthand that the health, happiness, and well-being of our best-in-class team are key factors to the success of our employees and to that of the Company. We continue to prioritize our employees’ medical, mental, emotional, physical, and financial health, as described in more detail below. For additional information, refer to the Company’s website at www.are.com.

Our commitment to the success and growth of our tenants is well established in the life science industry. Our focus on owning, operating, and developing vibrant mega campuses catalyzes high-quality job creation, economic activity, and sustainable infill development in the innovative and dynamic cities and states in which we operate. We also regularly convene, participate in, and provide resources to groups that help to nurture and grow the life science industry. We carry out this important aspect of our Company’s mission through our pioneering social responsibility initiatives, philanthropy, volunteerism, and thought leadership programming and by partnering with regional and national non-profits, life science companies and industry groups, local community planning and real estate groups, and organizations that help to advance sustainable building and investment.

Alexandria’s Pioneering and Highly Impactful Social Responsibility Pillars

By uniting the passions and commitment of our team and community partners and leveraging our leadership, resources, and expertise, we have worked steadfastly to develop and implement long-term, scalable solutions to some of the most pressing societal issues. Alexandria’s eight social responsibility pillars comprise the following, as further described below:

1.Accelerating medical innovation to save lives;
2.Harnessing agtech to combat hunger and improve nutrition;
3.Supporting our military, our veterans, and their families;
4.Prioritizing the mental health crisis;
5.Revolutionizing addiction treatment;
6.Approaching homelessness as a healthcare problem, not a housing issue;
7.Building principled leaders through education; and
8.Inspiring future generations with the stories and values of our nation’s heroes.

Accelerating medical innovation to save lives

Alexandria is an integral driver of medical progress and provides transformative strategic funding to catalyze advances for treatments and cures across a number of disease areas and disorders, including autism, Parkinson’s disease, heart disease, and cancer.

An example of our commitment to partnering on endeavors that aim to better manage disease is the unique, long-term partnership we have formed with Curebound, a San Diego-based non-profit organization that raises and invests strategic funding in translational cancer research projects aimed at accelerating new discoveries to clinical application. Alexandria’s San Diego region regularly participates in and fundraises for Curebound events, including the 2023 Concert for Cures, which raised $5.5 million to support cancer research.
Harnessing agtech to combat hunger and improve nutrition

Driven by the understanding that food is fundamental to human health and well-being, Alexandria is dedicated to providing the most vulnerable in our communities with the nutritious, healthy food they need to thrive. For over two decades, Alexandria has been developing and operating state-of-the-art R&D and greenhouse infrastructure and investing in innovative agrifoodtech companies that are advancing novel approaches with great potential to address societal issues around sustainability, agriculture, food, and nutrition.

Additionally, we are proud to support organizations like Little Sisters of the Assumption Food Distribution (New York City), Nourish Now (Maryland), Feeding San Diego (San Diego), and Food For Free (Boston) to help support critical hunger-relief efforts across the country.

Supporting our military, our veterans, and their families

Alexandria has actively supported the Navy SEAL Foundation’s crucial efforts to address the unique needs of Naval Special Warfare warriors, veterans, and families since 2010. In an impactful partnership that began in 2017, Alexandria collaborated with the Navy SEAL Foundation and its founding partner, The Honor Foundation, to create a headquarters for The Honor Foundation in San Diego. The non-profit helps facilitate the next generation of corporate and community leaders through its career transition program, which effectively translates its clients’ elite military experience to the private sector. Alexandria conceived of, designed, fully built out, and donates the use of an 8,000 SF state-of-the-art facility where our nation’s most elite service members can participate in its three-month executive education program that is funded entirely by private donations.

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PROXY STATEMENT SUMMARY (continued)
Prioritizing the mental health crisis

With a significant number of Americans living with a mental illness and over 50,000 lost to suicide in 2023, including over 6,000 veterans who die by suicide annually, the nation’s shared societal responsibility to drive forward treatments and solutions to this devastating public health challenge is immense.

Alexandria, in partnership with former congressman Patrick J. Kennedy and The Kennedy Forum, held its second Alexandria Summit® on Mental Health in Washington, DC in February 2024. Alexandria convened a diverse set of key decision makers, influential life science industry thought leaders, members of Congress, regulatory agency executives, and other key policymakers to advance the development of novel, effective psychiatric therapies to address vast unmet need.

We are proud of the continuing positive impact we have made through our key action and results-oriented initiatives, including our crucial long-term efforts to ensure the Navy SEAL Foundation’s vital work in addressing the unique physical and mental health needs of our nation’s elite warriors. Military personnel and veterans experience mental health and addiction issues at higher rates than the general U.S. population. Our partnership with the Navy SEAL Foundation enables it to address the increasing need for specialized mental health support of Naval Special Warfare personnel and veterans. Most recently, Alexandria played an instrumental role in the establishment and launch of the foundation’s Warrior Fitness Program West Coast facility in San Diego. The cutting-edge facility provides Navy SEAL warriors and veterans with evidence-based support, advanced technology, and expert personnel to help them physically and mentally recover and rebuild from injuries and trauma.

Revolutionizing addiction treatment

Determined to reverse the trajectory of the U.S. opioid epidemic, which remains one of the nation’s most pervasive public health challenges, in 2017 Alexandria partnered with Verily Life Sciences, LLC, an Alphabet company (“Verily”), to pioneer OneFifteen, a personalized, non-profit data-driven care model for treating addiction, in Dayton, Ohio — a city with one of the highest per capita overdose death rates in the nation that year. Together with Verily, we built a fully integrated campus encompassing a full continuum of care with dedicated facilities and services, including medication-assisted treatment, residential housing, peer support, family reunification, workforce development, job placement, and community transition. As the strategic real estate partner in this mission-critical initiative, Alexandria catalyzed the vision for and led the design and development of the 4.3-acre OneFifteen campus, completing construction of the Outpatient Clinic; and OneFifteen Living, the residential housing component.

Since the campus’s opening in October 2019, OneFifteen has treated over 7,500 patients living with opioid addiction and other substance use disorders. It is our hope that OneFifteen’s unique approach to treatment will serve as a blueprint for other communities to replicate.

Approaching homelessness as a healthcare problem, not a housing issue

More than half a million people in the United States are experiencing homelessness, according to the U.S. Department of Housing and Urban Development, and a large percentage of the homeless population is living with mental illness and dependence on alcohol or other chemical substances. Across our regions, Alexandria supports several highly impactful non-profit organizations working tirelessly to fight homelessness, including Boston Health Care for the Homeless (Boston), Heading Home (Boston), Pine Street Inn (Boston), Montgomery Country Coalition for the Homeless (Maryland), and the St. Francis Center (Los Angeles).

In response to this highly complex issue and inspired by our innovative and data-driven OneFifteen platform, Alexandria is aiming to incubate a new model to address the homelessness crisis. Alexandria aims to identify and develop a full continuum of care in a safe living environment that includes evidence-based treatment for mental health conditions and substance use disorders, transitional housing, and job training and placement to help homeless people regain a productive life.

Building principled leaders through education

Alexandria is deeply committed to driving educational opportunities and providing the support and resources needed to develop students’ talents, inspire them to act with character and purpose, prepare them to attend college, achieve academic and career success, and reach their leadership potential. Through our Alexandria Scholars program, in 2023, we granted eight high-achieving public school students in Maryland with $5,000 annual scholarships to attend a two-year program at an eligible college or university of their choice to study a STEM (science, technology, engineering, and mathematics) field.

In Durham, North Carolina, we work closely with the Emily Krzyzewski Center (the “Emily K Center”), a non-profit that provides underserved and underrepresented students in elementary school through college with a suite of distinct educational programs designed to help them hone their academic and leadership skills; plan for and pursue higher education; explore and secure promising careers post-graduation; and ultimately give back to their communities. Since the Emily K Center opened in 2006, nearly 100% of the graduates from its Scholars to College program have been accepted to college. In November 2021, in response to increasing demand for its programs, the Emily K Center opened a 7,500 SF building expansion with funds raised through the Emily K Center’s Game Changer Campaign, in which Alexandria played a critical leadership role. In 2023, the Emily K Center served more than 2,300 students, and more than $2 million in scholarships and grants were awarded to students who completed the Scholars to College program.

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PROXY STATEMENT SUMMARY (continued)
Inspiring future generations with the stories and values of our nation’s heroes

Alexandria believes that we all have a responsibility to honor and pay tribute to our national heroes; recognize their heroism, sacrifice, and resilience; and share lessons learned with new generations. Alexandria has actively supported the National September 11 Memorial & Museum (the “9/11 Memorial & Museum”) since it opened in 2014 through generous contributions that fund essential programming to educate future generations on the impact and legacy of 9/11. In recognition of Alexandria and our Executive Chairman and Founder’s meaningful contributions to the 9/11 Memorial & Museum and unwavering support of its mission, in September 2021, Joel S. Marcus was honored for Distinction in Civic Engagement and Renewal. Mr. Marcus has served as a member of the 9/11 Memorial & Museum’s board of trustees since his appointment in 2018 by its chairman of the board of trustees, former New York City Mayor Michael Bloomberg.

Additionally, Alexandria is proud to support the National Medal of Honor Museum in helping to expand its fundraising efforts and shape the vision for the future museum in Arlington, Texas. As a member of the board of directors of the National Medal of Honor Museum Foundation, Mr. Marcus provides strategic business insights as the foundation makes progress toward its goal to build a permanent home where the inspiring stories of our country’s Medal of Honor recipients will be brought to life. Funded principally through donations from the private sector, the museum anticipates welcoming visitors beginning in 2025. As a critical part of its mission, the museum will include an education center to provide our nation’s youth with opportunities to explore the concepts of principled leadership, courage, honor, sacrifice, and patriotism.

Our People: Dedication to Our Best-in-Class Team

As of December 31, 2023, Alexandria had 568 employees. We place a significant focus on building loyalty and trusted relationships with our employees. To promote an exceptional corporate culture, Alexandria continuously monitors employee satisfaction, seeks employee feedback, and proactively enhances our employee offerings. We participate in annual performance reviews with our employees and conduct formal employee surveys, and our talent management team holds regular meetings with employees to continuously gather feedback and improve the employee experience. The positive employee experience is evidenced by our low voluntary and total turnover rates averaging 4.1% and 8.3%, respectively, over the last five years, from 2019 to 2023, which are substantially lower than the reported average voluntary and total turnover rates of 14.0% and 19.0%, respectively, in the Nareit 2023 Compensation & Benefits Survey (data for 2022).

We recognize that the fundamental strength of Alexandria results from the contributions of every team member within the organization and that our future growth is dependent upon the same. Alexandria devotes extraordinary efforts to hiring, developing, and retaining our talented employees, and we understand firsthand that the health, happiness, and well-being of our best-in-class team are key factors to the success of our employees and the Company. For additional information, refer to the Company’s website at www.are.com.

We strive to create an open and respectful environment where our employees can actively contribute, have access to opportunities and resources, and realize their full potential. We have an Equal Employment Opportunity Policy and a Diversity, Equal Employment Opportunity, and Fair Labor Policy that emphasize fair hiring and compensation practices and consideration of a pool of diverse candidates for open positions and internal advancement opportunities.

Furthermore, as a federal government contractor, Alexandria maintains affirmative action plans, which set forth the policies, practices, and procedures to which the Company is committed in order to ensure that our policies of nondiscrimination and affirmative action are followed for qualified employees on the basis of gender, race, disability, and veteran status. To address issues related to pay discrimination, the Company has a ban on any and all inquiries into an applicant’s salary history, and we incorporate fair pay reviews into every employment compensation decision. All Alexandria employees are required to take an anti-harassment training annually.

We have an exceptional track record of identifying highly qualified candidates for promotion from within the Company. As of December 31, 2023, Alexandria’s executive and senior management teams, represented by our senior vice presidents and above, consisted of 60 individuals, averaging 23 years of real estate experience, including 13 years with Alexandria, and our executive management team alone averaged 18 years of experience with the Company. Alexandria’s executive and senior management teams have unique experience and expertise in creating, owning, and operating highly dynamic and collaborative mega campuses in key life science cluster locations. These teams also include regional market directors with leading reputations and longstanding relationships within the life science community in their respective innovation clusters. We believe that our expertise, experience, reputation, and key relationships in the real estate and life science industries provide Alexandria with significant competitive advantages in attracting new business opportunities.

Our policies and guidelines regarding our hiring and employment practices, including our Equal Employment Opportunity Policy, and our Diversity, Equal Employment Opportunity, and Fair Labor Policy, are available at www.are.com/corporate-responsibility.html.

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PROXY STATEMENT SUMMARY (continued)

TOTAL WORKFORCE[1]

GENDER

- Female 52%
- Male 48%

RACE

- Racially and/or ethnically diverse[2] 51%
- White 49%

AGE

- <30 years of age 13%
- 30-40 years of age 43%
- 41-50 years of age 26%
- >50 years of age 18%

MANAGER ROLE & ABOVE[3]

- Female 49%
- Male 51%

PROMOTIONS[4]

- Female 57%
- Male 43%

VOLUNTARY EMPLOYEE TURNOVER[4]

4.1%

(1)As of December 31, 2023, unless stated otherwise. We determine race and gender based on our employees’ self-identification or other information compiled to meet requirements of the U.S. government.
(2)Racially and/or ethnically diverse is defined as individuals of Asian, Black/African American, Hispanic/Latino, Native American, Pacific Islander, or multiracial background.
(3)Managers and above include individuals who lead others and/or oversee projects.
(4)Represents a five-year average from 2019 through 2023.

Providing Exceptional Benefits to Support Our Employees’ Medical and Financial Health and Well-Being

We provide a comprehensive benefits package intended to meet and/or exceed the needs of our employees and their families. Our company-sponsored suite of benefits covers 100% of the premiums for our employees and their dependents and includes, but is not limited to, a high-coverage, low-deductible, preferred provider organization (“PPO”) medical plan, a 24/7 telehealth and concierge medical care services program, PPO dental and orthodontia coverage, a generous vision plan, comprehensive prescription drug plan, infertility and family planning benefits, short-term and long-term disability benefits, and life and accidental death and dismemberment coverage. These benefits support the health and well-being of our employees and their families, promote their ability to plan for the future, and also reward their operational excellence.

In addition, we have prioritized our employees’ total well-being with additional benefits that focus on their emotional, mental, physical, financial, and social health:

•100% company-paid therapy and life coaching to help our employees and their eligible dependents prioritize their mental health and to provide timely access to professional help;
•Additional company-paid holidays and paid time off to encourage employees to rest and recharge;
•24/7 telehealth and medical care;
•Expert-led internal webinar series leveraging our world-class life science network to educate and inform our employees on relevant and engaging subjects;
•Wellness reimbursement benefit for fitness, self-defense, mindfulness applications, subscriptions, and classes, and home exercise equipment to encourage our employees to stay mentally and physically fit;
•Enhanced social connectedness through Alexandria’s Operation CARE program for giving to, fundraising for, and volunteering at any eligible non-profit organization(s) of an employee’s choosing, including:

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PROXY STATEMENT SUMMARY (continued)
▪Paid volunteer time off of up to 16 hours per calendar year,
▪Matching gifts of up to $5,000 per calendar year, and
▪Volunteer rewards of up to $10,000 per calendar year per employee donated by Alexandria based on time volunteered ($2,500 donated per 25 hours); and
•Alexandria Lifeline™ – Alexandria’s unparalleled network in the life science community affords us access to deep medical expertise. Alexandria Lifeline makes this expertise available to our employees and their immediate family members who are suffering from a serious illness or injury and would benefit from specialized medical care.

Investing in Professional Development and Training

Alexandria champions our people as our greatest asset. To attract and retain the best talent, we provide meaningful opportunities to our people for growth and development. We offer a variety of learning opportunities, including custom cohort-based development programs that leverage social learning, instructor-led trainings, on-demand trainings and resources, and a highly utilized mentoring program.

Development programs and trainings cover topics such as leadership development, project management, business writing, change management, interviewing, presentations, productivity, effective one-on-ones, goal setting, delegation, communication, and feedback.

Our mentoring program enables employees to partner with senior leaders throughout the organization for support and career guidance. To further customize development, we partner with key functional leaders to design and implement learning programs for specific functional teams and curated learning cohorts. We also provide on-demand learning resources, such as LinkedIn Learning, as well as on-demand content developed by, and specific to, Alexandria. Lastly, our executive coaching program supports high-potential leaders in their career progression.

To continuously monitor and improve employee performance and engagement, we use employee engagement surveys, the most recent of which was conducted in 2022, which yielded an employee participation rate of 91.4%.

4135 CAMPUS POINT COURT is an innovative R&D hub that Alexandria is developing for Bristol Myers Squibb, a tenant with which the company shares an over 25-year strategic relationship. Designed to foster collaboration and innovation, the new facility will support BMS's groundbreaking research in cancer as well as immune-mediated and neurodegenerative diseases.

MEGA CAMPUS: CAMPUS POINT BY ALEXANDRIA
4135 CAMPUS POINT COURT, UNIVERSITY TOWN CENTER, SAN DIEGO

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PROXY STATEMENT SUMMARY (continued)
Corporate Governance Highlights

Our Company is built upon a foundation of sound governance practices, which include being governed by an independent and objective Board; conducting business according to the highest moral and ethical standards; delivering transparent, high-quality, and efficient disclosures; engaging regularly with our stockholders; and promoting the best interests of our Company. We strive to exhibit the highest levels of transparency, integrity, and accountability in the real estate industry, as evidenced by our eight Nareit Investor CARE (Communications and Reporting Excellence) Awards, including our seven Gold Awards — the most Gold Awards earned by any equity REIT.

Many of our corporate governance practices are a result of valuable feedback from and collaboration with our stockholders and other stakeholders that have provided important external viewpoints that inform our decisions and our strategy.

Stockholder Rights and Accountability		Board Refreshment
•	Annual election of all directors	•	Comprehensive, ongoing board succession planning process
•	Majority voting in uncontested elections of directors	•

Commitment to considering qualified director candidates, including women and racial and ethnic minorities, and a policy of requesting an initial list of diverse candidates from any director search firm retained (Rooney Rule)

•	Proxy access right for stockholders (market standard 3% ownership threshold, held continuously for 3 years; aggregation of up to 20 stockholders permitted)
•	Robust stockholder engagement process	•	Regular refreshment of the Board, with our two most recent appointments enhancing the Board’s gender diversity
•	No stockholder rights plan	•	Annual self-evaluations for the Board and its committees
•	One class of Common Stock, with each share entitled to one vote since the inception of our Company	•	New director orientation and continuing director education on key topics and issues

Independent Oversight		Policies and Practices
•	Seven of our eight director nominees are independent	•	Hedging prohibited
•	Lead independent director has clearly delineated duties	•	Robust clawback policy
•	All Audit, Compensation, and Nominating & Governance Committee members are independent	•	100% attendance of directors at board and committee meetings in 2023
•	Active board oversight of corporate strategy and risk management	•	Business Integrity Policy applicable to directors and all employees, with annual compliance certification
•	Robust stock ownership requirements and holding periods for directors and executive officers	•	No director should serve on more than four other public company boards

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PROXY STATEMENT SUMMARY (continued)

Board Nominees

The Board plays a key role in driving Alexandria’s strong operating performance. Our first priority in the director nomination process is ensuring that the Board as a whole has expertise in areas aligned with our unique business activities, namely owning and operating essential real estate for the broad and diverse life science industry. We believe that each of our director nominees brings a focused set of skills in one or more areas aligned with our overall business strategy, resulting in a Board that, as a whole, is well positioned to guide the Company toward continued future success. Ultimately, the Board’s combined expertise, together with its close work with management to craft and implement our corporate strategy, has driven Alexandria’s success.

The following tables and charts provide key information about our director nominees:

Name	Age	Director Since	Independence Status(1)	Occupation	Committee Memberships
					AC	CC	NG	LS
Joel S. Marcus	76	1994	No (Employed by the Company)	Executive Chairman and Founder of the Company	—	—	—	M
Steven R. Hash(2)	59	2013	Yes	Prior President and Chief Operating Officer, and Co-Founder of Renaissance Macro Research, LLC	M,F	C	—	—
James P. Cain	66	2015	Yes	Managing Partner of Cain Global Partners, LLC	—	M	C	M
Cynthia L. Feldmann	71	2022	Yes	Prior Partner at KPMG LLP and Prior National Partner-in-Charge of the Life Sciences practice for Coopers & Lybrand (now PricewaterhouseCoopers LLP)	—	—	—	M
Maria C. Freire, PhD	69	2012	Yes	Prior President and Executive Director of Foundation for the National Institutes of Health	—	—	M	C
Richard H. Klein	68	2003	Yes	Chief Financial Officer of Industrial Realty Group, LLC	C,F	M	—	—
Sheila K. McGrath	59	2023	Yes	Prior Senior Managing Director of Evercore ISI	—	—	—	M
Michael A. Woronoff	63	2017	Yes	Partner of Kirkland & Ellis LLP	M,F	—	M	M
(1)Independence is determined by the Board in accordance with the applicable NYSE listing standards.
(2)Lead Director of the Board.

AC	Audit Committee	C	Committee Chair
CC	Compensation Committee	M	Committee Member
NG	Nominating & Governance Committee	F	Audit Committee Financial Expert
LS	Life Science Committee

Board Composition

2024 Proxy Statement	15

PROXY STATEMENT SUMMARY (continued)
Say-on-Pay Advisory Vote

The Board recommends that stockholders vote to approve, on a non-binding, advisory basis, the compensation of the Company’s NEOs described in this Proxy Statement for the reasons explained starting on page 50. After receiving strong support from our stockholders — 86% of the votes cast — on our 2023 say-on-pay proposal with respect to our 2022 NEO compensation, we continued our outreach efforts following our 2023 annual meeting of stockholders and proactively contacted stockholders representing approximately 71% of our Common Stock. The Lead Director, who also serves as the Chair of the Compensation Committee, led these meetings. Overall, we held more than 250 meetings with investors and analysts during this period, covering a variety of topics, including business trends and strategy, key growth drivers, corporate governance matters, and our executive compensation program.

Executive Compensation Program Highlights

☑	Stockholder-Friendly Practices We Follow	☒	Stockholder-Unfriendly Practices We Avoid
✓	Maintain a cap on both short-term and long-term incentive compensation payments	☒	Guaranteed bonuses
✓	Impose a one-year post-vesting holding period on certain long-term incentive awards	☒	Excessive perquisites
✓	Include a “double-trigger” change-in-control provision in all equity awards granted to NEOs	☒	Excessive change-in-control or severance payments
✓	Maintain robust director and senior officer stock ownership guidelines	☒	Tax gross-up payments
✓	Maintain hedging and clawback policies	☒	Unrestricted pledging of the Company’s shares
✓	Conduct an annual say-on-pay vote	☒	Hedging or derivative transactions involving the Company’s shares
✓	Mitigate inappropriate risk-taking
✓	Proactive, robust stockholder engagement program

2024 Proxy Statement	16

CORPORATE GOVERNANCE MATTERS

Corporate Governance

Corporate Governance Guidelines

The Board has Corporate Governance Guidelines that provide the framework for the governance of our Company. The Corporate Governance Guidelines include, among other topics, guidelines for determining director independence, director qualifications and board diversity, director responsibilities, the role of our Lead Director, director access to management and independent advisors, executive management succession, and Board self-evaluation. Our Corporate Governance Guidelines are reviewed at least annually by the Nominating & Governance Committee and are updated periodically by the Board in response to changing regulatory requirements, evolving corporate governance practices, input from stockholders, and otherwise as circumstances warrant. Our Corporate Governance Guidelines are posted on our website at www.are.com/corporate-responsibility.html.

Stock Ownership Guidelines

The Board believes that stock ownership by our senior officers and directors helps to align their interests with our Company’s best interests and has stock ownership guidelines as described below.

Within five years of becoming subject to our stock ownership guidelines, each senior officer is required to own shares of Common Stock with a value equal to the following multiple of his or her base salary, and each non-employee director is required to own shares of Common Stock with a value equal to the cash portion of his or her annual retainer:

Senior Officers and Non-Employee Directors	Multiple of Base Salary or Annual Director’s Retainer	Compliance(1)(2)
Chief Executive Officer and Executive Chairman	6x	Yes
Other executive officers	3x	Yes
Senior vice presidents	1x	Yes
Non-employee directors	3x	Yes

(1)All senior officers and directors are required to report their ownership status to the Chief Financial Officer on an annual basis. All senior officers are currently in compliance with their applicable requirements. All directors are also in compliance with these requirements, including Cynthia L. Feldmann and Sheila K. McGrath, who became directors in 2022 and 2023, respectively, and therefore are still in the five-year phase-in period.
(2)Stock options and unearned performance-based shares do not count toward meeting the ownership requirement under our stock ownership guidelines. For non-employee directors, direct holdings and phantom stock units under the Company’s Deferred Compensation Plan for Directors (or any similar successor plan) do count toward meeting the ownership requirement under our stock ownership guidelines.

NEOs must hold 50% of net after-tax shares received until the above-listed ownership requirements are met. Under the guidelines, the Chief Financial Officer reviews each director’s and senior officer’s stock ownership annually.

Once an individual satisfies the policy, he or she is deemed to continue to satisfy the policy without regard to fluctuation in value of equity interests owned, provided that the individual’s holdings do not decline below the number of shares owned at the time the stock ownership requirements were met.

Anti-Hedging and Anti-Pledging Policies

The Company has an anti-hedging policy applicable to directors, officers, and employees. The policy prohibits directors, officers, and employees from engaging in, among other things, short sales, hedging, or monetization transactions, such as forward sale contracts, equity swaps, collars, and transactions with exchange funds, or trading in puts, calls, or options, or other derivative securities with respect to the Company’s securities. With respect to short-term trading, the Company prohibits the sale of any Company securities purchased in the open market by directors, officers, and employees during the six months following such purchase. The Company believes that prohibiting these types of transactions will help ensure that the economic interests of all directors, officers, and employees will not differ from the economic interests of the Company’s stockholders. In addition, the Company has an anti-pledging policy that prohibits directors, officers, and employees from pledging the Company’s shares as collateral for a loan or holding Company shares in a margin account unless the individual has and maintains a sufficient amount of immediately available cash or securities at all times to prevent a sale of the Company’s shares during a time when such a sale would be prohibited by the Company’s insider trading policy.

2024 Proxy Statement	17

CORPORATE GOVERNANCE MATTERS (continued)
Policies and Procedures With Respect to Related-Person Transactions

The Board has a written policy setting forth the procedures for the review and approval of transactions involving the Company and “related persons” within the meaning of the rules and regulations of the Securities and Exchange Commission (“SEC”).

Under this policy, the Nominating & Governance Committee is responsible for reviewing and approving all related-person transactions that are required to be reported under the rules and regulations of the SEC. In the event that the Chief Financial Officer of the Company determines that it would be impracticable or undesirable to wait until the next meeting of the Nominating & Governance Committee to review a related-person transaction, the Chair of the Nominating & Governance Committee may act on behalf of the Nominating & Governance Committee to review and approve and/or disapprove the related-person transaction.

In general, related-person transactions are subject to preapproval by the Nominating & Governance Committee. The policy provides that in making its determination whether to approve a related-person transaction, the Nominating & Governance Committee will consider all factors it deems relevant or appropriate, including:

•Whether the terms of the related-person transaction are fair to the Company and on terms no less favorable than terms generally available in transactions with non-affiliates under similar circumstances;
•Whether there are legitimate business reasons for the Company to enter into the related-person transaction;
•Whether the related-person transaction would impair the independence of an outside director;
•Whether the related-person transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the director’s or executive officer’s interest in the transaction, the ongoing nature of any proposed relationship, and any other factors deemed relevant; and
•Whether the related-person transaction is material, taking into account the importance of the interest to the related person, the relationship of the related person to the transaction, the relationship of related persons to each other, and the aggregate value of the transaction.

The policy also contains a list of certain categories of related-person transactions that are preapproved under the policy and therefore are not required to be reviewed or approved by the Nominating & Governance Committee.

Certain Relationships and Related Transactions

From the beginning of fiscal year 2023 to the date of this Proxy Statement, there were no relationships or transactions of a nature required to be disclosed under Item 404 of the SEC’s Regulation S-K, except as described below.

Agreement With Affiliate of Norges Bank

In December 2021, we formed a real estate joint venture at our 50 and 60 Binney Street properties in our Cambridge submarket, in which an affiliate of Norges Bank acquired a 41.0% interest for a purchase price of $485.9 million in 2021. During 2023, the affiliate of Norges Bank received its commensurate share of the profit of the joint venture aggregating $15.3 million. Norges Bank reported a 9.5% beneficial ownership interest in the Common Stock of the Company as of December 31, 2023. Refer to the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement for additional information.

2024 Proxy Statement	18

CORPORATE GOVERNANCE MATTERS (continued)
Stockholder Outreach and Engagement

The Board and management team value the views of our stockholders, which is why we proactively engage with our stockholders throughout the year. In 2023, we held more than 250 meetings with investors and analysts. Additionally, the Lead Director and members of our management team participate in stockholder engagements and keep the Nominating & Governance Committee and the full Board apprised of our stockholder engagement and feedback.

In outreach following our 2023 annual meeting of stockholders, we sought stockholder views on a variety of matters, including whether stockholders should have the power to unilaterally amend our Bylaws. This topic has attracted attention following the issuance by a proxy advisory firm of a proxy voting policy, beginning with the 2017 proxy season, recommending against the election of members of the nominating and governance committee of the board of a company that does not permit stockholders to unilaterally amend its bylaws, without regard for the performance of the company and its management.

Following our 2023 annual meeting of stockholders, we continued our outreach efforts by contacting stockholders holding in aggregate 71% of our Common Stock and received further feedback on stockholder power to amend our Bylaws. To date, most stockholders we have contacted have told us that they do not plan to vote against our director nominees.

After the Board’s regular review of the matter, the Board again concluded that it is not in the best interests of the Company at this time to permit stockholders to unilaterally amend our Bylaws without the approval or any other involvement of the Board. In reaching this conclusion, the Board considered the following:

•Our stockholders have a meaningful voice in our corporate governance practices. The Board has an established track record of consistent engagement with stockholders on corporate governance matters and responsiveness to stockholders’ feedback, as in the case of the Board’s recent decisions to amend our Bylaws to adopt proxy access and to amend our Corporate Governance Guidelines to underscore the Board’s focus on diversity.

•The Board has played a key role in driving Alexandria’s exceptional financial and operating performance, and each of our director nominees deserves the support of our stockholders. We believe that the demonstrable track record of the Board in successfully overseeing our excellent business performance outweighs any disagreement with one longstanding Bylaws provision.

•Holders of a significant percentage of our shares have told us that maintaining the Board’s sole power to amend the Bylaws is not an important enough reason to vote against members of the Nominating & Governance Committee in light of Alexandria’s continued exceptional economic performance and the Board’s demonstrated commitment to corporate governance best practices. We believe that Alexandria’s excellent economic performance and effective corporate governance best practices outweigh any disagreement with a single governance provision that the Board continues to assess and with which holders of a large number of our shares have continued to tell us they agree. Even many of the stockholders that do not agree with our position have indicated to us that they do not believe that the issue is important enough for them to withhold their support for any of our director nominees.

The Board takes stockholder feedback seriously and carefully considers it in the broader context of our business and corporate governance practices. Many of our corporate governance practices are a result of valuable feedback from and collaboration with our stockholders and other stakeholders that have provided important external viewpoints, including the adoption of proxy access; non-renewal of our stockholder rights plan at its expiration; consideration of diverse candidates in director searches; adoption of majority voting for directors in uncontested elections, a compensation clawback policy, director and officer stock ownership and holding-period requirements, and anti-hedging and anti-pledging policies; and elimination of guaranteed bonuses, single-trigger severance provisions, and tax gross-up payments in executive employment agreements.

We proactively reached out to	We held more than
stockholders holding in aggregate 71% of our Common Stock	250 meetings with investors and analysts
covering a wide variety of topics, including business trends and strategy, key growth drivers, corporate governance matters, and our executive compensation program

2024 Proxy Statement	19

CORPORATE GOVERNANCE MATTERS (continued)
Business Integrity Policy

The Company has a Business Integrity Policy that applies to all directors, officers, and employees and is intended, among other things, to comply with Section 406 of the Sarbanes-Oxley Act of 2002 and related SEC rules and the New York Stock Exchange (the “NYSE”) listing standards requiring a code of ethics for a company’s directors, officers, and employees. A copy of the Company’s Business Integrity Policy is available at www.are.com/corporate-responsibility.html. The Company intends to report any amendment to, or waiver from, the Business Integrity Policy, which applies to any director or executive officer, by posting such information on our corporate website in accordance with applicable rules of the SEC and listing standards of the NYSE.

Human Rights Policy and Vendor Code of Conduct

The Company holds human rights to be an essential component of our business. We have a Human Rights Policy that formalizes our commitment to principles that promote and protect human rights. The Human Rights Policy applies to all our employees and all our operations. In addition, we expect our vendors, service providers, contractors, and consultants, as well as their employees, agents, and subcontractors, to uphold the principles of our Human Rights Policy, as is reiterated in our Vendor Code of Conduct. The Human Rights Policy and the Vendor Code of Conduct are available at www.are.com/corporate-responsibility.html.

Board Composition and Nomination Process

Board Composition, Refreshment, and Tenure

In keeping with a key objective of the Company, the Board strives to maintain an appropriate balance of tenure, expertise, diversity, perspectives, skills, qualifications, and experience among its members in areas that are relevant to the Company’s business and the needs of the Board in carrying out its responsibilities. The Board understands the importance of new perspectives and ideas being brought to the Board. At the same time, the Board believes it is equally important to benefit from the valuable experience and continuity that longer-serving directors bring to the Board. Our regular board refreshment efforts have resulted in what we believe is an appropriate balance within the Board in terms of tenure, experience, institutional knowledge, and independence. Of our director nominees, 25.0% have served on the Board for five years or less, 37.5% have served between six and 10 years, and 37.5% have served for over 10 years. Each new director brings new perspectives and ideas to the Board. The Corporate Governance Guidelines provide that, unless the Board grants an exception, no director may stand for re-election after he or she has reached the age of 75, provided, however, that the foregoing age limit does not apply to any director initially elected to the Board prior to May 12, 2004. Currently, only Joel S. Marcus and Richard H. Klein, who were initially elected to the Board in 1994 and 2003, respectively, fall under this exemption.

As part of its commitment to maintaining a balanced composition, the Board conducts an annual formal self-evaluation (of itself and its committees) to assess its effectiveness, identify opportunities for improvement, and reaffirm practices that should be maintained. The results of these self-evaluations supplement continuing board practices, procedures, and feedback, including as to agenda development, time allocation, and other topics addressed in this Proxy Statement.

Director Qualifications

Consistent with the Board Candidate Guidelines established by the Board, the Nominating & Governance Committee of the Board seeks director nominees who will provide the Board with a broad diversity of perspectives, experiences, expertise, professions, skills, geographic representations, demographics, and backgrounds. The Nominating & Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. Generally, however, the Nominating & Governance Committee considers, among other factors, a candidate’s experience and knowledge regarding a variety of aspects of the Company’s unique real estate for the life science industry. The Nominating & Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, expertise, knowledge, perspectives, and abilities that will allow the Board to fulfill its responsibilities. The Nominating & Governance Committee considers factors such as gender, race, and culture in its determinations, and nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability, or any other basis proscribed by law. The Nominating & Governance Committee also considers such other factors as it deems appropriate, from time to time, including the current composition of the Board, the balance of management and independent directors, the need for particular expertise (such as audit committee expertise), and the evaluations of other prospective nominees. With respect to the nomination of current directors for reelection, the individual’s contributions to the Board are also considered.

Director Nominee Selection Process

The Board believes that diversity of perspectives among directors is a critical element in the composition of the Board and in enabling the Board to effectively carry out its oversight and decision-making responsibilities in the best interests of the Company. Accordingly, the Nominating & Governance Committee and the Board seek candidates for director with varying

2024 Proxy Statement	20

CORPORATE GOVERNANCE MATTERS (continued)
experiences, perspectives, expertise, careers, skills, and geographic locations that are relevant and likely to contribute to the Board’s oversight and decision making in connection with the business and affairs of the Company. The Board, in its own meetings and through the Nominating & Governance Committee, regularly reviews the changing needs of the Company’s business and the skills and experience of its Board members, with the intention that the Board will be periodically “refreshed” as certain directors rotate off and new directors are recruited. The Board’s commitment to diversity and refreshment is tempered by the need to balance change with continuity and experience. In addition to regular consideration and discussion of these matters at its and the Nominating & Governance Committee’s meetings, the Board continues to monitor the effectiveness of these efforts as part of its periodic self-evaluation process.

As further described below, the Nominating & Governance Committee considers director candidates suggested by its members, other directors, management, and stockholders and may retain, from time to time, a third-party executive search firm to identify director candidates for consideration. Pursuant to the Company’s Corporate Governance Guidelines, when searching for director nominees, the Nominating & Governance Committee endeavors to consider qualified candidates, including women and racial and ethnic minorities, who meet the business and search criteria. The Company will also request from any search firm that it engages, and from which it requests a list of potential candidates for the Board, that the search firm include diverse candidates in its initial candidate list.

Once the Nominating & Governance Committee has identified a prospective nominee who is not currently serving on the Board, it makes an initial determination as to whether to conduct a full evaluation of the candidate based on information provided to it with respect to the candidate, as well as its own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. An initial determination whether to formally nominate a director candidate is based primarily on the need for additional directors to fill vacancies or expand the size of the Board and the likelihood that the candidate can satisfy the evaluation factors described herein. If the Nominating & Governance Committee determines, in consultation with the Chairman of the Board and other directors, as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the candidate’s background and experience and to report its findings to the Nominating & Governance Committee. The Nominating & Governance Committee then evaluates the candidate against the standards and qualifications set out in the Board Candidate Guidelines, including the nominee’s management, leadership, and business experience; skills and diversity; financial literacy; knowledge of directorial duties; and integrity and professionalism.

After completing its evaluation, the Nominating & Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board ultimately determines whether a prospective nominee will be nominated after considering the recommendation of the Nominating & Governance Committee.

The Nominating & Governance Committee considers candidates suggested by stockholders for nomination for election at annual meetings of stockholders. Any stockholder that wishes to suggest a prospective candidate for the Board for consideration by the Nominating & Governance Committee must submit the same information and follow the same procedures regarding advance notice and other requirements of our current Bylaws applicable to stockholder-nominated director candidates. Any properly submitted stockholder-suggested candidate and any accompanying materials will be forwarded to the Chair of the Nominating & Governance Committee for review and consideration. Individuals suggested by stockholders will be evaluated in the same manner, and will be subject to the same criteria, as other nominees considered by the Nominating & Governance Committee. The Nominating & Governance Committee also considers director candidates suggested by its members, other directors, and management and may retain, from time to time, a third-party executive search firm to identify director candidates for consideration by the Nominating & Governance Committee.

Stockholder-Nominated Director Candidates

Our Bylaws set forth the requirements for direct nomination by a stockholder of a person or persons for election to the Board. Among other requirements, stockholders must comply with the advance notice procedures set forth in our current Bylaws, which, among other things, provide that, to be timely, a stockholder’s notice with respect to director nominations must be delivered to the Secretary of the Company at the Company’s principal executive office not earlier than the 150th day nor later than 5:00 p.m. Pacific Time on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting.

Our Bylaws also permit qualifying stockholders, or a qualifying group of no more than 20 stockholders, that have continuously owned at least 3% of our outstanding shares of Common Stock for at least three years as of the date that the notice of nomination is delivered to and received by our Secretary and through the date of the annual meeting (and any postponement or adjournment thereof) to nominate, and to require us to include in our proxy materials, director nominees constituting up to the greater of two nominees or 25% of the number of directors up for election as of the last day on which a nomination may be timely delivered, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws and subject to the other terms and conditions set forth in our Bylaws. For additional information, see “Stockholder Proposals and Director Nominations for the Company’s 2025 Annual Meeting” of this Proxy Statement.

2024 Proxy Statement	21

CORPORATE GOVERNANCE MATTERS (continued)
Director Independence

The Board has affirmatively determined that each member of the Board standing for reelection other than Joel S. Marcus (Executive Chairman and Founder) is independent in accordance with the applicable NYSE listing standards. The Board has also affirmatively determined that no material relationships exist between the Company and any of the Board’s independent directors. In making its independence determinations, the Board reviewed the relationships between the Company and each of the directors nominated for election at the 2024 Annual Meeting based on information provided by the directors, the standards for disqualification set forth in Section 303A.02(b) of the NYSE Listed Company Manual, and such other information as the Board considered relevant.

In making its independence determination with respect to Maria C. Freire, the Board considered Dr. Freire’s position as a director of another public company, Biogen Inc. (“Biogen”), a global biopharmaceutical company having a reported common equity market capitalization of approximately $37.5 billion as of December 31, 2023. Biogen leases approximately 300,000 RSF of facility space from the Company in the Greater Boston region, generating approximately $13.3 million in annual rental revenue to the Company as of December 31, 2023. Dr. Freire was not involved in the negotiation of the lease, which was entered into between Biogen and the Company before Dr. Freire joined the Biogen board of directors. Aside from her general oversight duties as a Biogen director, Dr. Freire has no role in lease negotiation or facilities management for Biogen. The annual lease payments under the lease represent less than 0.13% of Biogen’s annual revenues reported for fiscal year ended December 31, 2023. For these reasons, the Board concluded that Dr. Freire’s interest in the lease is not a material relationship or interest that affects her independence as a director of the Company.

In making its independence determination with respect to Michael A. Woronoff, the Board considered Mr. Woronoff’s position as a partner of Kirkland & Ellis LLP (“K&E”), an international law firm with over 3,400 lawyers, including about 500 equity partners. K&E leases office space from the Company for a local office in the San Francisco Bay Area region for an annual base rent of approximately $2.6 million as of December 31, 2023. Neither Mr. Woronoff nor the Company was involved in the negotiation of the lease, which was entered into between K&E and the former owner of the building in which the leased space is located before Mr. Woronoff joined K&E and before the Company acquired the building. Mr. Woronoff is not a resident of the leased office, and his duties do not include lease negotiation or facilities management. The annual lease payments under this lease represent less than 0.1% of K&E’s reported annual revenues, and Mr. Woronoff’s individual share of any interest in the lease is further diluted by the fact that he is a single lawyer in this large law firm. For these reasons, the Board concluded that Mr. Woronoff’s interest in the lease is not a material relationship or interest that affects his independence as a director of the Company.

Annual Elections of Directors by Majority Vote

Directors are elected each year at the annual meeting of stockholders to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal. Our Bylaws provide that, except in a contested election (an election where there are more nominees for election than the number of directors to be elected), a nominee for director may be elected as a director only if he or she receives the affirmative vote of a majority of the total votes cast “for” or “against” the nominee. In a contested election, directors are elected by a plurality of the votes cast at a meeting of stockholders duly called and at which a quorum is present.

Under Maryland law, if an incumbent director is not reelected in an uncontested election at a meeting of stockholders at which he or she stands for reelection, then the incumbent director continues to serve as a holdover director until his or her successor is duly elected and qualifies or until his or her earlier resignation or removal. Our Corporate Governance Guidelines provide that if an incumbent director is not reelected due to his or her failure to receive a majority of the votes cast in an uncontested election, the nominee must promptly tender his or her offer to resign to the Board for its consideration. The Nominating & Governance Committee will consider the offer of resignation and will recommend to the Board whether to accept the offer to resign. The Board will decide whether to accept the offer to resign and will publicly disclose its decision.

2024 Proxy Statement	22

CORPORATE GOVERNANCE MATTERS (continued)
Information on the Board and Its Committees

Meetings and Attendance

The Board held five meetings and took action on 20 other occasions by unanimous written consent in 2023. Each of our directors attended at least 75% of the aggregate number of meetings held by (i) the Board during such director’s term of service in 2023 and (ii) each committee for which such director served as a member in 2023. Mr. Marcus, as Executive Chairman, generally presides over all meetings of the Board. The Board has an Audit Committee, a Compensation Committee, a Nominating & Governance Committee, and a Life Science Committee, as well as a Pricing Committee to which the Board has delegated certain authority with respect to the issuance of securities under the Company’s shelf registration statement.

The Company encourages each member of the Board to attend each annual meeting of the Company’s stockholders. All seven of our directors serving on the Board at the time of the annual meeting of stockholders held on May 16, 2023 attended such meeting in person.

Overboarding Policy

The overboarding policy set forth in our Corporate Governance Guidelines provides that no director should serve on the board of directors of more than four other public companies. The Nominating & Governance Committee reviews our overboarding policy as part of its annual review of our Corporate Governance Guidelines, and compliance with our overboarding policy is reviewed at least annually by the Nominating & Governance Committee. All directors are currently compliant with our overboarding policy.

Board Leadership Structure

As full-time Executive Chairman, Mr. Marcus’s role includes, among other things: overall oversight of the Company’s executive management team, operational and risk management, financial and operating strategy, corporate brand, and mission; leadership development, talent management, and culture, with a particular emphasis on promoting diversity in leadership positions; the performance of the Company’s operational excellence initiatives; and responsibility for strategic corporate and regional growth, among others.

The Board continues to believe that Mr. Marcus is currently the director best suited to lead the full Board in his role as Executive Chairman because he is the director most familiar with the Company’s business and industry, and the director most capable of effectively identifying strategic priorities and leading the development, evaluation, and execution of strategy. Mr. Marcus has served as director of the Company since its inception in 1994, was Vice Chairman of the Board from 1994 until his election as Chairman of the Board in 2007, and was responsible for directing its operations and developing and executing its strategies as Chief Executive Officer from 1997 to 2018, a tenure that is longer and substantially more involved in Company matters than that of any other individual. The Board believes that Mr. Marcus’s leadership skills have been critical to the growth and success of the Company.

Lead Director and Presiding Director for Executive Sessions

Steven R. Hash, the Lead Director and an independent director, is the presiding director for all executive sessions of the independent directors. In the event that Mr. Hash is not available for any reason to preside over an executive session of the independent directors, the remaining independent directors will designate another independent director to preside over any executive session. As Lead Director, Mr. Hash’s duties, responsibilities, and authority include the following:

•Presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the non-management directors or the independent directors, as the case may be;
•Providing input regarding information sent to the Board and the agenda for board meetings to ensure that there is sufficient time for discussion of all agenda items;
•Having the authority to call meetings of the independent directors;
•Making himself available for consultation and direct communication with the Company’s stockholders upon request; and
•Fulfilling such other duties and responsibilities as the Board may determine from time to time.

2024 Proxy Statement	23

CORPORATE GOVERNANCE MATTERS (continued)
The Board’s Role in Corporate Strategy

The Board and its committees are actively involved in overseeing, reviewing, and guiding the Company’s corporate strategy. In addition to business performance, opportunities, and risks, the Board also discusses long-range strategic issues, including corporate and regional growth, multiyear plans, investments, and capital allocation, including with management formally and informally, and during executive sessions of the Board as appropriate. The Board also seeks to ensure it has appropriate processes in place to enable directors to contribute effectively to discussions regarding corporate strategy and risk, including through robust director onboarding, orientation, continuing education, and industry and business environment updates.

The Board’s Role in Risk Oversight

The Board oversees the management of the Company’s risks. The Board reviews information regarding the Company’s credit, liquidity, and operations, including the risks associated with each, as well as cybersecurity and climate-related risks. The Audit Committee oversees the management of financial and other systemic risks, including cybersecurity and climate-related risks. The Nominating & Governance Committee oversees risks associated with the structure and composition of the Board, potential conflicts of interest, and the Company’s overall corporate governance structures and procedures. The Compensation Committee oversees the management of risks relating to the Company’s personnel, including executive compensation plans and arrangements, as well as matters related to talent management. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is informed about such risks.

Audit Committee

The Audit Committee consists of Directors Klein (Chair), Hash, and Woronoff. The Audit Committee held eight meetings during 2023. Each member has been determined by the Board to be an independent director in accordance with the applicable NYSE listing standards and applicable law. The Audit Committee is directly responsible for the appointment, compensation, and oversight of the work of the independent registered public accountants that audit the Company’s financial statements, and of the Company’s internal audit function. In addition, the Audit Committee discusses the scope and results of the audit with the independent registered public accountants, reviews the Company’s interim and year-end operating results with management and the independent registered public accountants, considers the adequacy of the Company’s internal accounting controls and audit procedures, and preapproves all engagements with the Company’s independent registered public accountants, including both audit and non-audit services. The limitations inherent in the oversight role of a committee of the Board, however, do not provide the Audit Committee with a basis independent of management and the Company’s independent registered public accountants to determine that accounting and financial reporting principles and policies have been appropriately applied by management or that the Company’s internal control procedures designed to ensure compliance with accounting standards and applicable laws and regulations have been appropriately implemented. The Audit Committee also reviews and recommends to the Board any changes that may be required to the Company’s Business Integrity Policy (described further under “Business Integrity Policy” on page 20). The charter of the Audit Committee is available at www.are.com/corporate-responsibility.html.

Nominating & Governance Committee

The Nominating & Governance Committee consists of Directors Cain (Chair), Freire, and Woronoff, each of whom has been determined by the Board to be an independent director in accordance with the applicable NYSE listing standards. In 2023, the Nominating & Governance Committee held five meetings. The Nominating & Governance Committee is responsible for, among other things, making recommendations to the Board with respect to corporate governance policies, reviewing and recommending changes to our Corporate Governance Guidelines, and deciding whether to approve related-person transactions. As we describe in more detail under “Board Composition and Nomination Process” above, the Nominating & Governance Committee recommends candidates to the Board for nomination for election as directors of the Company. The Nominating & Governance Committee also recommends candidates for appointment as members of the committees of the Board. The charter of the Nominating & Governance Committee is available at www.are.com/corporate-responsibility.html.

Compensation Committee

The Compensation Committee consists of Directors Hash (Chair), Cain, and Klein, each of whom has been determined by the Board to be an independent director in accordance with the applicable NYSE listing standards. In 2023, the Compensation Committee held five meetings and took action on 26 occasions by unanimous written consent. The Compensation Committee has the authority to review and approve compensation arrangements, grant annual incentive awards for executive officers and other employees of the Company, adopt and amend employment agreements for executive officers and other employees of the Company, and administer the Company’s equity and other incentive plans. The charter of the Compensation Committee is available at www.are.com/corporate-responsibility.html.

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CORPORATE GOVERNANCE MATTERS (continued)

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee in 2023 had any relationship or transaction required to be disclosed pursuant to Item 407(e)(4) of Regulation S-K promulgated under the Exchange Act.

Life Science Committee

The Life Science Committee consists of Directors Freire (Chair), Marcus, Cain, Feldmann, McGrath, and Woronoff, each of whom (other than Mr. Marcus) has been determined by the Board to be an independent director in accordance with the applicable NYSE listing standards. Mr. Marcus is not considered to be an independent director under the applicable NYSE listing standards. The Life Science Committee is not mandated by the applicable NYSE listing standards and is thus not required to consist entirely or primarily of independent directors. The Board determined to include Mr. Marcus due to his long, close, and real-time experience and familiarity with key industry participants and developments and his ability to liaise with these participants and the Company’s in-house science team on a regular basis. The Life Science Committee held one meeting in 2023.

The primary purpose of the Life Science Committee is to inform and advise the Board on current trends in the life science, agtech, and technology industries, including key policy changes, capital markets, regional cluster updates, and other strategic initiatives that impact the Company’s real estate business. With rapidly developing scientific and technological breakthroughs on the one hand, and with increasing scrutiny from the capital markets, private investors, policymakers, and other stakeholders on the other, it is critical that the Board be kept well informed about external factors that could impact the Company’s world-class business platform. The Board also recognizes that companies in the Company’s key markets have specialized needs that extend beyond traditional office and laboratory space, as the Company creates and grows ecosystems and clusters that ignite and accelerate the world’s leading innovators in their noble pursuit to advance human health by curing disease and improving nutrition. As the life science, agtech, and technology industries continue to converge, it will also be a key role of the Life Science Committee to help guide the Board on new ways to capitalize on the intersection of these sectors in order to continue to capture the highest-quality tenant base and deliver mission-critical spaces for these companies to succeed. The Life Science Committee works closely with the Company’s internal life science, agtech, and technology professionals to accumulate the market knowledge and technical intelligence necessary to advise the Board and guide the Company’s strategy in this area.

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PROPOSAL 1 — ELECTION OF DIRECTORS

Stockholders will be asked at the 2024 Annual Meeting to elect eight directors who will constitute the full Board. Each elected director will hold office until the next annual meeting of stockholders and until each director’s successor is duly elected and qualifies or until his or her earlier resignation or removal. If, for any reason, any nominee becomes unavailable to serve — an event the Board does not anticipate — proxies will be voted for the election of the person, if any, designated by the Board to replace the unavailable nominee.

The following eight persons have been nominated by the Board for election to the Board: Joel S. Marcus, Steven R. Hash, Ambassador James P. Cain, Cynthia L. Feldmann, Maria C. Freire, PhD, Richard H. Klein, Sheila K. McGrath, and Michael A. Woronoff. All the nominees are incumbent directors. Additional information about these nominees is provided in the table and biographical information that follow.

Required Vote and Board’s Recommendation

Pursuant to our Bylaws, each director nominee will be elected at the annual meeting if he or she receives a majority of the total votes cast with respect to his or her election (that is, the number of votes cast “for” the nominee must exceed the number of votes cast “against” the nominee).

Under Maryland law, if an incumbent director is not reelected in an uncontested election at a meeting of stockholders at which he or she stands for reelection, then the incumbent director continues to serve as a holdover director until his or her successor is elected and qualifies or until his or her earlier resignation or removal. Our Corporate Governance Guidelines provide that if an incumbent director is not reelected due to his or her failure to receive a majority of the votes cast in an uncontested election, the nominee must promptly tender his or her offer to resign to the Board for its consideration. The Nominating & Governance Committee will consider the offer of resignation and will recommend to the Board whether to accept the offer to resign. Thereafter, the Board will decide whether to accept the offer to resign and will publicly disclose its decision.

The Board unanimously recommends a vote FOR each of the named nominees.

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DIRECTORS AND EXECUTIVE OFFICERS

Background of Directors

This section sets forth certain information concerning the nominees to the Board, all of whom are incumbent directors of the Company. The information presented below regarding each nominee’s specific experience, expertise, qualifications, attributes, and skills led the Board to the conclusion that he or she should serve as a director; additionally, the Board believes that all its director nominees have reputations for integrity, honesty, and adherence to high ethical standards and that each has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and the Board.

Name	Age	Position
Joel S. Marcus	76	Executive Chairman and Founder of the Company
Steven R. Hash	59	Lead Director
James P. Cain	66	Director
Cynthia L. Feldmann	71	Director
Maria C. Freire, PhD	69	Director
Richard H. Klein	68	Director
Sheila K. McGrath	59	Director
Michael A. Woronoff	63	Director

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DIRECTORS AND EXECUTIVE OFFICERS (continued)

Joel S. Marcus, JD, CPA, is the full-time Executive Chairman and Founder of Alexandria, a real estate investment trust (“REIT”) that pioneered life science real estate and transformed it from a specialty niche to a mainstream asset class. Alexandria is the preeminent, largest, and longest-tenured owner, operator, and developer uniquely focused on collaborative life science mega campuses in AAA innovation cluster locations. Prior to April 2018, Mr. Marcus served as the Company’s Chairman, Chief Executive Officer, and President.

Since co-founding the Company in 1994 as a garage startup with $19 million in Series A capital, Mr. Marcus has led the remarkable growth of Alexandria into an S&P 500® company that has become the leading REIT focused on the life science industry, with a total equity capitalization of $21.8 billion and a total asset base in North America of 73.5 million SF, including 23.9 million SF of future development projects, as of December 31, 2023. From its IPO in May 1997 through December 31, 2023, Alexandria, which celebrated its 25th anniversary as an NYSE-listed company in May 2022, has generated an outstanding total shareholder return exceeding 1,510%. Alexandria was named the NAIOP 2019 Developer of the Year, and its 2023 Nareit Investor CARE (Communications and Reporting Excellence) Gold Award represents the Company’s eighth Nareit award in recognition of the best in investor communications among REITs.

During Mr. Marcus’s more than three decades leading Alexandria, he has built a best-in-class company with a differentiated business model and a unique mission ― to create and grow life science ecosystems and clusters to advance human health ― that continue to distinguish Alexandria from all other REITs. Guided by Alexandria’s important mission, Mr. Marcus established four strategic and integrated verticals encompassing real estate, venture investments, thought leadership, and corporate responsibility that together catalyze life-changing innovation and drive positive change for the benefit of human health and society.

In recognition of the Company’s outstanding track record across all aspects of its one-of-a-kind, mission-driven business, renowned author and business strategist Jim Collins has said, “Alexandria has achieved the three outputs that define a great company: Superior Results, Distinctive Impact, and Lasting Endurance.”

Mr. Marcus has accelerated Alexandria’s extraordinary growth through the tremendous execution of its visionary ecosystem-building and cluster development strategy in key locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle. Mr. Marcus also founded and continues to lead Alexandria Venture Investments, the Company’s strategic venture capital platform. Since the platform’s inception in 1996, it has actively invested in disruptive life science companies as well as promising agrifoodtech, and technology companies that are advancing new, transformative therapeutic modalities and platforms to meaningfully improve human health. Mr. Marcus introduced the Company’s thought leadership vertical in 2011 when he co-founded the renowned Alexandria Summit®. Established to serve as a highly collaborative, neutral platform, the Alexandria Summit convenes a world-class network of visionary stakeholders to explore the most important issues facing human health and leverage its powerful collective voice to foster impactful collaborations and shape policy.

Mr. Marcus also leads Alexandria’s pioneering social responsibility initiatives, which aim to develop and implement long-term, scalable solutions to some of society’s most urgent challenges, including disease and other threats to human health, hunger and food insecurity, deficiencies in support services for the military and their families, opioid addiction, disparities in educational opportunities, mental illness, and homelessness. To reverse the trajectory of the opioid epidemic, Mr. Marcus and Alexandria partnered with Verily, an Alphabet company, to pioneer OneFifteen, an innovative, non-profit data-driven healthcare ecosystem providing the full continuum of evidence-based care to help people live healthy, addiction-free lives. He has also been deeply engaged with several highly impactful local and national non-profit organizations for many years, including through his service on the board of directors of the 9/11 Memorial & Museum, Emily Krzyzewski Center, National Medal of Honor Museum, Navy SEAL Foundation, Office of Strategic Services Society, and TOPGUN Association. Mr. Marcus’s significant philanthropic contributions have been widely recognized, and in September 2021, he was honored by the 9/11 Memorial & Museum for Distinction in Civic Engagement and Renewal.

Prior to co-founding Alexandria, Mr. Marcus had an extensive legal career specializing in corporate finance and capital markets, venture capital, and mergers and acquisitions. During that time, he acquired expertise in the biopharmaceutical industry and was one of the principal architects of Kirin-Amgen, Inc., the trailblazing joint venture established in 1984. He was also a practicing certified public accountant and tax manager at Arthur Young & Co., with a focus on the financing and taxation of REITs.

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DIRECTORS AND EXECUTIVE OFFICERS (continued)

Mr. Marcus serves on the board of directors of Applied Therapeutics, Inc. (NASDAQ: APLT) and Intra-Cellular Therapies, Inc. (NASDAQ: ITCI). He also served as a director of Atara Biotherapeutics, Inc. (NASDAQ: ATRA), a clinical-stage biopharmaceutical company, from 2014 to 2019; MeiraGTx Holdings plc (NASDAQ: MGTX), a clinical stage gene therapy company, from 2015 to 2022; and Frequency Therapeutics, Inc. (now Korro Bio, Inc.; NASDAQ: KRRO), a clinical-stage biotechnology company, from 2018 to 2023.

In March 2024, Mr. Marcus was selected to receive the inaugural Bisnow Life Sciences Icon & Influencer Award by Bisnow. This prestigious award highlights his significant contributions to and lasting impact on the life science real estate sector and broader life science industry. He was also named one of Real Estate Forum’s 2017 Best Bosses in commercial real estate and was previously a recipient of the EY Entrepreneur of The Year Award (Los Angeles – Real Estate).

Mr. Marcus received his undergraduate and Juris Doctor degrees from the University of California, Los Angeles. Mr. Marcus’s qualifications to serve on the Board include his 51 years of experience in the real estate and life science industry, including three years as the Company’s Chief Operating Officer prior to the Company’s initial public offering in May 1997, 21 years of operating experience as the Company’s Chief Executive Officer, and six years as the Executive Chairman. Since 1994, Mr. Marcus has accumulated over 30 years of experience serving as a director of the Company. He was also Vice Chairman of the Board from the Company’s inception until his election as Chairman of the Board.

Steven R. Hash has served as a director since December 2013 and has served as Lead Director since March 2016. Mr. Hash is the prior President and Chief Operating Officer, and Co-Founder of Renaissance Macro Research, LLC, an equity research and trading firm focused on macro research in the investment strategy, economics, and Washington policy sectors, which he co-founded in 2012 and for which he served as the President and Chief Operating Officer until April 2020, and as a consultant until December 2020. Between 1993 and 2012, Mr. Hash held various leadership positions with Lehman Brothers (and its successor, Barclays Capital), including Global Head of Real Estate Investment Banking from 2006 to 2012, Chief Operating Officer of Global Investment Banking from 2008 to 2011, Director of Global Equity Research from 2003 to 2006, Director of U.S. Equity Research from 1999 to 2003, and Senior Equity Research Analyst from 1993 to 1999. From 1990 to 1993, Mr. Hash held various positions with Oppenheimer & Company’s Equity Research Department, including senior research analyst. He began his career in 1988 as an auditor for the accounting and consulting firm of Arthur Andersen & Co. He has served as a director of The Macerich Company (NYSE: MAC) since May 2015 (and is currently Non-Executive Chairman of the board of directors), as the lead director of Nuveen Global Cities REIT, Inc., a non-traded REIT, since January 2018, and as a director of DiamondPeak Holdings Corp. (NASDAQ: DPHC) from February 2019 to October 2020. Mr. Hash received a Bachelor of Arts degree in Business Administration from Loyola University and a Master of Business Administration degree from the Stern School of Business at New York University.

Mr. Hash’s qualifications to serve on the Board include his financial expertise and extensive knowledge of the real estate industry, which he acquired from various positions, including his former positions as Global Head of Real Estate Investment Banking with Lehman Brothers (and its successor, Barclays Capital) and President and Chief Operating Officer of Renaissance Macro Research, LLC.

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DIRECTORS AND EXECUTIVE OFFICERS (continued)

Ambassador James P. Cain has served as a director since December 2015. He is the Managing Partner of Cain Global Partners, LLC, a company that provides a vital link between the developed and emerging markets of the world by utilizing its network of diplomatic, political, and corporate resources. As a partner at Cain Global Partners, Ambassador Cain works with North American and European companies to expand their operations into international markets (such as Asia, Latin America, Eastern Europe, and the Middle East), as well as to support economic development and public policy interests. His career has spanned the fields of leadership, law, business, sports, and international diplomacy, and he has mastered the skills of building lasting relationships as well as strong ecosystems. Ambassador Cain’s unique combination of expertise and passion for business and leadership has been instrumental in his role in developing the Research Triangle Park innovation cluster. For 20 years, Ambassador Cain was a partner at the international law firm of Kilpatrick Townsend & Stockton LLP (formerly known as Kilpatrick Stockton), where he co-founded the firm’s Raleigh office in 1985. He continues to serve as counsel to Kilpatrick Townsend & Stockton. From 2000 to 2002, Ambassador Cain served as the President and Chief Operating Officer of the NHL Carolina Hurricanes and its parent company, Gale Force Holdings. Later, during his tenure as the U.S. Ambassador to Denmark, a position for which he was nominated by President George W. Bush on June 30, 2005 (to serve until January 2009), Ambassador Cain called upon not only his leadership and relationship-building skills but also his experience from his time working with the Carolina Hurricanes. As Ambassador, he oversaw the 13 agencies of the American government that composed the U.S. Embassy in Copenhagen, where he focused his energies on areas of national security, counter-terrorism, energy security, commerce, and investment. He received his Bachelor of Arts and Juris Doctor degrees from Wake Forest University.

Ambassador Cain’s qualifications to serve on the Board include his extensive leadership and relationship-building skills, which he acquired from various positions, including his current position as managing partner of Cain Global Partners, LLC, his former positions as a partner at Kilpatrick Townsend & Stockton LLP and U.S. Ambassador to Denmark, as well as his broad management, legal, and business experience.

Cynthia L. Feldmann has served as a director since March 2022. Since 2005, Ms. Feldmann has served as a director of STERIS PLC (“STERIS”) (NYSE: STE), a provider of infection prevention, decontamination, and health science technologies, products, and services, and she currently serves as chair of STERIS’s nominating and governance committee and a member of its audit committee, which she previously chaired. Since 2017, Ms. Feldmann has served as a director of UFP Technologies, Inc. (“UFP”) (NYSE: UFPT), a design, engineering, and custom manufacturer of comprehensive solutions for medical devices, sterile packaging, and other highly engineered custom products, and she currently serves as chair of UFP’s audit committee and a member of its nominating committee. From 2013 until 2023, Ms. Feldmann has served as a director and, until 2021, as chair of the finance committee of Falmouth Academy, an academically rigorous, co-ed college preparatory day school for grades 7-12. From 2003 to 2018, Ms. Feldmann served as a director of Hanger, Inc. (“Hanger”) (NYSE: HNGR), a provider of orthotic and prosthetic services and products, and the largest orthotic and prosthetic managed care network in the United States. Ms. Feldmann chaired Hanger’s audit committee and served on its compensation committee and quality and technology committee. From 2020 to November 2023, Ms. Feldmann also served as a director of Frequency Therapeutics, Inc. (now Korro Bio, Inc.; NASDAQ: KRRO), a clinical-stage biotechnology company, and she previously served as the chair of its audit committee. From 2012 to 2013, Ms. Feldmann served as a director of Atrius Health, a non-profit organization comprising six leading Boston area physician groups representing more than 1,000 physicians serving nearly 1 million adult and pediatric patients. Ms. Feldmann previously served as Business Development Officer at Edwards Angell Palmer & Dodge LLP, a Boston-based law firm, with a specialty in serving life science companies. From 1994 to 2002, she was a Partner at KPMG LLP, holding various leadership roles in the firm’s Medical Technology and Healthcare & Life Sciences industry groups. Ms. Feldmann also served as National Partner-in-Charge of the Life Sciences practice for Coopers & Lybrand (now PricewaterhouseCoopers LLP (“PwC”)) from 1989 to 1994, among other leadership positions held during her 19-year career with the firm. Ms. Feldmann was a founding board member of MassMEDIC, a Massachusetts trade association for medical technology companies, where she also served as treasurer and a member of the executive committee during her tenure from 1997 to 2001. Ms. Feldmann is a retired CPA and holds a Masters Professional Director Certification from the American College of Corporate Directors.

Ms. Feldmann’s qualifications to serve on the Board include her particular knowledge and experience in accounting, finance, and capital markets, as well as her public company experience, particularly in the medical device industry.

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DIRECTORS AND EXECUTIVE OFFICERS (continued)

Maria C. Freire, PhD, has served as a director since April 2012. From November 2012 until September 2021, Dr. Freire served as the President and Executive Director, and a member of the board of directors, of The Foundation for the National Institutes of Health (“FNIH”), a Congressionally authorized independent organization that draws together the world’s foremost researchers and resources in support of the mission of the National Institutes of Health (“NIH”). Prior to her appointment to the FNIH, Dr. Freire was the President and a member of the board of directors of the Albert and Mary Lasker Foundation, a non-profit organization that bestows the Lasker Awards in basic and clinical science and advocates for medical research. From 2001 to 2008, Dr. Freire served as President and Chief Executive Officer of the Global Alliance for TB Drug Development, a public-private partnership that develops better, faster-acting, and affordable drugs to fight tuberculosis. An expert in technology commercialization, she directed the Office of Technology Transfer at the NIH from 1995 to 2001 and served as a commissioner on the World Health Organization’s Commission on Intellectual Property Rights, Innovation and Public Health. Dr. Freire obtained her Bachelor of Science degree from the Universidad Peruana Cayetano Heredia in Lima, Peru, and her PhD in Biophysics from the University of Virginia; she completed post-graduate work in Immunology and Virology at the University of Virginia and the University of Tennessee. She is currently a director at Exelixis, Inc. (NASDAQ: EXEL), Biogen (NASDAQ: BIIB), and Koneksa Health Inc. She has previously served on the Science Board of the Food and Drug Administration and as a member of the Commission on a Global Health Risk Framework for the Future of the Institute of Medicine, among others. Her awards include the Department of Health and Human Services Secretary’s Award for Distinguished Service, the Arthur S. Flemming Award, the Bayh-Dole Award, the 2017 Washington Business Journal’s “Women Who Mean Business” Award, the 2017 Gold Stevie Award for “Woman of the Year,” and NonProfit PRO’s 2019 “Executive of the Year” Award. Dr. Freire is a member of the U.S. National Academy of Medicine and the Council on Foreign Relations.
Dr. Freire’s qualifications to serve on the Board include her technical scientific expertise and her broad base of experience in the pharmaceutical and biotechnology industries, including her extensive experience in technology commercialization. In addition, her involvement with a wide range of not-for-profit medical research organizations provides her with a wealth of relationships in the medical research community, as well as a user’s perspective on the needs of major research organizations in key industry sectors within the Company’s tenant base.

Richard H. Klein, CPA, has served as a director since December 2003. Mr. Klein has a diverse background spanning more than 30 years as a senior advisor to a variety of domestic and international businesses, with a particular focus on real estate organizations. He currently serves as Chief Financial Officer of Industrial Realty Group, LLC, a privately held owner and developer of commercial and industrial properties with a 110 million SF portfolio located throughout the United States. From 2012 to 2015, Mr. Klein served as an independent business consultant. In 2003, Mr. Klein founded Chefmakers Cooking Academy LLC, which provided culinary education services and experiences and for which he served as Chief Executive Officer through 2011. From 1984 to 2000, Mr. Klein was with Ernst & Young LLP and a predecessor firm, Kenneth Leventhal & Company. From 1978 to 1983, Mr. Klein provided tax consulting and auditing services for PwC. At these firms, Mr. Klein served in a variety of capacities, including as partner in the REIT Advisory Practice, the Financial Restructuring and Insolvency Practice, and the Public Relations and Practice Development Department. Mr. Klein is a certified public accountant in the State of California. He received his Bachelor of Science degree in Accounting and Finance from the University of Southern California.

Mr. Klein’s qualifications to serve on the Board include his extensive experience and knowledge of the real estate industry, and REITs in particular, and the accounting and financial expertise he developed as a certified public accountant and partner of Ernst & Young LLP.

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DIRECTORS AND EXECUTIVE OFFICERS (continued)

Sheila K. McGrath has served as a director since December 2023. Ms. McGrath was a senior managing director at Evercore ISI covering U.S. equity REITs, real estate operating companies, and Mexican real estate investment vehicles, or FIBRAs, from 2012 until 2022. Prior to joining Evercore ISI, she was managing director and sector head for REIT research at Keefe, Bruyette & Woods for five years and was a member of the firm's Research Review Committee and Leadership Committee. Between 1994 and 2007, Ms. McGrath covered REITs and real estate operating companies as an equity research analyst at several firms, including Smith Barney and UBS. She began her career as a commercial real estate appraiser valuing various commercial real estate properties across most property sectors and conducting feasibility studies for new development projects. Ms. McGrath is currently a director at Granite Point Mortgage Trust Inc. (NYSE: GPMT). She is also an active member of Nareit, where she currently serves on the Advisory Board of Governors and the Real Estate Investment Advisory Council and previously served on the Best Financial Practices Council. Ms. McGrath also serves on the board of advisors of the Rutgers Business School's Center for Women in Business, of which she was a founding member. She received her Bachelor of Arts degree in Economics from Lafayette College and her Master of Business Administration degree in Finance from Rutgers University.

Ms. McGrath’s qualifications to serve on the Board include her technical financial expertise and broad base of experience in the real estate industry, including her extensive knowledge in equity REITs and commercial real estate, which she acquired from various positions, including her most recent position as a senior managing director at Evercore ISI. She also serves on the board of directors of commercial real estate finance company Granite Point Mortgage Trust Inc. and on several advisory boards of Nareit.

Michael A. Woronoff has served as a director since July 2017. Mr. Woronoff is currently a Partner at Kirkland & Ellis LLP. He advises clients on a variety of corporate and securities law matters, including SEC reporting obligations, corporate governance, and strategic alliances. The Daily Journal has named him nine times as one of the “Top 100 Lawyers in California.” Prior to joining K&E in 2019, he was a partner at Proskauer Rose LLP, head of Proskauer’s Los Angeles office, co-head of its international Private Equity/M&A group, and a member of the firm’s executive committee. Prior to joining Proskauer in 2004, Mr. Woronoff co-founded and was a principal of Shelter Capital Partners, a Southern California-based private equity fund that invested in technology and technology-enabled businesses at all stages of development. Prior to joining Shelter in 2000, Mr. Woronoff was a partner of Skadden, Arps, Slate, Meagher & Flom LLP, where he practiced corporate and securities law for 15 years. For over 20 years, he has been an adjunct at UCLA’s School of Law, where he developed and teaches “Venture Capital and the Start-Up Company.” Mr. Woronoff also serves as a director and chair of the finance committee of the non-profit Alliance College-Ready Public Schools Foundation; a member of the Board of Governors of Cedars-Sinai, a non-profit academic healthcare organization; and a member of the Dean’s Advisory Council of the Mitchell E. Daniels, Jr. School of Business at Purdue University. He received a Juris Doctor degree from the University of Michigan Law School and both a Master of Science in Industrial Administration and a Bachelor of Science in Industrial Management from Purdue University.

Mr. Woronoff’s qualifications to serve on the Board include his management and financial expertise and extensive knowledge of the corporate and securities law, SEC reporting, corporate governance, and strategic alliances, which he acquired from various positions, including his current position as a partner of K&E, and his former positions as a principal of Shelter and as a partner of both Proskauer and Skadden. He has also served on the boards of directors of several start-up and emerging companies, including AccessDNA, TransDimension, and u-Nav Microelectronics.

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DIRECTORS AND EXECUTIVE OFFICERS (continued)
Background of Executive Officers

This section sets forth information regarding our executive officers as of April 3, 2024.

Name	Age	Position	Years With the Company
Joel S. Marcus	76	Executive Chairman and Founder	30
Peter M. Moglia	57	Chief Executive Officer and Chief Investment Officer	26
Daniel J. Ryan	58	Co-President and Regional Market Director – San Diego	21	(1)
Hunter L. Kass	41	Co-President and Regional Market Director – Greater Boston	6
Marc E. Binda	48	Chief Financial Officer and Treasurer	19
Vincent R. Ciruzzi	61	Chief Development Officer	27
Lawrence J. Diamond	65	Co-Chief Operating Officer and Regional Market Director – Maryland	25
Joseph Hakman	53	Co-Chief Operating Officer and Chief Strategic Transactions Officer	17
John Hart Cole	38	Executive Vice President – Capital Markets/Strategic Operations and Co-Regional Market Director – Seattle	9
Jackie B. Clem	55	General Counsel and Secretary	18
Gary D. Dean	52	Executive Vice President – Real Estate Legal Affairs	19
Andres R. Gavinet	55	Chief Accounting Officer	11
Orraparn C. Lee	41	Executive Vice President – Accounting	14
Kristina A. Fukuzaki-Carlson	49	Executive Vice President – Business Operations	18
Madeleine T. Alsbrook	41	Executive Vice President – Talent Management	12
(1)Including eight years with Veralliance Properties, Inc., certain assets of which were acquired by the Company in 2010.

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DIRECTORS AND EXECUTIVE OFFICERS (continued)

Joel S. Marcus – See “Background of Directors” above.

Peter M. Moglia has served as Chief Executive Officer since July 2022 and as Chief Investment Officer since September 2023. He previously served as Co-Chief Executive Officer from April 2018 through July 2022, as Co-Chief Investment Officer from May 2018 through September 2023, and as Chief Investment Officer from January 2009 through April 2018, and has been serving the Company in many important capacities since April 1998. From April 2003 through December 2008, he was responsible for the management of the Company’s Seattle region asset base and operations. From 1998 to 2003, Mr. Moglia’s responsibilities were focused on underwriting, acquisitions, and due diligence activities. Prior to joining the Company, he served as an Analyst for Lennar Partners, Inc., a diversified real estate company, where his responsibilities included underwriting and structuring direct and joint venture real estate investments. Mr. Moglia began his real estate career in the Management Advisory Services group within the Kenneth Leventhal & Co. Real Estate Group, where he spent six years providing valuation, feasibility, financial modeling, and other analytical services to real estate developers, financial institutions, pension funds, and government agencies. Mr. Moglia serves on the Nareit Advisory Board of Governors and on the boards of BioscienceLA and Chaminade College Preparatory. He received his Bachelor of Arts degree in Economics from the University of California, Los Angeles.

Daniel J. Ryan has served as Co-President and Regional Market Director – San Diego since September 2023. Mr. Ryan previously served the Company as Co-Chief Investment Officer from May 2018 to September 2023, as Executive Vice President – Regional Market Director – San Diego from May 2012 to September 2023, and as Senior Vice President – Regional Market Director – San Diego & Strategic Operations from June 2010, when the Company acquired certain assets of Mr. Ryan’s company, Veralliance Properties, Inc., to May 2012. During his tenure with the Company, Mr. Ryan has been responsible for the management of the Company’s San Diego region asset base and operations, as well as involvement with developments, redevelopments, joint ventures, financing, leasing, and other strategic opportunities outside the San Diego region. Prior to joining the Company, Mr. Ryan was Chief Executive Officer of Veralliance, a commercial real estate developer, which he founded in 2002. Veralliance owned, managed, developed, and leased an approximately $1 billion portfolio primarily consisting of life science assets in the greater San Diego region. Veralliance had significant institutional equity partners, including a REIT, Prudential Real Estate Investors, and UBS. Prior to 2002, Mr. Ryan worked in the commercial real estate industry in Southern California. He was a founding principal of Pacific Management Services, Inc., a commercial developer focused on value-added transactions in the greater San Diego area, including life science, office, industrial, and multifamily transactions. Mr. Ryan is a board member of Curebound, a San Diego-based non-profit that raises and invests strategic funding in translational cancer research projects, and the San Diego Economic Development Corporation, a non-profit regional body that mobilizes business, government, and civic leaders to maximize economic growth. He is also a member of the NAIOP and the Urban Land Institute, both public policy organizations focused on public advocacy of the built environment. Mr. Ryan received his Bachelor of Science degree in Economics, cum laude, from the University of Wisconsin–Madison and was admitted to Omicron Delta Epsilon, the honor society for excellence in achievement in the study of economics.

2024 Proxy Statement	34

DIRECTORS AND EXECUTIVE OFFICERS (continued)

Hunter L. Kass has served as Co-President and Regional Market Director – Greater Boston since September 2023. Mr. Kass previously served as Executive Vice President – Regional Market Director – Greater Boston from January 2021 to September 2023 and as Senior Vice President – Strategic Market Director – Greater Boston from October 2019 to January 2021, and he has been with the Company since 2018. In these roles, Mr. Kass has been focused on the Company’s strategic growth through leadership of the Greater Boston development team and acquisitions and transactions, responsible for the management of the Company’s Greater Boston region asset base and operations, and been involved with joint ventures, financing, leasing, and other strategic opportunities outside the Greater Boston region. Prior to joining the Company, Mr. Kass worked at MIT’s Endowment (“MITIMCo”) as a Senior Investment Associate, then a Senior Real Estate Officer, and ultimately an Associate Director in the Transaction Group of the Direct Real Estate Team. During his six-year tenure at MITIMCo, Mr. Kass was a leader in the team that executed over 1 million SF of leasing, completed multiple capital market transactions that in total exceeded $2 billion, and supported the entitlement and permitting of several million SF in Cambridge, Massachusetts. Mr. Kass received his Bachelor of Arts degree from the University of Virginia, a Master of Business Administration from Babson College, and a Master of Science degree from the Center for Real Estate at the Massachusetts Institute of Technology.

Marc E. Binda has served as Chief Financial Officer since September 2023 and Treasurer since April 2018. Mr. Binda previously served as Executive Vice President – Finance from June 2019 to September 2023, Senior Vice President – Finance from April 2012 to June 2019, and in other capacities from January 2005 to April 2012. Since joining the Company, Mr. Binda has served in a variety of positions of increasing responsibility within the finance and accounting functions. Mr. Binda oversees the Company’s treasury strategies and risk management, financial projections, capital planning, debt financing, and other capital market transactions and provides business and technical advice on unique and complex real estate, joint venture, and leasing transactions. Prior to joining the Company, Mr. Binda was a Financial Reporting Manager at Watt Centro Management JV, LP (“Watt”), where he was responsible for accounting, finance, and treasury matters, REIT compliance, debt compliance, and U.S. and Australian GAAP reporting. Prior to joining Watt, Mr. Binda was a manager in Ernst & Young LLP’s Real Estate Advisory Business Services group, where he served three publicly traded REITs and other public and private companies. Mr. Binda is a certified public accountant and received his Bachelor of Science degree in Accounting from California Lutheran University.

Vincent R. Ciruzzi has served as Chief Development Officer since October 2015. Mr. Ciruzzi previously served as Senior Vice President – Construction and Development from June 2000 to October 2015 and as Vice President from September 1996 to June 2000, and was an active participant in the Company’s initial public offering in May of 1997. Since Alexandria’s initial public offering, Mr. Ciruzzi has been responsible for the Company’s domestic and international real estate development operations and services platform. Working with a team of highly skilled professionals, Mr. Ciruzzi has overseen the management of entitlements, design, permits, development, construction, and completion of the Company’s mega campuses and life science ecosystems. Mr. Ciruzzi is also deeply involved in the Company’s sustainability efforts, construction risk management, capital planning, and project budgeting. In 1993, Mr. Ciruzzi founded a real estate development and consulting business, which provided consulting services to Alexandria from September 1995 until his appointment as Vice President. From 1986 to 1993, Mr. Ciruzzi served as Project Manager for Home Capital Development Group, a real estate development company, where he specialized in project management of master planned communities, including the management of a 2,600-acre mixed-use community, as well as other real estate development opportunities. Mr. Ciruzzi received his Bachelor of Science degree in Finance and Real Estate from the University of Southern California. Mr. Ciruzzi is a key team advocate of the Company’s Corporate Responsibility business vertical and other sustainability initiatives.

2024 Proxy Statement	35

DIRECTORS AND EXECUTIVE OFFICERS (continued)

Lawrence J. Diamond has served as Co-Chief Operating Officer since April 2018 and as Regional Market Director – Maryland since July 2005. Mr. Diamond previously served as Vice President – Asset Services, Mid-Atlantic Region from January 2000 to June 2005 and as Assistant Vice President – Asset Services from November 1998 to December 1999. Throughout his tenure with the Company, Mr. Diamond has been responsible for the management of the Company’s Maryland region asset base and operations. From January 1994 to November 1998, Mr. Diamond served as Director of Facility Services for Manor Care, Inc., where he was responsible for management of corporate real estate. From 1980 to 1994, Mr. Diamond’s real estate career was focused on regional Maryland management firms, starting with B.F. Saul Company. He has gained expertise in all phases of property management, accounting, leasing, and construction services. He previously served on Maryland’s Life Sciences Advisory Board. Mr. Diamond received his Bachelor of Science degree in Accounting/Business Administration from Frostburg State University.

Joseph Hakman has served as Co-Chief Operating Officer since July 2020 and as Chief Strategic Transactions Officer since June 2019. Mr. Hakman previously served as Senior Vice President – Strategic Transactions from January 2016 to June 2019, as Vice President – Strategic Transactions from January 2013 to December 2015, as Assistant Vice President – Due Diligence & Financial Analysis from June 2009 to December 2012, and as Senior Director – Due Diligence & Financial Analysis from December 2006 to June 2009. At the Company, Mr. Hakman oversees property acquisitions and dispositions, due diligence activities, financial underwriting, and secured debt placement and contributes to the development of the strategy and business plan for each asset. Before joining the Company, Mr. Hakman was part of the Commercial Real Estate Finance Group at Colliers International. In this capacity, he was responsible for financial and project feasibility analyses, investment sales activities, and commercial real estate transaction structuring. Previously, Mr. Hakman was a Senior Consultant at PwC, where he headed a team that was responsible for performing due diligence with respect to the acquisition of commercial property and the securitization of loan portfolios. Prior to PwC, he was in the asset management division at American Realty Advisors, where he was responsible for the asset management of office, industrial, and land assets nationally. Mr. Hakman received his Bachelor of Science degree in Business Administration from Pepperdine University.

John Hart Cole has served as Executive Vice President – Capital Markets/Strategic Operations and Co-Regional Market Director – Seattle of Alexandria Real Estate Equities, Inc. since January 2024. Mr. Cole previously served as Senior Vice President – Strategic Market Director – Seattle from October 2017 to December 2023 and as Vice President – Strategic Operations from March 2015 to October 2017. In his role as Co-Regional Market Director – Seattle, Mr. Cole focuses on the strategic growth of the Greater Seattle region, leading key acquisition and disposition initiatives, strategic development projects, and mission-critical asset management and operations, as well as supporting the region's leasing efforts. Mr. Cole is also involved with corporate operational and capital allocation initiatives, including investor relations, acquisitions and dispositions, and capital markets management. Prior to joining Alexandria, Mr. Cole served as the Director of Operations for Surgical Care Affiliates (SCA), now a division of Optum. At SCA, he led the company's surgical hospital division, which accounted for over $30 million in annual earnings for the company and its various partnerships. During his tenure as Director, Mr. Cole was responsible for all aspects of the division's field operations, including managing top-line growth through strategic partnership development, acquisitions, active local partnership management, and systems development and application to optimize operations. He began his career as an analyst at Simon Property Group in Indianapolis. Mr. Cole received his Master of Business Administration degree with a focus on Finance from the University of Kentucky and his Bachelor of Science degree in Finance/Real Estate from Indiana University.

2024 Proxy Statement	36

DIRECTORS AND EXECUTIVE OFFICERS (continued)

Jackie B. Clem has served as General Counsel and Secretary since July 2020. Ms. Clem previously served as Senior Vice President – Real Estate Legal Affairs and Assistant Secretary from January 2015 to July 2020 and has been with the Company since 2006. Since joining the Company, Ms. Clem has overseen a vast array of complex domestic and international transactions; and has helped to develop and implement protocols and initiatives within the legal department and Company-wide. Ms. Clem has over 20 years of commercial real estate and related legal experience. Ms. Clem previously practiced law in the real estate department of Paul, Hastings, Janofsky & Walker LLP in Los Angeles, where she specialized in acquisitions, dispositions, leasing, development, and other commercial real estate transactions, representing a variety of REITs, regional and national developers, retailers, and institutional investors. Ms. Clem received her Bachelor of Arts degree from the University of California, San Diego and her Juris Doctor degree from the University of California, Los Angeles, and is also a member of the California Bar and LA County Bar Association. Throughout her career, Ms. Clem has been actively involved in a number of community organizations. She helped found Pasadena Education Network, a non-profit organization formed to promote family participation in public education in Pasadena, California and previously served on the board of the Pasadena Educational Foundation.

Gary D. Dean has served as Executive Vice President – Real Estate Legal Affairs since July 2020. Mr. Dean joined the Company in 2004 and served as Senior Vice President – Real Estate Legal Affairs since January 2015 and has been responsible for real estate legal issues related to acquisitions, dispositions, leases, and operational matters. In addition, as FCPA and OFAC compliance officer, Mr. Dean oversees Alexandria’s compliance program and reviews and evaluates compliance issues and concerns within the organization. Mr. Dean has managed Alexandria’s vendor contracting process and is a key legal advisor to the Real Estate Development Legal department. He has over 20 years of commercial real estate and related experience and also previously practiced law at Skadden, Arps, Slate, Meagher & Flom LLP in its Los Angeles and Tokyo offices. While at Skadden, Mr. Dean represented several publicly traded REITs and other institutional clients with investments in hotel, retail, office, residential, and mixed-use projects. Mr. Dean has a Bachelor of Arts degree in Political Science and a Juris Doctor degree from the University of California, Los Angeles.

Andres R. Gavinet has served as Chief Accounting Officer since June 2012. Mr. Gavinet oversees the Company’s accounting and financial reporting functions and the execution of capital market transactions. Prior to joining the Company, Mr. Gavinet was the Chief Accounting Officer at Ares Management, a global alternative asset manager. Previously, Mr. Gavinet served in senior finance and accounting positions in private and public real estate companies, including as Chief Financial Officer at Younan Properties, as Executive Vice President of Finance at Douglas Emmett, Inc., and as Chief Accounting Officer at Arden Realty, Inc. Mr. Gavinet began his career in the Assurance and Advisory Services group within the EY Kenneth Leventhal Real Estate Group, where he spent five years practicing as a certified public accountant and assisting clients with audit and attestation services related to REIT initial public offerings and debt and joint venture compliance. Mr. Gavinet received his Bachelor of Science degree in Accounting from California State University, Northridge.

Orraparn C. Lee has served as Executive Vice President – Accounting since March 2022. Ms. Lee previously served as Senior Vice President – Accounting from January 2018 to March 2022 and has been with the Company since October 2009. Since joining the Company, Ms. Lee has been responsible for the oversight of the accounting operations team, including accounting for real estate transactions, joint venture operations, and venture investment portfolio. Throughout her tenure with the Company, Ms. Lee has also been deeply involved in developing controls and processes to assist our business teams with the growth and complexity of the Company. Prior to joining the Company, Ms. Lee was a senior associate in Deloitte’s Real Estate Assurance group, where she served publicly traded REITs and private real estate companies as well as other public and private companies in the financial services industry and non-profit organizations. Ms. Lee is a certified public accountant and received her Bachelor of Arts degree in Economics with a minor in Accounting, cum laude, from the University of California, Los Angeles.

2024 Proxy Statement	37

DIRECTORS AND EXECUTIVE OFFICERS (continued)

Kristina A. Fukuzaki-Carlson has served as Executive Vice President – Business Operations since March 2022. Ms. Fukuzaki-Carlson previously served as Senior Vice President – Business Operations from January 2016 to March 2022 and has been with the Company since October 2005. Since joining the Company, Ms. Fukuzaki-Carlson has been responsible for leading global efforts associated with the Company’s talent and business operations vision, initiatives, and programs. She has developed and implemented leadership and organizational priorities, ensured the integrity and synergy of Alexandria’s talent and business operations, and effectively cultivated the Company’s human capital. In her latest role, Ms. Fukuzaki-Carlson is responsible for leading the Company’s total rewards and employee wellness programs, overseeing legal compliance, internal processes and procedures, and is a key contributor to the COVID-19 Task Force. She has more than 25 years of experience in the field of human resources, including 18 years at Alexandria. Prior to joining the Company, Ms. Fukuzaki-Carlson spent over 10 years in human resource advisory and business partner roles within companies such as E-Trade Financial, Los Angeles Times, and Toyota Financial Services. She holds SHRM-SCP, SPHR, and CCP designations and has been recognized with the Patriotic Employer Award by the Office of the Secretary of Defense for her upstanding efforts to support our military and their families. Ms. Fukuzaki-Carlson received her Bachelor of Arts degree in Business Administration, with an emphasis in Human Resources Management, from California State University, Fullerton and her Master of Science degree in Human Resources from Chapman University.

Madeleine T. Alsbrook has served as Executive Vice President – Talent Management since March 2022. Ms. Alsbrook previously served as Senior Vice President – Talent since January 2018, as Vice President – Talent Management from August 2015 to January 2018, as Executive Director – Human Resources from January 2013 to August 2015, as Senior Director – Human Resources from July 2012 to January 2013, and as Director – Human Resources from January 2012 to July 2012. In these roles, Ms. Alsbrook has been directly responsible for managing Alexandria’s strategic talent acquisition, growth, and employee development. Ms. Alsbrook also works on Company-wide initiatives to support organizational culture, employee engagement, and retention. Prior to joining Alexandria, Ms. Alsbrook worked as a Human Resources Business Partner for Royal Bank of Canada (“RBC”), where she was responsible for human resources (“HR”) efforts for its Wealth Management business in the UK during a period of rapid expansion. Prior to RBC, Ms. Alsbrook was an HR Advisor for Linklaters LLP in London, where she executed major restructuring efforts for the firm. Ms. Alsbrook holds her Bachelor of Arts degree in Management Studies from the University of Nottingham, UK and her Master of Arts degree in Personnel and Development from the University of Westminster, UK.

2024 Proxy Statement	38

DIRECTORS AND EXECUTIVE OFFICERS (continued)
2023 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Joel S. Marcus(2)	—		—	—	—
Steven R. Hash(3)	221,000		175,016	49,225	445,241
James P. Cain(3)	185,000		175,016	22,327	382,343
Cynthia L. Feldmann	130,000		175,016	—	305,016
Maria C. Freire, PhD	165,000		175,016	—	340,016
Jennifer Friel Goldstein(4)	30,825		175,016	275,000	480,841
Richard H. Klein(3)	170,000		175,016	4,122	349,138
Sheila K. McGrath	10,953	(5)	118,140	—	129,093
Michael A. Woronoff(3)	170,000		175,016	55,325	400,341
(1)The dollar value of restricted stock awards set forth in this column is equal to the aggregate fair value at the grant date of (i) January 13, 2023 for each non-employee director other than Ms. McGrath and (ii) December 1, 2023 for Ms. McGrath, in each case computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). As of December 31, 2023, our non-employee directors held the following amounts of unvested restricted stock awards and phantom stock units:

Award Type	Steven R. Hash	James P. Cain	Cynthia L. Feldmann	Maria C. Freire	Jennifer Friel Goldstein(4)	Richard H. Klein	Sheila K. McGrath	Michael A. Woronoff
Unvested restricted stock awards	—	—	1,844	1,444	—	600	—	—
Phantom stock units	11,196	4,965	—	—	—	1,162	1,000	12,803
(2)Mr. Marcus, the Company’s Executive Chairman, was an employee of the Company in 2023 and thus received no compensation for his services as director. The compensation received by Mr. Marcus as an NEO of the Company is shown in the “Summary Compensation Table” on page 98.
(3)Amounts presented for Messrs. Hash, Cain, Klein, and Woronoff in the “All Other Compensation” column consist of dividends earned in 2023 on their respective phantom stock units deferred under the Company’s Deferred Compensation Plan for Directors.
(4)Pursuant to the Company’s Corporate Governance Guidelines, Ms. Goldstein resigned as a director of the Company, effective March 15, 2023, due to a change in her occupation. On March 24, 2023, the Board accepted the resignation of Ms. Goldstein as a director of the Company, effective March 15, 2023. Upon her resignation, Ms. Goldstein forfeited her unvested restricted stock awards in their entirety, representing an aggregate of 2,140 shares, comprising unvested restricted stock awards granted to Ms. Goldstein in 2021, 2022, and 2023. Ms. Goldstein’s annual restricted stock award that was granted in January 2023 and was subsequently forfeited upon her resignation is reflected in the “Stock Award” column of the table above. The grant date fair values of the restricted stock awards granted to Ms. Goldstein in 2021 and 2022 were previously reported in the Director Compensation Tables in the proxy statements for the Company’s 2022 and 2023 annual meetings of stockholders, respectively. In recognition of her service to the Company as a director, Ms. Goldstein was awarded a cash payment in the amount of $275,000, representing the value of Ms. Goldstein’s unvested shares on March 24, 2023. Excluding the $275,000 cash payment upon resignation, Ms. Goldstein’s total compensation for 2023 would have been $205,841.
(5)Ms. McGrath was elected by the Board to serve as a director on December 1, 2023. This amount represents a prorated amount of the annual cash retainer fee earned by Ms. McGrath in 2023.

In determining the form and amount of compensation to be paid to our independent directors in 2023, the Board considered recommendations from FTI Consulting, Inc. (“FTI”). At the end of 2022, the Board reviewed data provided by FTI for the peer group described under “Compensation Peer Group” on page 62 and considered industry trends in director compensation to determine the terms of the compensation program for our independent directors in 2023. In 2023, each director other than Mr. Marcus earned an annual cash retainer fee of $110,000, with the exceptions of Ms. McGrath (who was elected to serve as a director of the Company on December 1, 2023) and Ms. Goldstein (who resigned as a director of the Company on March 15, 2023), each of whom received their annual cash retainer fee on a pro rata basis, and the Lead Director, who earned an additional $50,000 in annual cash fees. Additional fees for various roles were as follows:

	Committee Chair ($)	Committee Member ($)
Audit Committee	40,000	20,000
Compensation Committee	35,000	20,000
Nominating & Governance Committee	35,000	20,000
Life Science Committee	35,000	20,000
Pricing Committee	N/A	6,000

Incumbent independent directors were also eligible to receive restricted stock awards under the Company’s Amended and Restated 1997 Stock Award and Incentive Plan (the “1997 Incentive Plan”) equal to a fixed-dollar amount of $175,000 divided by the Company’s closing stock price as of the grant date as compensation for their services as directors. These restricted stock awards generally vest over a period of three years. Upon her appointment to the Board on December 1, 2023, Ms. McGrath received a restricted stock award of 1,000 shares with an aggregate grant date fair value of $118,140, which shares will vest in full on the second anniversary of her appointment.

2024 Proxy Statement	39

DIRECTORS AND EXECUTIVE OFFICERS (continued)
In 2016, our stockholders approved a limit on the amount of non-employee director compensation under the 1997 Incentive Plan. The aggregate value of all compensation granted or paid to any individual solely for service as a non-employee director of the Board with respect to any calendar year may not exceed $600,000 in total value, calculating the value of any stock awards based on the grant date fair value of such awards. This limit was not intended to serve as an increase in the annual amount of non-employee director compensation; rather, this action was approved for the purpose of limiting the amount of compensation the Board can approve for non-employee directors each year.

Deferred Compensation Plan for Directors

The Company’s Deferred Compensation Plan for Directors (the “DCPD”), established in December 2001, permits non-employee directors to elect to defer receipt of 100% of their annual retainer fees, committee chair and member fees, lead director fees, restricted stock awards, and any tax gross-up payments made with respect to restricted stock awards (although the Company does not have a practice of awarding any tax gross-up payments with respect to restricted stock awards).

Any amounts elected to be deferred under the DCPD are converted into phantom stock units based on the then‑current value of our Common Stock at the time such amounts are credited to the non-employee director’s DCPD account. Any phantom stock units attributable to deferrals of restricted stock awards are subject to the same vesting and forfeiture conditions as the deferred restricted stock award; provided, however, that any unvested phantom stock units credited to a non-employee director’s DCPD account shall immediately vest in the event of (i) a Change of Control (as defined in the DCPD), (ii) a termination of the non-employee director’s service with us due to death or Disability (as defined in the DCPD), (iii) the non-employee director’s removal by the Company’s stockholders as a member of the Board or the non-employee director’s failure to be reelected by the Company’s stockholders as a member of the Board, in either case without Cause (as defined in the DCPD), or (iv) the non-employee director’s failure to be nominated for reelection to the Board without Cause. Phantom stock units credited to the non-employee director’s DCPD account are adjusted to reflect dividends, stock splits, and similar events impacting our Common Stock. All distributions under the DCPD in settlement of the non-employee director’s phantom stock unit account are paid in the form of an issuance of our Common Stock with the number of shares issued corresponding with the number of phantom stock units to be settled. Any fractional phantom stock units are settled in cash based on the then-current value of our Common Stock.

Non-employee directors generally must make deferral elections under the DCPD during an election period that is prior to the beginning of the plan year in which the related compensation is earned or prior to the beginning of the plan year in which the restricted stock award is granted. Newly eligible directors are permitted to make a deferral election within the first 30 days after becoming eligible to participate in the DCPD with respect to compensation earned during the remainder of the plan year after the election becomes irrevocable.

A non-employee director may elect to receive a distribution in settlement of his or her vested phantom stock unit account under the DCPD on a specified date selected by the non-employee director. If the non-employee director’s service terminates prior to any scheduled distribution date, his or her vested phantom stock unit account will be settled upon termination. In addition, if a Change of Control occurs prior to any such date specified by the non-employee director for distribution or such termination, settlement of any phantom stock units attributable to any amounts that were deferred under the DCPD on or after January 1, 2005 will be made upon the Change of Control.

A non-employee director may elect to receive an early distribution of any vested amounts under his or her DCPD account if he or she experiences an Unforeseeable Emergency (as defined in the DCPD). In addition, a non-employee director may elect to receive an early settlement of phantom stock units attributable to any vested deferrals made to the DCPD prior to January 1, 2005, provided that the number of phantom stock units to be settled will be equal to 90% of the number of phantom stock units elected by the non-employee director and the remaining 10% of the phantom stock units elected by the non-employee director will be forfeited.

During 2023, the Company did not credit any additional phantom stock units to participants’ accounts under the DCPD in addition to those related to the compensation deferred by non-employee directors.

2024 Proxy Statement	40

PROPOSAL 2 — APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED 1997 STOCK AWARD AND INCENTIVE PLAN

    The Company believes that an equity compensation program is a necessary and powerful incentive and retention tool that benefits all the Company’s stockholders. On March 26, 2024 (the “Amendment Date”), the Board approved an amendment and restatement of the 1997 Incentive Plan, which was last approved by the Company’s stockholders in May 2022 (the 1997 Incentive Plan, as proposed to be amended and restated, the “Amended 1997 Incentive Plan”), subject to approval by the Company’s stockholders. The key amendments incorporated in the Amended 1997 Incentive Plan are to:

•Increase the aggregate number of shares of Common Stock available for grant by 2,000,000 shares as of the Amendment Date; and
•Extend the termination date to 10 years from the date of stockholder approval of the Amended 1997 Incentive Plan

Why You Should Vote for the Amended 1997 Incentive Plan

•Low Burn Rate: Our three-year-average historical burn rate is 0.68%.
•Reasonable Overhang: The size of our share reserve request is reasonable and, if approved, is projected to result in an overhang of no more than 4.30% as of March 26, 2024, inclusive of any unvested awards and awards currently remaining available under the 1997 Incentive Plan; stockholder approval is required to increase the share reserve (there is no “evergreen” provision).

•Responsible Change of Control Provisions: Double-trigger vesting acceleration and the definition of change of control require consummation of an actual transaction so that no change of control vesting acceleration benefits may occur without an actual change of control transaction occurring.

Equity Awards Are an Important Part of Our Compensation Philosophy

The Board believes that the availability of awards under the 1997 Incentive Plan enhances the Company’s ability to attract, retain, and motivate the directors, officers, and other employees necessary for the Company’s growth and success. The Board believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining, and motivating key personnel, consultants, and advisors. The Board believes that the issuance of equity awards is an important element underlying the Company’s ability to attract, retain, and motivate key personnel, consultants, and advisors and better aligns the interests of such persons with those of the Company’s stockholders.

If this Proposal 2 is approved by our stockholders, the Amended 1997 Incentive Plan will become effective as of the Amendment Date. In the event that our stockholders do not approve this Proposal 2, the Amended 1997 Incentive Plan will not become effective and the 1997 Incentive Plan will continue in its current form. However, without the Amended 1997 Incentive Plan, we believe that the shares available for grant under the 1997 Incentive Plan will be insufficient to meet our anticipated recruiting and retention needs.

The Size of Our Share Reserve Request Is Reasonable

If the Amended 1997 Incentive Plan is approved by our stockholders, we will have 4,420,278 shares available for grant as of the Amendment Date, plus certain shares that would return to the share reserve pursuant to the terms of the Amended 1997 Incentive Plan, which we view as necessary and reasonable to provide a predictable amount of equity for attracting, retaining, and motivating key personnel, consultants, and advisors.

The following table provides certain additional information regarding our long-term incentive award program:

As of March 26, 2024
Shares of Common Stock subject to outstanding full-value awards	2,974,356
Shares of Common Stock subject to outstanding stock options	—
Shares of Common Stock available for grant under the 1997 Incentive Plan	2,420,278
Shares of Common Stock available for grant under other equity incentive plans	—

A total of 174,953,282 shares of Common Stock were issued and outstanding as of the record date of March 28, 2024. The closing price of the Common Stock was $128.91 per share as of the record date.

2024 Proxy Statement	41

PROPOSAL 2 — 1997 STOCK AWARD AND INCENTIVE PLAN (continued)
We Manage Our Equity Award Use Carefully

We manage our overhang by limiting the number of equity awards granted annually. The Compensation Committee monitors our annual burn rate, overhang, and equity expense to ensure that we maximize stockholder value by granting only the number of equity awards necessary to attract, reward, and retain key personnel, consultants, and advisors.

The following table shows our responsible burn rate history. In the following table, appreciation awards represent the gross number of shares subject to options and stock appreciation rights granted in each year, full-value awards represent the gross number of shares subject to all other time-based and performance-based awards granted in each year (that is, restricted stock awards, restricted stock unit awards, and stock awards in lieu of bonuses), and total awards granted represent the dollar value of the shares of full-value awards granted.

Historical Grants and Burn Rate	2021 Actual	2022 Actual	2023 Actual
Total market value of full-value awards on grant date	$129,159,000	$146,209,000	$164,721,000
Average market value per share of full-value awards on grant date	$174.32	$141.58	$108.22

Full-value awards granted (time-based and performance-based)	740,920	1,032,731	1,522,058
Appreciation awards	—	—	—
Grants under 1997 Incentive Plan	740,920	1,032,731	1,522,058
Weighted-average Common Stock outstanding	146,920,713	161,658,810	170,909,228
Common Stock outstanding	159,867,340	172,835,916	174,664,760
Annual burn rate(1)	0.50%	0.64%	0.89%
Three-year-average historical burn rate	0.68%
(1)Annual burn rate is calculated as: (appreciation awards + full-value awards)/weighted-average Common Stock outstanding.
The Amended 1997 Incentive Plan Includes Compensation and Governance Best Practices

The Amended 1997 Incentive Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including:

•Stockholder approval required for additional shares. The Amended 1997 Incentive Plan does not contain an annual “evergreen” provision. There is a fixed number of shares that can be issued pursuant to the Amended 1997 Incentive Plan, and stockholder approval is required to increase this number, which allows our stockholders to have direct input on the size of our equity compensation program.

•Double-trigger change of control treatment. The Amended 1997 Incentive Plan provides for double-trigger vesting acceleration with respect to equity awards (except equity awards that vest upon the attainment of specified performance objectives) so that awards become fully vested (and exercisable, if applicable) upon a change of control of the Company only if such awards are not assumed or continued, or substituted with a similar award, by the surviving or acquiring corporation, or in the event of the award holder’s involuntary termination upon or within two years following such change of control.

•Non-liberal change of control provisions. The definition of change of control in the Amended 1997 Incentive Plan requires the consummation of an actual transaction so that no change of control vesting acceleration benefits may occur without an actual change of control transaction occurring.

•Minimum vesting provision. The Amended 1997 Incentive Plan provides that full-value awards that vest based on an individual’s service with the Company will not vest any more rapidly than pro rata over a three-year period and that any full-value awards that vest based on the satisfaction of performance goals will not vest earlier than one year from the date of grant, subject to limited exceptions.

•Limit on non-employee director compensation. The aggregate value of all compensation granted or paid to any individual solely for service as a non-employee director of the Board with respect to any calendar year, including awards granted under the Amended 1997 Incentive Plan and cash fees paid by us to such non-employee director, will not exceed $600,000 in total value, calculating the value of any awards based on the grant date fair value of such awards for financial reporting purposes.

•Awards subject to forfeiture/clawback. Awards granted under the Amended 1997 Incentive Plan will be subject to recoupment in accordance with our clawback policies. In addition, the Board may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

2024 Proxy Statement	42

PROPOSAL 2 — 1997 STOCK AWARD AND INCENTIVE PLAN (continued)
The essential features of the proposed Amended 1997 Incentive Plan are outlined below. The following summary description of the proposed Amended 1997 Incentive Plan is qualified in its entirety by reference to the full text of the Amended 1997 Incentive Plan that is attached to this Proxy Statement as Appendix I.

Description of the Amended 1997 Incentive Plan

General. The Amended 1997 Incentive Plan provides for the grant of restricted stock awards and other stock-based or cash-based awards (collectively, “awards”).

Administration. The Amended 1997 Incentive Plan is administered by the Compensation Committee (for purposes of this Proposal 2, the “Committee”). Subject to the terms of the Amended 1997 Incentive Plan, the Committee has the power to construe and interpret the Amended 1997 Incentive Plan, determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, and other terms and conditions with respect to each award. The Amended 1997 Incentive Plan provides that the Committee has the authority to accelerate the exercisability or vesting of any awards in its discretion, but only in the event of a participant’s death, Disability or Retirement, or upon a Change of Control (as such terms are defined in the Amended 1997 Incentive Plan), except that up to 10% of the shares reserved for issuance under the Amended 1997 Incentive Plan may be subject to awards that do not meet the preceding acceleration limitations. The Committee may delegate administrative duties to its members or agents, except that any award granted to a non-employee director will be granted by the Committee, without any such delegation.

Share Reserve and Adjustments. If the Amended 1997 Incentive Plan is approved by the stockholders, a total of 7,394,634 shares of Common Stock will be reserved for issuance under the Amended 1997 Incentive Plan pursuant to awards granted on or after the Amendment Date. The Company calls this number the “Share Reserve.” The Share Reserve will consist of (i) 4,420,278 shares that will be available for issuance as of the Amendment Date and (ii) 2,974,356 shares subject to awards outstanding under the Amended 1997 Incentive Plan as of the Amendment Date that may again become available for issuance pursuant to the terms of the Amended 1997 Incentive Plan (as described below), as such shares become available from time to time.

If, under the Amended 1997 Incentive Plan, the Company issues Common Stock pursuant to an award and the Common Stock is later forfeited, then the forfeited shares will again become available for issuance under the Amended 1997 Incentive Plan. However, in the case of forfeiture, cancellation, exchange, or surrender of shares of restricted stock with respect to which dividends have been paid or accrued, the number of shares with respect to such awards will not be available again for awards under the Amended 1997 Incentive Plan unless, in the case of shares with respect to which dividends were accrued but unpaid, such dividends are also forfeited, canceled, exchanged, or surrendered. Upon the exercise of any award granted in tandem with any other award, the related award will be canceled to the extent of the number of shares of Common Stock as to which the award is exercised, and such number of shares will no longer be available for awards under the Amended 1997 Incentive Plan. Shares may be issued in connection with a merger or acquisition as permitted by the rules of the applicable securities exchange, and such issuance will not reduce the number of shares available for issuance under the Amended 1997 Incentive Plan.

To the extent there are any shares underlying awards that subsequently expire or terminate for any reason prior to exercise or settlement, that are forfeited because of a failure to vest, or that are reacquired or withheld to satisfy a tax withholding obligation in connection with an award, such shares of Common Stock will again become available for issuance under the Amended 1997 Incentive Plan. Any shares reacquired pursuant to the Company’s withholding obligations in connection with restricted stock or any other stock-based award shall again become available for issuance under the Amended 1997 Incentive Plan.

The Amended 1997 Incentive Plan provides that no more than 500,000 shares may be awarded to a single individual in a single calendar year.

Under the Amended 1997 Incentive Plan, in the event of certain changes to the Company’s capitalization (as described below), the Committee will appropriately and proportionately adjust, in its discretion: (i) the class(es) and maximum number of securities subject to the Amended 1997 Incentive Plan, (ii) the class(es) and maximum number of securities that may be awarded to any person pursuant to the annual per-participant limit, (iii) the class(es) and maximum number of securities issued or issuable with respect to outstanding awards, and (iv) the exercise price, grant price, or purchase price relating to any award.

The Committee shall make such adjustments upon any change that is made in, or other events that occur with respect to, the shares subject to the Amended 1997 Incentive Plan or subject to any award without the receipt of consideration by the Company, through stock dividend, dividend in property other than cash, liquidating dividend, recapitalization, reincorporation, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or change in corporate structure or other similar equity restructuring transaction, as that term is used in FASB ASC Topic 718.

2024 Proxy Statement	43

PROPOSAL 2 — 1997 STOCK AWARD AND INCENTIVE PLAN (continued)
Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid to any individual solely for service as a non-employee director of the Board with respect to any calendar year, including awards granted under the Amended 1997 Incentive Plan and cash fees paid by us to such non-employee director, will not exceed $600,000 in total value, calculating the value of any awards based on the grant date fair value of such awards for financial reporting purposes.

Eligibility. All of the Company’s employees, directors, and independent contractors, as well as those of the Company’s subsidiaries and affiliates, are eligible to receive all types of awards under the Amended 1997 Incentive Plan.

As of March 28, 2024, the Company (including its subsidiaries and affiliates) had a total population of approximately 554 employees, approximately 19 independent contractors, and seven non-employee directors, all of whom would be eligible to receive awards under the Amended 1997 Incentive Plan.

Restricted Stock Awards. Restricted stock awards may be granted under the Amended 1997 Incentive Plan pursuant to restricted stock award agreements. Under the Amended 1997 Incentive Plan, a restricted stock award may be granted in consideration for cash, check, bank draft, or money order payable to us, the recipient’s services performed for the Company or an affiliate of the Company, or any other form of legal consideration acceptable to the Committee. Shares of stock acquired under a restricted stock award may, but need not, be subject to forfeiture, restrictions on transferability and other restrictions in accordance with a vesting schedule as determined by the Committee. Such restrictions may include factors relating to the increase in the value of the Common Stock or to individual or Company performance, such as the attainment of certain specified individual or Company-wide performance goals or earnings per share. However, (i) any restrictions that may lapse on the basis of a participant’s service with the Company or its subsidiaries or affiliates will not lapse any more rapidly than pro rata over a three-year period, and any restrictions that may lapse on the basis of factors such as an increase in the value of the Common Stock or individual or Company performance will not lapse any earlier than one year following the date of grant of the restricted stock award, and (ii) the lapsing of any such restrictions may be accelerated only in the event of a participant’s death, Disability or Retirement, or upon a Change of Control (as such terms are defined in the Amended 1997 Incentive Plan), except that up to 10% of the shares reserved for issuance under the Amended 1997 Incentive Plan may be subject to awards that do not meet the preceding vesting or acceleration limitations. Except to the extent restricted under the restricted stock award agreement, a participant who is granted a restricted stock award will have all of the rights of a stockholder, including the right to vote the shares and the right to receive dividends. Except as otherwise provided in the applicable restricted stock award agreement, restricted stock awards that have not vested will be forfeited upon the participant’s termination of service with the Company or its subsidiaries or affiliates.

Stock Awards in Lieu of Cash Awards. The Committee is authorized to grant Common Stock under the Amended 1997 Incentive Plan to participants as a bonus, or to grant other awards in lieu of Company commitments to pay cash under other plans or compensatory arrangements, as determined by the Committee. The Committee has the discretion to determine the terms of any such awards. However, (i) any such award that vests on the basis of a participant’s service with the Company or its subsidiaries or affiliates will not vest any more rapidly than pro rata over a three-year period, and any such award that vests on the basis of performance will provide for a performance period of at least one year, and (ii) vesting may be accelerated only in the event of a participant’s death, Disability or Retirement, or upon a Change of Control (as such terms are defined in the Amended 1997 Incentive Plan), except that (a) up to 10% of the shares reserved for issuance under the Amended 1997 Incentive Plan may be subject to awards that do not meet the preceding vesting or acceleration limitations, and (b) any such award that is granted in lieu of compensation that has been earned by the participant and that is otherwise payable in cash will not be subject to the preceding vesting limitations.

Other Stock-Based or Cash-Based Awards. The Committee is authorized to grant other stock-based or cash-based awards under the Amended 1997 Incentive Plan. Such awards may be granted with value and payment contingent upon the Company’s performance or any other factors designated by the Committee, or valued by reference to the performance of specified subsidiaries or affiliates of the Company. However, (i) any other stock-based award which vests on the basis of a participant’s service with the Company or its subsidiaries or affiliates will not vest any more rapidly than pro rata over a three-year period, and any other stock-based award which vests on the basis of performance will provide for a performance period of at least one year, and (ii) vesting may be accelerated only in the event of a participant’s death, Disability or Retirement, or upon a Change of Control (as such terms are defined in the Amended 1997 Incentive Plan), except that up to 10% of the shares reserved for issuance under the Amended 1997 Incentive Plan may be subject to awards which do not meet the preceding vesting or acceleration limitations.

The Committee will determine the terms and conditions of such awards at the time of grant or thereafter (subject to the terms of the Amended 1997 Incentive Plan) and with respect to any such awards that are performance-based compensation, the Committee will set a period of time (a “performance period”) over which the attainment of one or more goals (“performance objectives”) will be measured for the purpose of determining whether the participant has a vested right in or to such award. With respect to such awards, (i) any performance objectives for a particular calendar year will be established by the Committee, and (ii) the Committee will establish the performance objectives to be used, which will be based on one or more of the criteria (“performance criteria”) enumerated in the Amended 1997 Incentive Plan and described below.

2024 Proxy Statement	44

PROPOSAL 2 — 1997 STOCK AWARD AND INCENTIVE PLAN (continued)
Performance objectives under the Amended 1997 Incentive Plan will be determined by the Committee, based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes, and depreciation; (iii) earnings before interest, taxes, depreciation, and amortization (“EBITDA”); (iv) total stockholder return; (v) return on equity or average stockholders’ equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) net operating income (“NOI”); (xi) operating income after taxes; (xii) operating cash flow; (xiii) sales or revenue targets; (xiv) increases in revenue or product revenue; (xv) expenses and cost reduction goals; (xvi) economic value added (or an equivalent metric); (xvii) market share; (xviii) cash flow; (xix) cash flow per share; (xx) share price performance; (xxi) debt reduction; (xxii) customer satisfaction; (xxiii) stockholders’ equity; (xxiv) capital expenditures; (xxv) debt levels; (xxvi) operating margin or net operating margin; (xxvii) workforce diversity; (xxviii) growth of net income, operating income, or net earnings; (xxix) increase in funds from operations (“FFO”); (xxx) increase in FFO per share; (xxxi) liquidity; (xxxii) net debt to adjusted EBITDA; (xxxiii) fixed-charge coverage ratio; (xxxiv) percentage of annual rental revenue (“ARR”) from investment-grade and large cap tenants; (xxxv) same property NOI growth; (xxxvi) amount of RSF leased; (xxxvii) growth in ARR in Class A assets; (xxxviii) EBITDA margin; or (xxxix) the Company’s published ranking against its peer group of other real estate investment trusts based on total stockholder return, increase in FFO per share, and/or FFO current and forward multiples. At the discretion of the Committee, a performance measure not listed above may be utilized if it is considered relevant and important at the time of grant of the award.

Performance objectives may be established on a Company-wide basis or with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or terms relative to the performance of one or more comparable companies or the performance of one or more relevant indices. At the time of the grant of any award, the Committee is authorized to determine whether, when calculating the attainment of performance objectives for a certain performance period: (i) to exclude restructuring and/or other specific or objectively determinable nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar-denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles. In addition, the Committee retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance objectives and to define the manner of calculating the performance criteria it selects to use for a performance period.

Effect of a Change of Control. The following will occur with respect to awards (other than cash-based awards and awards that vest upon the attainment of specified performance objectives) granted under the Amended 1997 Incentive Plan in the event of a Change of Control (as defined in the Amended 1997 Incentive Plan). Any surviving corporation or acquiring corporation (or its parent company) may assume or continue any outstanding awards or may substitute similar awards (including an award to acquire the same consideration paid to the stockholders in the Change of Control) for those outstanding awards. If the surviving corporation or acquiring corporation (or its parent company) does not assume or continue any outstanding award or substitute a similar award for any outstanding award, then such award shall become fully vested (and exercisable, if applicable) effective as of the date of the Change of Control, contingent upon the closing or completion of the Change of Control. With respect to any award (other than any cash-based award and any award that vests upon the attainment of specified performance objectives) granted under the Amended 1997 Incentive Plan which does not become fully vested (and exercisable, if applicable) effective as of the date of a Change of Control, the following provisions shall apply in the event of an award holder’s Involuntary Termination (as defined in the Amended 1997 Incentive Plan) upon or within two years following a Change of Control: (i) any awards carrying a right to exercise shall become fully vested and exercisable; and (ii) any restrictions and forfeiture conditions applicable to any other awards granted will lapse and such awards will be deemed fully vested.

Transferability. Awards are not transferable by participants, except by will or the laws of descent and distribution. However, the Committee may permit transfers, in its discretion, in a manner consistent with applicable securities laws, provided that no awards may be transferred for consideration.

Duration, Amendment, and Termination. If the stockholders approve the Amended 1997 Incentive Plan, it will be effective as of the Amendment Date. The Board may suspend or terminate the Amended 1997 Incentive Plan without stockholder approval or ratification at any time. The Amended 1997 Incentive Plan will terminate on May 13, 2034, unless terminated sooner by the Board. The Board may amend or modify the Amended 1997 Incentive Plan at any time. However, no amendment will be effective unless approved by the stockholders to the extent stockholder approval is necessary to satisfy applicable law or applicable stock exchange listing requirements. Except with respect to amendments regarding Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), no amendment may adversely affect any participant’s outstanding awards under the Amended 1997 Incentive Plan without the participant’s consent.

2024 Proxy Statement	45

PROPOSAL 2 — 1997 STOCK AWARD AND INCENTIVE PLAN (continued)
Federal Income Tax Information

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient depend on his or her particular situation, each recipient should consult his or her tax advisor regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The Amended 1997 Incentive Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

The Company’s ability to realize the benefit of any tax deductions described below depends on the Company’s generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of the Company’s tax reporting obligations.

Restricted Stock Awards. Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Equity Compensation Plan Information

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2023:

	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plan Approved by Stockholders – 1997 Incentive Plan(1)	—	—	2,708,800
(1)Subject to the terms of the 1997 Incentive Plan, as in effect on December 31, 2023, shares available for award purposes under the 1997 Incentive Plan may be used for any type of award authorized under that plan, including, without limitation, restricted stock and other stock-based awards, as defined in the 1997 Incentive Plan.

New Plan Benefits

We have not approved any awards that are conditioned on stockholder approval of the Amended 1997 Incentive Plan. Awards under the Amended 1997 Incentive Plan are made at the discretion of the Board or Committee and are not subject to set benefits or amounts under the terms of the Amended 1997 Incentive Plan. Therefore, the benefits or amounts that will be received by or allocated to each named executive officer, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees who are not executive officers as a group under the Amended 1997 Incentive Plan, if approved by stockholders, are not presently determinable.

Required Vote and Board’s Recommendation

The affirmative vote of a majority of the votes cast on the proposal is required for approval of Proposal 2. The Board believes that approval of Proposal 2 is in the Company’s best interests for the reasons stated above.

The Board unanimously recommends a vote FOR Proposal 2.

2024 Proxy Statement	46

PROPOSAL 3 — NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) added Section 14A to the Exchange Act, which requires that we provide our stockholders with the opportunity to vote upon, on a non-binding, advisory basis, a resolution to approve the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. At our 2023 annual meeting of stockholders, the stockholders indicated their preference that we solicit this non-binding, advisory vote on the compensation of our NEOs every year. Since then, the Board has adopted a policy consistent with that preference.

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, the Board, or the Compensation Committee. However, both the Board and the Compensation Committee will consider and evaluate the results of the vote together with feedback from stockholders. To the extent there is any significant vote against our NEO compensation as disclosed in this Proxy Statement, the Board and the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

The vote on this resolution is not intended to address any specific element of compensation but rather relates to the overall compensation of our NEOs, as described in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. The compensation of our NEOs subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative discussion contained in this Proxy Statement. As discussed in those disclosures, we believe that our compensation philosophy and decisions support our key business objectives of creating value for, and promoting the interests of, our stockholders.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement by casting a non-binding, advisory vote “FOR” the following resolution, which will be presented at the 2024 Annual Meeting:

“RESOLVED, that the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED by the stockholders of the Company.”

The affirmative vote of a majority of the votes cast on the matter at the 2024 Annual Meeting will be required to adopt the foregoing resolution.

The Board unanimously recommends a vote FOR Proposal 3.

2024 Proxy Statement	47

PROPOSAL 3 — NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION (continued)
Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (the “Board”) of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has concluded that the level of named executive officer compensation for 2023 is fair, reasonable, and in the best interests of the Company and has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

COMPENSATION COMMITTEE
Steven R. Hash, Chair James P. Cain Richard H. Klein

2024 Proxy Statement	48

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains our executive compensation program for 2023 as it relates to our NEOs. For the purposes of this section, we refer to Messrs. Binda, Shigenaga, Ryan, Kass, and Ciruzzi as our “Other NEOs.”

Name	Tenure		Current Position
Joel S. Marcus	30		Executive Chairman and Founder
Peter M. Moglia	26		Chief Executive Officer and Chief Investment Officer
Marc E. Binda(1)	19		Chief Financial Officer and Treasurer
Dean A. Shigenaga(2)	23		Former President and Chief Financial Officer
Daniel J. Ryan(3)	21	(4)	Co-President and Regional Market Director – San Diego
Hunter L. Kass(3)	6		Co-President and Regional Market Director – Greater Boston
Vincent R. Ciruzzi	27		Chief Development Officer
(1)Mr. Binda has served as our Chief Financial Officer and Treasurer since September 15, 2023; prior to such time, Mr. Binda served as
Executive Vice President – Finance and Treasurer.
(2)Mr. Shigenaga resigned from his positions as President and Chief Financial Officer, effective September 15, 2023. Pursuant to an amendment and restatement of his employment agreement (described below under “Compensation Tables and Related Narrative – Employment Agreements“), he continues to serve the Company as its Business and Financial Strategist.
(3)Effective as of September 15, 2023, the Board elected Mr. Ryan as Co-President and Regional Market Director – San Diego and elected Mr. Kass as Co-President and Regional Market Director – Greater Boston. Prior to September 15, 2023, Mr. Ryan served as Co-Chief Investment Officer and as Executive Vice President – Regional Market Director – San Diego and Mr. Kass served as Executive Vice President – Regional Market Director – Greater Boston.
(4)Including eight years with Veralliance Properties, Inc., certain assets of which were acquired by the Company in 2010.

We present our Compensation Discussion and Analysis in the following sections:

1.Executive Summary
In this section, we highlight our 2023 corporate performance, certain governance aspects of our executive compensation program, and our stockholder engagement efforts.	Page 50
2.Compensation Governance
In this section, we describe our executive compensation philosophy and provide an overview of our executive compensation determination process.	Page 60
3.Key Elements of the Executive Compensation Program
In this section, we describe the material elements of our executive compensation program.	Page 63
4. 2023 Compensation Decisions
In this section, we provide an overview of the Compensation Committee’s executive compensation decisions for 2023 and certain actions taken after 2023 where discussion thereof may enhance the understanding of our executive compensation program.
Page 64
5.Retirement and Benefit Programs
In this section, we describe the Company’s cash balance pension plan, deferred compensation plan, and perquisites and other benefits provided to our NEOs.	Page 96
6.Other Compensation Policies
In this section, we summarize our other compensation policies and review the accounting and tax treatment of compensation and the relationship between our compensation program and risk.	Page 97

2024 Proxy Statement	49

COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary

EXECUTIVE SUMMARY

ALEXANDRIA PERFORMANCE HIGHLIGHTS

ALEXANDRIA'S OUTSTANDING LONG-TERM VALUE

Total Shareholder Return From ARE's IPO on May 27, 1997[(1)] to December 31, 2023

WELLTOWER 1,928%
ALEXANDRIA 1,512%
UNIVERSAL HEALTH REALTY INCOME TRUST 1,162%
FTSE NAREIT EQUITY HEALTH CARE INDEX 980%
LTC PROPERTIES 932%
NATIONAL HEALTH INVESTORS 855%
VENTAS 825%
MSCI US REIT INDEX 792%
HEALTHPEAK PROPERTIES 573%
OMEGA HEALTHCARE INVESTORS 504%
HEALTHCARE REALTY TRUST 305%

JIM COLLINS
Renowned Author and Business Strategist

Source: S&P Global Market Intelligence. Assumes reinvestment of dividends.
Excluding Alexandria, the individual REITs in the chart above represent constituents of the FTSE Nareit Equity Health Care Index as of December 31, 2023 for which total shareholder return ("TSR") information since May 27, 1997 is available from S&P Global Market Intelligence.
(1) Alexandria's initial public offering ("IPO") priced at $20.00 per share on May 27, 1997.

STRONG OPERATIONAL AND FINANCIAL PERFORMANCE

FUNDS FROM OPERATIONS PER SHARE – DILUTED, AS ADJUSTED

$6.60
$6.96
$7.30
$7.76
$8.42
$8.97
36% GROWTH
2023 vs 2018
2018
2019
2020
2021
2022
2023

NET OPERATING INCOME
(in millions)

$946
$1,086
$1,355
$1,491
$1,806
$2,027
114% GROWTH
2023 vs 2018
2018
2019
2020
2021
2022
2023

COMMON STOCK DIVIDENDS PER SHARE

$3.73
$4.00
$4.24
$4.48
$4.72
$4.96
33% GROWTH
2023 vs 2018
2018
2019
2020
2021
2022
2023

2024 Proxy Statement	50

COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)

ALEXANDRIA SURPASSES FTSE NAREIT EQUITY HEALTH CARE REITS IN FORWARD FFO PER SHARE MULTIPLE[1]

2019–2023 AVERAGE FORWARD FFO PER SHARE MULTIPLE[1] OF ALEXANDRIA AND FTSE NAREIT EQUITY HEALTH CARE CONSTITUENTS AS OF DECEMBER 31, 2023

10.1x
11.8x
12.0x
13.5x
14.7x
15.0x
15.8x
16.5x
16.7x
17.1x
18.8x
19.2x
20.0x
20.8x
20.9x
ALEXANDRIA®
SBRA
MPW
OHI
NHI
CTRE
LTC
GMRE
VTR
DOC
HR
PEAK
DHC
CHCT
WELL

(1) For each company, represents the average of forward FFO per share multiples as of each year-end from 2019 through 2023. Forward FFO multiple is calculated as the quotient of a company's year-end stock price and forward FFO per share estimated as of the year-end for the following year by Bloomberg Professional Services.

ALEXANDRIA'S STRONG FFO[1] PER SHARE RESULTS

$4.40
$4.80
$5.25
$5.51
$6.02
$6.60
$6.96
$7.30
$7.76
$8.42
$8.97
10-YEAR GROWTH: 104%
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023

2024 Proxy Statement	51

COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)

ALEXANDRIA: AT THE VANGUARD AND HEART OF THE LIFE SCIENCE ECOSYSTEM™

THE LIFE SCIENCE INDUSTRY'S EXCEPTIONAL PERFORMANCE

From December 31, 2012 To December 31, 2020

TSR in 2020, COVID-19 Start Year
TSR From Dec. 31, 2012 to Dec. 31, 2020
340+
FDA Approvals of New Drugs
50%
of Novel FDA-Approved Therapies Are from Alexandria Tenants
48%
395%
26%
233%
12%
115%
12/31/2012
12/31/2013
12/31/2014
12/31/2015
12/31/2016
12/31/2017
12/31/2018
12/31/2019
12/31/2020
SPDR S&P Biotech ETF ("XBI")
NASDAQ Biotechnology Index ("NBI")
Dow Jones US Select Pharmaceuticals Index

2020-2021: ALEXANDRIA'S EXCEPTIONAL TOTAL SHAREHOLDER RETURN[(1)]

From January 1, 2020 To December 31, 2021

ALEXANDRIA
45.1%
MSCI US REIT INDEX
32.2%
4.9%
FTSE NAREIT EQUITY HEATH CARE INDEX
(0.5)%
FTSE NAREIT EQUITY OFFICE INDEX

Source: S&P Global Market Intelligence.
(1) Assumes reinvestment of dividends.

2024 Proxy Statement	52

COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)

2022–2023: PERIOD OF SUSTAINED INTEREST RATE INCREASES

0.25%
0.25%
0.50%
0.75%
1.50%
2.50%
1.75%
0.25%
0.25%
4.50%
5.50%
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023

FEDERAL FUNDS TARGET RATE ("INTEREST RATE") AS OF EACH YEAR-END

AMID 2022–2023 INTEREST RATE INCREASES AND SILICON VALLEY BANK COLLAPSE, ALEXANDRIA'S FFO PER SHARE MULTIPLE DECLINES DESPITE ALEXANDRIA'S STRONG FFO PER SHARE GROWTH

$4.40
$4.80
$5.25
$5.51
$6.02
$6.60
$6.96
$7.30
$7.76
$8.42
$8.97
14.5x
18.5x
17.2x
20.2x
21.7x
17.5x
23.2x
24.4x
28.7x
17.3x
14.1x
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
FFO PER SHARE MULTIPLE
FFO PER SHARE - DILUTED, AS ADJUSTED

ALEXANDRIA'S RESILIENCE: SURPASSING ALL FTSE NAREIT EQUITY HEALTH CARE REITS IN FORWARD FFO PER SHARE MULTIPLE(1)

FIVE-YEAR AVERAGE (2019–2023)

10.1x
11.8x
12.0x
13.5x
14.7x
15.0x
15.8x
16.5x
16.7x
17.1x
18.8x
19.2x
20.0x
20.8x
20.9x
ALEXANDRIA
SBRA
MPW
OHI
NHI
CTRE
LTC
GMRE
VTR
DOC
HR
PEAK
DHC
CHCT
WELL

(1) For Alexandria and each of the constituents of the FTSE Nareit Equity Health Care Index as of December 31, 2023, represents the average of forward FFO per share multiples as of each year-end from 2019 to 2023. Forward FFO multiple is calculated as the quotient of a company's year-end stock price and forward FFO per share estimated as of the year-end for the following year by Bloomberg Professional Services.

2024 Proxy Statement	53

COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)

As of December 31, 2023, unless indicated otherwise.
(1)Top 10% ranking represents credit rating levels from S&P Global Ratings and Moody’s Investors Service for publicly traded U.S. REITs, from Bloomberg Professional Services. A credit rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time.
(2)Refer to the “Definitions and Reconciliations” section of this Proxy Statement for additional information.
(3)As of the date of this report.

2024 Proxy Statement	54

COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)
Pay-for-Performance Philosophy

The fundamental principle that drives pay decisions of the Compensation Committee is to align pay with performance. The experience, abilities, and commitment of our NEOs (whose tenures average 22 years) provide the Company with unique skill sets in the business of owning and operating essential real estate for the broad and diverse life science industry and therefore have been and will continue to be critical to the Company’s long-term success, including the achievement of each of our key business objectives: (1) profitability; (2) growth in funds from operations per share – diluted, as adjusted, net operating income, and Common Stock dividends per share; and (3) creation of long-term stockholder value. We believe that our multiyear strategy to deliver significant achievements toward growth in funds from operations per share – diluted, as adjusted, net operating income, and Common Stock dividends per share has resulted in significant long-term stockholder value.

Solid Long-Term Stockholder Value Creation

Since our IPO in May 1997, Alexandria has consistently created significant value for our stockholders, achieving a TSR of 1,512% through December 31, 2023, which substantially surpassed the S&P 500 Index’s TSR of 820%, the FTSE Nareit Equity Health Care Index’s TSR of 980%, and the MSCI US REIT Index’s TSR of 792%, among others. This achievement translates to a compound annual growth rate (“annual growth rate”) of 11% since our IPO, surpassing the performance of various indices during the same period. Specifically, our annual growth rate exceeded that of S&P 500 Index’s 8.7%, the FTSE Nareit Equity Health Care Index’s 9.4%, the MSCI US REIT Index’s 8.6%, and was double the annual growth rate of the FTSE Nareit Equity Office Index’s 5.5%. This exceptional long-term value creation demonstrates the Company’s strategic acumen, operational excellence, and critical support for our life science industry tenants.

Exceptional Growth During the COVID-19 Pandemic During 2020–2021

During the three-year period from December 31, 2018 to December 31, 2021, Alexandria accomplished an extraordinary milestone by more than doubling our stockholders’ value, achieving a TSR of 109%. This exceptional performance stands in contrast to the broader REIT sector, as indicated by the MSCI US REIT Index’s 66% increase during the same period. Furthermore, Alexandria’s TSR significantly outperformed the FTSE Nareit Equity Health Care and FTSE Nareit Equity Office Indices, which experienced relatively modest TSR increases during this period of 27% and 31%, respectively.

In 2020, amid the unprecedented challenges posed by the COVID-19 pandemic, Alexandria demonstrated remarkable resilience by delivering a 13% TSR to our stockholders. This performance notably contrasted with the returns of (8)%, (10)%, and (18)% seen in the MSCI US REIT Index, the FTSE Nareit Equity Health Care Index, and the FTSE Nareit Equity Office Index, respectively, during 2020.

This period of remarkable growth was substantially driven by Alexandria's crucial role during the COVID-19 crisis, serving as the landlord to innovators like Moderna and Pfizer. In 2020, the SPDR S&P Biotech ETF (Ticker: “XBI”) generated its largest annual TSR of 48% since 2013 and a remarkable TSR of 224% for the period from January 1, 2014 to December 31, 2020. For context, during this period, the TSRs of the S&P 500 Index and the MSCI US REIT Index were 134% and 69%, respectively, and Alexandria’s TSR was 248%. This highlights Alexandria’s dominant position within the life science real estate sector, our unmatched infrastructure, and our ability to support our life science tenants, further enhancing shareholder value.

The life science industry continues to show strong growth, fueled by multifaceted sources of funding, including private venture capital, biopharma R&D spend, government funding, and philanthropic support for biomedical innovation. Our focus on high-quality Labspace® assets in prime locations positions us to effectively capitalize on these ongoing trends:

•The R&D expenditures by U.S. publicly traded life science companies have shown consistent growth since 2014, nearly doubling in 2023 compared to 2014. 16 of the top 20 pharma R&D spenders (for the year 2022) are Alexandria tenants.
•The sector’s growth is further supported by substantial growth in government funding, with the NIH’s budget having increased by 25% in 2023 compared to 2019.
•Although life science venture funding has declined compared to a peak in 2020–2022, it remains robust. In 2023, funding levels exceeded those achieved in each year from 2013 to 2019.
•CBRE’s “2024 U.S. Life Science Outlook” report, published in January 2024, highlighted that “FDA approvals of novel drugs in 2023 neared the second-highest annual total over the past 25 years.” Alexandria tenants were responsible for almost half of novel FDA-approved therapies since 2013.

Continued Operational Excellence in 2022 and 2023 Amid a Challenging Macroeconomic Environment

During the subsequent two-year period from January 1, 2022 to December 31, 2023, our operational fundamentals remained robust. Our funds from operations per share – diluted, as adjusted, increased at an annual growth rate of 7.5%, which exceeded the annual growth rate of 5.6% during our extraordinary performance period from December 31, 2018 to December 31, 2021 described above. Furthermore, our net operating income and dividends per share continued to increase during this period, as demonstrated by the graphs on the previous pages.

2024 Proxy Statement	55

COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)

Despite our continued strong operating performance in 2023, our TSR since December 31, 2021 was negative. This period posed considerable challenges across the real estate sector, impacted by a variety of external factors that led to a downturn in the stock prices of many real estate companies, including ours. Recognizing these external factors is important for a comprehensive understanding of their effect on the performance of our stock price, which we believe has not reflected our Company’s solid operating performance during this period. These external factors included the following:

•High interest rates. The 2022–2023 period has been characterized by rising interest rates, a policy implemented by the Federal Reserve as a countermeasure to inflationary pressures. The rapid escalation in interest rates since 2022 has led to higher borrowing costs for real estate investments and acquisitions, further contributing to investors’ cautious approach and a reassessment of values within the real estate sector. Such conditions may have exerted additional downward pressure on the stock prices of real estate companies. For instance, the sharp increase in interest rates starting in 2022 has shown an inverse relationship with the decline in our stock price, suggesting that the increase in interest rates may have partially contributed to our stock price decline since 2022.

High interest rates make it more challenging for prospective buyers of real estate assets to secure required financing on favorable terms, potentially deterring their participation in the market or forcing them to seek more expensive alternative funding options. Such challenges for buyers often lead to a rise in properties available for sale, contributing to pressure on both property valuations and REIT stock prices.

•Collapse of Silicon Valley Bank (“SVB”). In March 2023, the sudden and unexpected collapse of SVB, a significant financial institution and a major lender to the life science industry, had a profound impact on the life science sector. SVB’s fall triggered widespread uncertainty resulting in tighter financial conditions for many companies within the life science industry. As of December 31, 2023, 92% of our annual rental revenue from our top 20 tenants was derived from tenants who are investment-grade or publicly traded large cap companies, the highest in our 30-year history. However, the volatile market conditions following SVB’s collapse likely led to a reassessment of risk within the life science sector, and, despite our strong tenant metrics, our focus on leasing space to life science tenants may have impacted investor confidence, contributing to a decline in our stock price.

•Oversupply of office space. The real estate market has also been facing an oversupply of office space, exacerbated by shifts in work patterns. This oversupply has put downward pressure on office rental rates and office occupancy rates, as well as office real estate valuations. The downturn faced by office REITs has negatively affected the overall market sentiment toward the broader real estate sector, including toward high-performing REITs within specialized/niche sectors like us. Despite our continued resilience, evidenced by stable occupancy rates, consistent rent collections, solid balance sheet, and strong credit metrics, we believe that investors’ reevaluation of office REITs may also be contributing to the stock price declines of non-office REITs, including ours.

Furthermore, the shift toward hybrid and remote work arrangements, combined with our success and that of other laboratory operators, has encouraged various office and other REITs to repurpose their underutilized office spaces into laboratory facilities. This has also motivated new and existing life science developers to commence speculative redevelopment and/or development projects in anticipation of demand for laboratory facilities. These conversion and speculative redevelopment and/or development projects may increase the supply of life science space in the near future, placing downward pressure on current and potentially future rental and occupancy rates, as well as on stock prices of life science and health care REITs.

Alexandria has a high-quality Labspace® asset base predominantly concentrated in markets with high barriers to entry. Our mega campuses provide a comprehensive solution to life science tenants, one that is challenging to replicate due to the significant time and capital required to reproduce this model. Despite a recent and projected increase in the availability of laboratory space, Alexandria is expected to continue to benefit from our focus on Class A/A+ assets strategically clustered in life science mega campuses in innovation cluster locations in close proximity to top academic medical institutions. We believe this proximity is a key driver of tenant demand. Our campuses are used in two distinct ways: (i) to house the research operations of our tenants and (ii) to help our tenants recruit and retain the best talent available from a limited pool, which underscores why the scale, strategic design, and placement of our mega campuses are critical. We believe the focus on our mega campus strategy will continue to position us favorably against potential supply of new competitive laboratory spaces.

2024 Proxy Statement	56

COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)
The Fundamental Principle That Drives Our Pay Decisions Is to Align Pay With Performance

The Compensation Committee structures NEO compensation to be dependent on the Company’s performance and execution of our key business objectives.

•Over 50% of each NEO’s total annual compensation (an average of 70% in 2023) is delivered in the form of equity incentive grants that are “at risk” and directly dependent on long-term stockholder value, as calculated based on the grant date value of such equity awards as reported in our “Summary Compensation Table.”

•A meaningful portion of the equity incentives granted to our NEOs is eligible to vest solely upon the achievement of preset rigorous performance goals over a multiyear period. For 2023, approximately 83% of our Executive Chairman’s and 69% of our Chief Executive Officer’s long-term equity incentives granted in 2023 vest upon achievement of metrics relating to our FFO per share, FFO per share multiple, and TSR over a three-year period, on an absolute and/or relative basis, based on the grant date value of such equity awards as reported in our “Summary Compensation Table.”

•In 2023, Alexandria continued to demonstrate solid performance, highlighted by the increases of 6.5% in funds from operations per share – diluted, as adjusted, 12.2% in net operating income, and 5.1% in Common Stock dividends per share. In 2023, Alexandria achieved the highest growth in annual net operating income in Company history from development and redevelopment projects placed into service during 2023. This strong performance, despite a negative TSR for the period from December 31, 2021 to December 31, 2023 and the challenging macroeconomic environment, underscores Alexandria’s resilience and our ongoing ability to create long-term value for our stockholders.

•NEO compensation is affected by both stock price declines and by the forfeiture of performance-based compensation when the Company's performance does not achieve predetermined targets. Because our predetermined absolute TSR targets were not met, in 2023 our NEOs forfeited 25% of the three-year performance-based incentive awards granted in 2020, and in 2024, our NEOs forfeited 50% of the three-year performance-based incentive awards granted in 2021. For additional information regarding forfeitures during 2023 and forfeitures in the first quarter of 2024, refer to the section titled “2021 and 2020 Long-Term Performance-Based Incentive Award Payouts to Our NEOs.”

ALEXANDRIA CENTER® FOR LIFE SCIENCE – SOUTH LAKE UNION
1.6 MILLION RSF MEGA CAMPUS

701 Dexter Avenue North
601 Dexter Avenue North
800 Mercer Street
400 Dexter Avenue North
Near-Term and Future Development
Operating Property

2024 Proxy Statement	57

COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)
Significant and Proactive Stockholder Engagement

Stockholder Engagement Process

A critical component of the Compensation Committee’s process continues to be its ongoing active engagement with our stockholders. Following our 2023 meeting of stockholders, we continued our outreach efforts and proactively contacted stockholders holding in aggregate 71% of our Common Stock. The Lead Director, who also serves as the Chair of the Compensation Committee, led these meetings. Additionally, during this period, we held more than 250 meetings with investors and analysts, covering a variety of topics, including business trends and strategy, key growth drivers, corporate governance matters, our executive compensation program, and ways to enhance our disclosures.

We proactively reached out to	We held more than
stockholders holding in aggregate 71% of our Common Stock	250 meetings with investors and analysts
covering a wide variety of topics, including business trends and strategy, key growth drivers, corporate governance matters, and our executive compensation program

2023 SAY-ON-PAY VOTING RESULTS
The Compensation Committee determined to maintain the core structure of our overall executive compensation program for 2023, having taken into account:
	✓	the strong support demonstrated by our stockholders on our say-on-pay proposal with respect to our 2022 NEO compensation;
In 2023, we received 86% of votes cast “FOR” our 2022 executive compensation program; over the last five years, we received (on average) approximately 92% of votes cast “FOR” our executive compensation program.
	✓	feedback from our stockholders indicating their hesitation to micromanage our business by insisting upon a rigid, formulaic approach for our Other NEOs; and
	✓	the significant changes made to our executive compensation program over the past decade as a result of stockholder engagement.

2024 Proxy Statement	58

COMPENSATION DISCUSSION AND ANALYSIS – Executive Summary (continued)
Significant Changes to Our Executive Compensation Program as a Result of Stockholder Engagement

The following chart describes actions taken during the last several years, including in 2023 and 2024, as a result of our engagement with stockholders:

Category	Actions
Change-in-control vesting of equity awards	Changed from single-trigger vesting to double-trigger vesting of equity awards granted to all NEOs. All currently outstanding equity awards are subject to double-trigger vesting.

Annual incentive performance goals	Reduced the number of goals and made them more formulaic for the Executive Chairman and the Chief Executive Officer, and since 2020, incorporated environmental and sustainability measures.

Disclosure of annual incentive corporate performance goals	Disclosed weightings, goals, and actual performance for the Executive Chairman’s and the Chief Executive Officer’s annual cash incentive awards.

Disclosure of long-term incentive (“LTI”) award for performance goals related to FFO per share
Specific metrics for FFO per share will continue to be disclosed at the end of each performance period and are included below. We believe that disclosure of such metrics during a three-year performance period would be inappropriate since most REITs provide only annual guidance for FFO per share.

Structure of LTI awards
Refined the structure of LTI awards granted to the Executive Chairman and the Chief Executive Officer for 2024 to include performance metrics relating to NOI growth and leverage ratio, in addition to a relative forward FFO per share equity multiple ranking modifier, and reduced the cap on maximum vesting that could be achieved for the performance-based portion of the LTI award, from 156.4% of target to 150% of target. Additionally, we extended the vesting schedule for the service-based portion of the LTI award to four years from three years, and we added a one-year holding period that applies to all vested shares under the annual LTI award.

Disclosure of compensation for all NEOs	In addition to disclosures made for the Executive Chairman and the Chief Executive Officer, disclosed key performance considerations underlying compensation awarded to the Other NEOs.

Performance-based program for all NEOs
Adopted a long-term performance program whereby each NEO receives an annual performance-based award, 100% of which is eligible to vest based upon formulaic performance goals. For awards granted in 2023, we revised the structure of our performance program so the awards are not based on a single metric, replacing the absolute TSR metric with a relative forward FFO per share equity multiple ranking metric; accordingly, the 2023 awards are based on (i) our relative TSR performance and (ii) our relative forward FFO performance, in each case over a three-year performance period. The shares subject to each award are also subject to a one-year holding period after vesting. For additional information, refer to “Long-Term Performance-Based Incentive Awards Granted in 2023 to All NEOs” in this “Compensation Discussion and Analysis” section.

Positive Feedback From Stockholders

For our Other NEOs, the Compensation Committee utilizes a holistic approach to annual incentive compensation. The Compensation Committee has, however, continued to consider a more formulaic approach to annual incentive compensation. The Chair of the Compensation Committee has specifically discussed the existing holistic approach with stockholders during our extensive stockholder outreach program. The feedback from stockholders generally consisted of the following:

•Support for our current compensation program; and
•Support for the Compensation Committee’s structuring of our executive compensation program in a manner it believes to be in the best interests of the Company.

We have also received generally positive feedback from stockholders during our ongoing engagement efforts in connection with the following:

•Our stockholder engagement efforts and the changes to our compensation program made as a result of such engagement;
•Our enhanced disclosures, which we have maintained and expanded in this Proxy Statement;
•Our emphasis on long-term performance-based compensation; and
•Our corporate responsibility efforts and related disclosures.

2024 Proxy Statement	59

COMPENSATION DISCUSSION AND ANALYSIS (continued)

COMPENSATION GOVERNANCE

The Compensation Committee

The Compensation Committee consists of three independent directors, Messrs. Hash (Chair), Cain, and Klein. The Compensation Committee administers our executive compensation program and is responsible for reviewing and approving our compensation policies and the compensation paid to our NEOs and other executive officers. The Compensation Committee has incorporated the following market-leading governance features into our executive compensation program:

☑	Stockholder-Friendly Practices We Follow	☒	Stockholder-Unfriendly Practices We Avoid
✓	Maintain a cap on both short-term and long-term incentive compensation payments	☒	Guaranteed bonuses
✓	Impose a one-year post-vesting holding period on certain long-term incentive awards	☒	Excessive perquisites
✓	Include a “double-trigger” change-in-control provision in all equity awards granted to NEOs	☒	Excessive change-in-control or severance payments
✓	Maintain robust director and senior officer stock ownership guidelines	☒	Tax gross-up payments
✓	Maintain hedging and clawback policies	☒	Unrestricted pledging of the Company’s shares
✓	Conduct an annual say-on-pay vote	☒	Hedging or derivative transactions involving the Company’s shares
✓	Mitigate inappropriate risk-taking

Compensation Philosophy

The fundamental principle that drives pay decisions of the Compensation Committee is to align pay with performance. The experience, abilities, and commitment of our NEOs (whose tenures average 22 years) provide the Company with unique skill sets in the business of owning and operating essential real estate for the broad and diverse life science industry and therefore have been and will continue to be critical to the Company’s long-term success, including the achievement of each of our key business objectives: (1) profitability; (2) growth in FFO per share – diluted, as adjusted, net operating income, and Common Stock dividends per share; and (3) creation of long-term stockholder value. The Compensation Committee believes that each NEO’s total annual compensation should vary with the performance of the Company and the performance of the individual for the year in question.

The Compensation Committee believes that our compensation program:

CREATES	ENSURES	SETS	DISTINGUISHES	ALIGNS	REWARDS

incentives for management to support our key business objectives	a prudent use of equity	rigorous performance goals	between short-term and long-term time horizons and objectives	pay with performance	each NEO for accomplishments

Consistent with the Compensation Committee’s pay-for-performance philosophy, the Compensation Committee considers the Company’s financial and operating performance, each NEO’s achievement of predetermined individual performance measures, and market conditions when determining executive compensation. For 2023, the Compensation Committee used a disciplined approach for determining each NEO’s compensation, based on the following general principles:

•Base salary should generally be an important but relatively small portion of total compensation;
•Annual cash incentive awards should be performance based;
•At least 50% of total annual compensation should be “at risk” compensation in the form of equity in order to align a significant amount of compensation with the interests of the Company’s stockholders;
•A portion of each NEO’s equity compensation should include long-term incentive awards that vest solely upon the achievement of performance conditions; and
•Each NEO’s total compensation should include an evaluation of the officer’s individual performance, position, tenure with the Company, experience, expertise, leadership, management capability, and contribution to profitability; growth in FFO per share – diluted, as adjusted, net operating income, and Common Stock dividends per share; and long-term stockholder value.

2024 Proxy Statement	60

COMPENSATION DISCUSSION AND ANALYSIS (continued)
As described above, for our Other NEOs, the Compensation Committee has continued to consider a more formulaic approach to annual incentive compensation. The Chair of the Compensation Committee has specifically discussed the existing holistic approach with stockholders during our extensive stockholder outreach program, and stockholders have continued to express (i) support for our current compensation program, (ii) hesitation to micromanage our business by insisting upon a rigid, formulaic approach, and (iii) support for the Compensation Committee’s structuring of our executive compensation program in a manner it believes to be in the best interests of the Company.

Accordingly, for 2023, the Compensation Committee continued to take the same comprehensive and holistic approach that has been successful and that it believes has led to retaining the team of NEOs with significant tenure with the Company who have been and will continue to be critical to our long-term success.

The key attributes of this approach are as follows:

•Holistic review — The Compensation Committee performs a holistic review of each NEO’s performance and does not assign specific weights to any particular factor.
•Reflection of corporate and individual performance — Compensation is not based on a rigid formula but reflects individual and corporate performance; each NEO’s total annual compensation varies with the Company’s performance for the year in question.
•Effective retention — Each NEO has unique skill sets in the business of owning and operating essential real estate for the broad and diverse life science industry. These skills are easily transferable to a variety of direct competitors, as well as other businesses. However, our NEOs’ tenures with the Company average 22 years, which the Compensation Committee attributes, in part, to an effective executive compensation program.

Role of the Compensation Consultant

The Company continued in 2023 to engage FTI, an external compensation consultant that specializes in the real estate industry and has been engaged by the Company for several years to review our executive compensation program and, if appropriate, to recommend changes to ensure a fair, reasonable, and balanced compensation program for our NEOs that motivates and rewards performance while closely aligning the interests of our NEOs with those of our stockholders. FTI also reviewed the Company’s disclosure of various compensation and benefits payable to each NEO upon certain termination events and provided compensation data and recommendations to the Board. The Compensation Committee has considered and assessed all relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, that could give rise to a potential conflict of interest with respect to FTI’s work. The Compensation Committee determined, based on its analysis of these factors, that the work of FTI, and the individual compensation advisors employed by FTI as compensation consultants, does not create any conflict of interest.

Role of Our Named Executive Officers

Mr. Marcus reviews in depth the performance of our Chief Executive Officer and the Other NEOs with the Compensation Committee and makes compensation recommendations to the Compensation Committee for its review and final determination. The NEOs and the Company’s finance and talent management teams provide market and Company-specific information to the Compensation Committee that is used in determining each NEO’s compensation in light of the Company’s relative and absolute performance and individual contributions.

2024 Proxy Statement	61

COMPENSATION DISCUSSION AND ANALYSIS (continued)
Compensation Peer Group

The Compensation Committee conducts a comprehensive review of the compensation programs and processes of other publicly traded REITs as an informal “market check” of compensation practices, salary levels, and target incentive levels. In reviewing this information, the Compensation Committee considers whether its compensation decisions are consistent with market practices. The Compensation Committee evaluates compensation primarily on the corporate objectives discussed above under “Compensation Philosophy” on page 60, viewing peer comparison as just one of several factors considered.

In selecting a peer group, the Compensation Committee focused first on public REITs that own laboratory or life science space. Because only three such REITs were identified in our complex real estate asset class, the Compensation Committee expanded our comparison group to include REITs that compete with us for talent and match our operational scale in terms of total assets, revenues, and equity capitalization, generally ranging from 0.5 to 2.5 times our size. This approach aims to facilitate a balanced comparison by taking into account the complexities of managing a large REIT. In addition, the Compensation Committee considered companies with solid credit ratings. The effectiveness of our NEOs in competing with REITs that demonstrate strong credit metrics is critical for our strategic growth and funding of our value-creation development and redevelopment pipeline. Consequently, peers with strong credit profiles are also factored into our evaluation when selecting our compensation peer group.

The Compensation Committee has identified the companies listed below as our compensation peer group for 2023, aiming to facilitate the Compensation Committee in establishing a compensation program that is fair, aligned with the industry standards, and competitive. This approach helps us attract and retain top talent, as well as maintain investor confidence by demonstrating compensation practices that are both equitable and aligned with stockholder interests. Our peer group for 2023 (the “2023 Peer Group”) consisted of the following companies:

Compensation Peer Group		Owns Laboratory or Life Science Space	S&P Credit Rating	S&P 500 Company	Total Assets(1)	Total Revenues(1)	Total Equity Capitalization (1)(2)
Boston Properties, Inc.	BXP	✓	BBB+	✓	✓	✓
Kilroy Realty Corporation	KRC	✓	BBB
Healthpeak Properties, Inc.	PEAK	✓	BBB+	✓		✓	✓
Healthcare Realty Trust Incorporated	HR		BBB
Medical Properties Trust, Inc.	MPW		BB+		✓	✓
Ventas, Inc.	VTR	✓	BBB+	✓	✓	✓	✓
Welltower, Inc.	WELL		BBB+	✓	✓	✓	✓
Prologis, Inc.	PLD		A	✓	✓	✓
Alexandria	ARE	✓	BBB+	✓	75th Percentile	50th Percentile	75th Percentile
(1)Source: S&P Global Market Intelligence. Column indicates whether total assets, revenues, and equity capitalization, as applicable, fell within 0.5 to 2.5 times our size as of December 31, 2022.
(2)Total equity capitalization represents the outstanding shares of Common Stock multiplied by the closing price as of December 31, 2022.

TOTAL SHAREHOLDER RETURN
Five Years Ended December 31, 2023
Alexandria and Compensation Peers
MPW (56.3%)
HR (23.4%)
KRC (22.7%)
BXP (22.2%)
PEAK (10.6%)
VTR 5.8%
28.0%
Alexandria
WELL 56.0%
PLD 157.3%

2024 Proxy Statement	62

COMPENSATION DISCUSSION AND ANALYSIS (continued)

KEY ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

Our executive compensation program consists of three principal components, summarized in the table below, that we believe together emphasize long-term performance and creation of long-term stockholder value. The percentages in the table below reflect the actual base salary earned, the actual cash incentives paid, and the grant date fair value of equity awards, in each case as reported in our “Summary Compensation Table” for 2023 on page 98.

Compensation		What We Pay		Why We Pay It

FIXED	Short-Term	Base Salary	●	The Compensation Committee views base salary as the fixed compensation paid for ongoing performance throughout the year and required to attract, retain, and motivate Company executives.
			●	The base salaries of our NEOs are determined in consideration of their position, responsibilities, personal expertise, and experience, as well as the prevailing base salaries at the Company and elsewhere for similar positions.
			●	NEOs are eligible for periodic increases in their base salary as a result of Company performance and NEO performance, including leadership, contribution to Company goals, and stability of operations.

AT-RISK	Mid-Term	Annual Cash Incentive Awards[1]	●	Annual cash incentives for our NEOs reflect the Compensation Committee’s belief that a significant portion of the annual compensation of each NEO should be “at risk” and therefore contingent upon the performance of the Company, as well as the individual contribution of each NEO.

			●	Annual cash incentives further align our NEOs’ interests with those of stockholders and help the Company attract, retain, and motivate executive talent.
	Long-Term	Restricted Stock Awards	●	Equity compensation is designed to align the interests of NEOs and other employees with the interests of stockholders through growth in the value of the Company’s Common Stock.
			●	As determined by the Compensation Committee, the Company awards restricted stock as long-term incentives to motivate, reward, and retain NEOs and other employees.
			●	Restricted stock awards are utilized because their ultimate value depends on the performance of the Company’s future stock price, which provides motivation through variable “at risk” compensation and direct alignment with stockholders.
			●	A portion of each NEO’s compensation includes long-term incentive awards that vest solely upon the achievement of performance conditions that drive our key business objectives.
			●	Regular long-term equity grants ensure competitive compensation opportunities.
(1)Refer to “Summary Compensation Table” on page 98 for the detail of each NEO’s annual cash incentive award.

= Executive Chairman and Chief Executive Officer
= Other NEOs

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
2023 Compensation Decisions

Base Salaries

The base salary for each NEO is determined by the Compensation Committee. The Compensation Committee decides whether to adjust compensation based on a wide range of factors relating to both corporate and individual performance. For 2023, the Compensation Committee approved the following base salaries:

Name	Position	2023 Base Salary		2022 Base Salary	% Increase(1)
Joel S. Marcus	Executive Chairman and Founder	$1,255,000		$1,165,000	7.7%
Peter M. Moglia	Chief Executive Officer and Chief Investment Officer	$780,000		$725,000	7.6%
Marc E. Binda	Chief Financial Officer and Treasurer	$615,000	(2)	N/A(2)	N/A(2)
Dean A. Shigenaga	Former President and Chief Financial Officer	$750,000	(3)	$695,000	7.9%
Daniel J. Ryan	Co-President and Regional Market Director – San Diego	$750,000		$695,000	7.9%
Hunter L. Kass	Co-President and Regional Market Director – Greater Boston	$625,000		$565,000	10.6%
Vincent R. Ciruzzi	Chief Development Officer	$615,000		$570,000	7.9%

(1)Base salary increase reflects cost-of-living adjustment. Mr. Kass’s base salary increase also reflects his increased scope of responsibilities overseeing management of the Company’s largest region and his internal pay equity considerations.
(2)Represents annual base salary rate as approved by the Compensation Committee in connection with Mr. Binda’s promotion to Chief Financial Officer and Treasurer, effective as of September 15, 2023. Prior to his promotion, Mr. Binda’s base salary for 2023 was $495,000. Further, Mr. Binda became an NEO in 2023.
(3)Represents annual base salary rate as approved by the Compensation Committee in early 2023. Effective as of September 15, 2023, Mr. Shigenaga resigned from his positions as President and Chief Financial Officer. Pursuant to his amended employment agreement, effective as of September 15, 2023, Mr. Shigenaga’s base salary rate for 2023 was reduced to $562,500, and effective as of January 1, 2024, Mr. Shigenaga’s base salary rate was further reduced to $120,000.

ONE ALEXANDRIA SQUARE embodies the core attributes of our visionary mega campus platform, including design, scale, sustainability, and convenience. Anchored around four newly developed laboratory buildings, the mega campus will add an incredible suite of amenities to Torrey Pines and offer critical proximity to a dense concentration of leading research institutions to spark collaboration opportunities.

MEGA CAMPUS: ONE ALEXANDRIA SQUARE
10935, 10945, AND 10955 ALEXANDRIA WAY, TORREY PINES, SAN DIEGO

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
Annual Cash Incentive Awards

Annual Cash Incentive Awards for Executive Chairman and Chief Executive Officer

Structure and Target Value of Executive Chairman’s and Chief Executive Officer’s 2023 Cash Incentive Awards

Messrs. Marcus’s and Moglia’s respective employment agreements provide that each is eligible to receive an annual cash incentive award, 60% of which is payable based upon the achievement of rigorous annual corporate performance criteria established by the Compensation Committee (such portion of the annual cash incentive award, the “Corporate Performance Component”) and 40% of which is payable based upon achievement of predetermined individual performance measures established by the Compensation Committee (such portion of the annual cash incentive award, the “Individual Performance Component”). For 2023, the Compensation Committee structured 80% of the Corporate Performance Component to be based upon achievement of predetermined corporate performance measures, and the remaining 20% of the Corporate Performance Component to be based upon the achievement of predetermined environmental and sustainability goals. The Compensation Committee believes this mix is appropriate because it balances the teamwork and common purpose necessary to maximize corporate success while motivating each executive to achieve the individual objectives appropriate for their respective positions, as described in more detail below. Annual cash incentives awarded to our Executive Chairman and our Chief Executive Officer are subject to a maximum of 225% of their respective base salaries.

For 2023, Messrs. Marcus and Moglia were eligible for the following threshold, target, and maximum percentages of their base salaries:

		2023 Cash Incentive Award Opportunity

Level	Percentage of Base Salary	Mr. Marcus	Mr. Moglia
Threshold	75%	$941,250	$585,000
Target	150%	$1,882,500	$1,170,000
Maximum	225%	$2,823,750	$1,755,000

The target bonus amounts for our Executive Chairman and our Chief Executive Officer, which, as a percentage of their base salaries have not increased since 2012 and 2018, respectively, are below the average and median of chief executive officers of companies in our 2023 Peer Group, as disclosed in proxy statements filed by the peer companies in 2023:

Company	Target as a Percentage of Base Salary	Target Bonus	Max as a Percentage of Base Salary	Max Bonus
Boston Properties, Inc.	254%	$2,350,000	381%	$3,525,000
Kilroy Realty Corporation	245%	$3,000,000	367%	$4,500,000
Healthcare Realty Trust Incorporated	200%	$1,700,000	340%	$2,890,000
Medical Properties Trust, Inc.	200%	$2,000,000	300%	$3,000,000
Ventas, Inc.	200%	$2,150,000	360%	$3,870,000
Welltower, Inc.	200%	$2,300,000	400%	$4,600,000
Healthpeak Properties, Inc.	153%	$1,150,000	230%	$1,725,000
Prologis, Inc.	150%	$1,500,000	300%	$3,000,000

Average (excluding Alexandria)	200%	$2,018,750	335%	$3,388,750
50th Percentile (excluding Alexandria)	200%	$2,075,000	350%	$3,262,500

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
Corporate Performance Component of Executive Chairman’s and Chief Executive Officer’s 2023 Cash Incentive Awards

For 2023, the Compensation Committee determined that, with respect to the Corporate Performance Component of Messrs. Marcus’s and Moglia’s annual cash incentive awards, (i) 80% would be based on the achievement of predetermined rigorous corporate performance measures, weighted 50% toward balance sheet management goals and 50% toward profitability and net asset value (“NAV”) related goals, and (ii) 20% would be based on the achievement of predetermined environmental and sustainability goals. The following section focuses on the predetermined corporate performance measures, and the section thereafter focuses on the predetermined environmental and sustainability goals.

2023 Corporate Performance Measures: Balance Sheet Management Goals and Profitability and NAV-Related Goals

The corporate performance measures for each category were established based upon a comprehensive review of the Company’s strong multiyear financial and operating performance and 2023 budgets. The 2023 corporate performance goals set by the Compensation Committee included annual balance sheet management, profitability, and NAV-related goals. In setting the threshold, target, and maximum achievement levels for each 2023 corporate performance goal, the Compensation Committee considered, among other things, the Company’s historical performance against the achievement levels previously set for each annual cash incentive award metric, the importance of setting rigorous target achievement levels that meaningfully align with our key business objectives, and our 2023 Peer Group’s relative performance, as compared to the Company’s performance, in 2022 with respect to each annual cash incentive award metric. For most metrics where comparative data was publicly available, the Company was generally required to perform at or above our peer companies’ median performance in 2022 in order for Messrs. Marcus and Moglia to earn a payout at the target achievement level.

Ultimately, the Compensation Committee decided to set the target achievement levels for the 2023 corporate performance goals as described in the following pages for the reasons below:

•Messrs. Marcus and Moglia, as well as our Other NEOs, have continued to consistently generate strong operating and financial year-over-year performance on behalf of the Company, so the Compensation Committee decided to continue setting rigorous yet attainable goals that properly incentivize the achievement of this high level of performance year after year.

•The Compensation Committee’s holistic view of the annual cash incentive award metrics, as well as its strong understanding of how these metrics operate in the aggregate to contribute to both strong financial and operating performance and long-term TSR performance, led the Compensation Committee to conclude that the target achievement level for each performance goal was not only rigorous but also directly aligned with our key business objectives, including stockholder value creation.

•The 2023 corporate performance goals were based, in part, on the following general principles:

•Recognition of consistently strong long-term performance as opposed to strong growth following periods of significant decline in performance;

•Recognition that many other qualitative goals for each NEO also contribute to both strong financial and operating performance and long-term TSR performance (such as the environmental and sustainability initiatives included in our strategic core business verticals); and

•Alignment with the strategic goal of maintaining attractive long-term cost of capital to support strategic long-term growth.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
2023 Balance Sheet Management Goals

The 2023 balance sheet management goals established by the Compensation Committee were strategically aligned with the following objectives:

•Liquidity, net debt to Adjusted EBITDA, fixed-charge coverage ratio, and appropriate execution of capital plan represent key credit considerations for our overall investment-grade credit ratings from Moody’s Investors Service and S&P Global Ratings; and

•Balance sheet management goals are generally based upon December 31, and therefore, goals reflect flexibility to accommodate strategic decisions that may temporarily impact goals for a very narrow point in time. For example, an important real estate acquisition may arise late in the calendar year, and although the acquisition may be strategic and focused on generating long-term value, the timing of the real estate acquisition may result in slight, temporary adjustments to our balance sheet metrics, with no change in our long-term balance sheet management goals.

The following table reflects the threshold, target, and maximum achievement levels established by the Compensation Committee, as well as the relative weighting and actual achievement of each of our 2023 balance sheet management goals. Due to unavailability of our peers’ corresponding metrics in the S&P Global Market Intelligence database, our comparative rank among peers is not provided.

Alexandria’s Actual 2023 Performance

(1)This goal was based upon the strategy to maintain a range of liquidity of one to two years primarily to fund construction and normal debt maturities.
(2)These goals were established to maintain one of the top credit profiles in the REIT industry. Net debt to Adjusted EBITDA is calculated using the lower of the three months ended December 31, 2023 annualized, or trailing 12 months. Fixed-charge coverage ratio is calculated using the higher of the three months ended December 31, 2023 annualized, or trailing 12 months. Refer to “Net debt and preferred stock to Adjusted EBITDA” and “Fixed-charge coverage ratio” in the “Definitions and Reconciliations” section of this Proxy Statement for additional information.
(3)This goal provided the Compensation Committee with discretion to evaluate how well the executives executed strategic capital decisions through December 31, 2023, taking into consideration appropriate adjustment in strategy to address changes in the financial and debt and equity capital markets, including the balance of pricing, tenure, capital structure, long-term capital alternatives, and maturity profile. For information regarding each NEO’s achievement of this goal in 2023, refer to the discussion below under “Goal: Raising capital and further strengthening our long-term capital structure.”

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
2023 Profitability and NAV-Related Goals

Profitability and NAV-related goals are specific to each performance year and therefore will vary from year to year. Key considerations each year, however, include, among others, key leasing to high-quality tenants, some of which may not be investment-grade rated, occupancy and temporary vacancy during the year related to re-tenanting space, and the volume of contractual lease expirations at the beginning of each year. We also consider the consistency of profitability and NAV over time as opposed to strong growth following periods of significant decline in profitability and NAV.

The 2023 profitability and NAV-related goals established by the Compensation Committee were strategically aligned with the following objectives:

•Recognition that our NEOs have achieved strong operating and financial performance over multiple years, as opposed to outperformance following years of underperformance, and recognition of the need for flexibility to accommodate short-term changes without impacting long-term goals;

•High-quality and stable cash flows from a REIT industry-leading, high-quality tenant base with 52% of annual rental revenue from investment-grade or publicly traded large equity cap tenants as of December 31, 2023;

•Consistency of growth in income from rentals over multiple years;

•Consistent, strong dividend growth with a focus on retaining significant cash flows from operating activities after dividends for reinvestment;

•Adjusted EBITDA margin for the Company that ranks among the top of our 2023 Peer Group and is consistent with the strength of our credit profile; and

•Flexibility in a particular year while maintaining a strong long-term Adjusted EBITDA margin.

As discussed above, a critical component of the Compensation Committee’s process continues to be maintaining active ongoing engagement with our stockholders. In early 2023, in its evaluation of annual corporate performance criteria related to our Executive Chairman’s and Chief Executive Officer’s annual cash incentive awards for performance year 2023, the Compensation Committee considered the feedback received from our stockholder outreach discussions in 2022. As a result, the Compensation Committee refined certain profitability and NAV-related performance goals for 2023 to avoid potential duplication of the performance goals while maintaining a formulaic approach to the revised components. The following table reflects the threshold, target, and maximum achievement levels established by the Compensation Committee, as well as the relative weighting and actual achievement of each of our 2023 profitability and NAV-related goals.

Alexandria’s Actual 2023 Performance
The Percentage of Total Annual Rental Revenue from Investment-Grade or Publicly Traded Large Cap Tenants goal was established to maintain our REIT industry-leading percentage. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and Reconciliations” section of this Proxy Statement.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

2023 Environmental and Sustainability Goals

As discussed above, the remaining 20% of the Corporate Performance Component of Messrs. Marcus’s and Moglia’s 2023 annual cash incentive awards is based on the achievement of predetermined environmental and sustainability goals. Specifically, the Compensation Committee established the following goals for these NEOs’ 2023 annual cash incentive awards, which were designed to further our sustainability mission of making a positive impact on society by developing and operating efficient and healthy buildings, mitigating greenhouse gas emissions and climate risk, and advancing human health and nutrition.

	2023 Environmental and Sustainability Goals	Alexandria’s Actual 2023 Performance

Environmental and Sustainability Goals	Continued pursuit of LEED certification for new Class A/A+ development and redevelopment properties	During 2023, the number of properties certified or pursuing LEED certifications increased by 3%.
Continued enhancement of programming and disclosures in the annual corporate responsibility report, including consideration of guidelines from the Taskforce on Climate-Related Financial Disclosures (TCFD)
During 2023, we received multiple noteworthy achievements in the GRESB Real Estate Assessment. We earned 4-Star Ratings in the operating asset and development benchmarks; we achieved our seventh consecutive Green Star designation; and we received our sixth consecutive “A” disclosure score with a perfect score of 100 and a #1 ranking for transparency regarding our sustainability practices and reporting.

We received the Cambridge Chamber of Commerce’s 2023 Visionary Award for developing 325 Binney Street, designed to be the most sustainable laboratory building in Cambridge and selected by Moderna as its new global headquarters and R&D center. 325 Binney Street, on our Alexandria Center® at One Kendall Square mega campus in Cambridge, is targeting LEED Zero Energy, LEED Platinum Core & Shell, Fitwel Life Science, and WiredScore Platinum certifications.

We were awarded a 2023 Design Award in the Climate Action category by the AIA Calfornia for 685 Gateway Boulevard, an amenities hub designed at the forefront of sustainability. The building, which is designated as Zero Energy Ready and is on track to achieve the International Living Future Institute’s Zero Energy certification, was one of two projects recognized at the highest level in the awards program.

Continued pursuit of Fitwel and WELL certifications for healthy buildings, which recognize industry-leading approaches to the health, wellness, and productivity of the Company’s employees and tenants in the workplace
During 2023, we increased the number of properties certified or pursuing Fitwel certifications by 11%.

Based on its assessment of the achievements summarized in the table above, the Compensation Committee determined in early 2024 that Messrs. Marcus and Moglia had earned 225% of the target level of the environmental and sustainability metric of their 2023 annual cash incentive awards.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
2023 Cash Incentive Award Decisions for Executive Chairman and Chief Executive Officer

As discussed above, the Company has delivered strong multiyear operating and financial performance, including in 2023. Due to the continued strong operating and financial performance in 2023, the achievement of the corporate performance goals at the maximum level for all eight goals, the environmental and sustainability progress made as discussed above, and the continued strong individual performance of Messrs. Marcus and Moglia in 2023, as discussed below, which resulted in each NEO earning the maximum achievement level with respect to the individual performance component of their respective 2023 annual cash incentive awards, the Compensation Committee awarded Mr. Marcus an annual cash incentive award of $2,823,750 and Mr. Moglia an annual cash incentive award of $1,755,000.

Individual Performance Component of Executive Chairman’s and Chief Executive Officer’s 2023 Cash Incentive Awards

Messrs. Marcus’s and Moglia’s respective employment agreements also provide that 40% of each of their annual cash incentive awards be based upon the achievement of predetermined individual performance measures, which are to be established each year by the Compensation Committee. As described further below, the Compensation Committee established individual goals for both NEOs for 2023 that align with the Company’s key business objectives of creating value for, and promoting the interests of, our stockholders.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Mr. Marcus’s 2023 Goals and Assessment of 2023 Performance

The 2023 individual goals established for Mr. Marcus by the Compensation Committee focused on key leadership in the continued pursuit of maximizing long-term stockholder value. The performance goals established for Mr. Marcus in early 2023, and the achievement of each goal determined in early 2024, were as follows:

Goal: Direct the long-term strategy of the Company and oversee strategic business matters
Mr. Marcus led the execution of the following initiatives focused on the long-term strategy of the Company in 2023:
•Enhanced the Company’s asset base, which, as of December 31, 2023, aggregated 73.5 million SF, including 42.0 million RSF of operating properties, 5.5 million RSF of Class A/A+ properties undergoing construction and one near-term project expected to commence construction in the next two years, 2.1 million RSF of priority anticipated development and redevelopment projects, and 23.9 million SF of future development projects. 66% of our value-creation pipeline RSF is within our mega campuses, which represent cluster campuses that consist of approximately 1 million RSF or more, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished.
•Took advantage of a favorable capital market environment in early 2023 and opportunistically issued, on a leverage-neutral basis, unsecured senior notes payable aggregating $1.0 billion with a weighted-average interest rate of 4.95% and a weighted-average maturity of 21.2 years.
•Executed a self-funding strategy by effectively implementing our value harvesting and asset recycling program in 2023, in which sales primarily of real estate assets not integral to our mega campus strategy generated $1.3 billion of capital at attractive capitalization rates for investment into our highly leased development and redevelopment projects and strategic acquisitions.
•Executed long-term leases aggregating 4.3 million RSF with a weighted-average lease term of 11.3 years for 2023, above our historically long weighted-average lease term of 8.8 years over the last 10 years. 76% of our leasing activity during the last twelve months was generated from our existing tenant base.
•Oversaw strategic growth initiatives in each region, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, Research Triangle, and Texas; oversaw the Company’s New York City regional strategic operations.
•Generated the highest incremental annual net operating income in Company history from development and redevelopment projects placed into service, aggregating 2.5 million RSF that are 100% leased across multiple submarkets, of $265 million.
•Implemented and oversaw the differentiated business strategy that drove the Company’s strong multiyear operating and financial performance.
•Created, operated, and grew the Company’s mission-critical proprietary products — including Alexandria LaunchLabs®, the premier life science startup platform purpose-built to accelerate the growth of early-stage companies; Alexandria Seed Capital Platform, an innovative model for seed-stage investments; Alexandria Science Hotel®, step-up space from Alexandria LaunchLabs; Alexandria AscentLabs® (known as Alexandria GradLabs® in San Diego), a dynamic platform accelerating the growth of early-stage life science companies; Alexandria Innovation Suites, collaborative space for mature life science entities; and Alexandria VCSuites®, high-end suites for leading venture capitalists — and campus amenities.

Goal: Lead the venture investments strategic core business vertical and life science ecosystem outreach
Mr. Marcus led the execution of the venture investments strategic core business vertical focused on providing long-term strategic investment capital to innovative life science entities developing transformative therapies and technologies. Alexandria’s life science investment activity focuses on groundbreaking therapeutic platforms with immense potential to address a wide array of diseases. As of December 31, 2023, Alexandria’s unrealized gains on non-real estate investments aggregated $196.9 million.

Mr. Marcus, as a member of the Prix Galien USA Awards esteemed jury again this year, honored transformational innovations in life science. He, alongside other influential life science leaders, served on the Prix Galien USA Awards committee responsible for evaluating and recognizing the Best Digital Health Solution; Best Medical Technology; Best Incubators, Accelerators and Equity; and Best Startup.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
Goal: Lead the thought leadership strategic core business vertical
In 2023, Mr. Marcus led Alexandria Summit® events, which are focused on convening a diverse group of visionary partners and key stakeholders from the biopharma, technology, agribusiness, medical, academic, venture and private equity capital, philanthropy, patient advocacy, and government communities to address critical challenges to advancing human health.

Goal: Oversee and inspire leadership, culture, management, mission, and retention
Mr. Marcus led the training, education, mentoring, growth, and retention of our entire team with special emphasis on promoting diversity in leadership. Mr. Marcus managed the career development of the Company’s NEOs and senior officers. Leadership, mentoring, and developing careers of the NEOs and senior officers are of strategic importance to Mr. Marcus and the Board, as well as to the long-term success of the Company. Mr. Marcus has consistently been effective in this important area, as evidenced by our low attrition rate and history of finding highly qualified candidates for promotion from within our strong bench. The Other NEOs have an average tenure with the Company of about 19 years. Executive and senior management have an average tenure with the Company of about 13 years.

Goal: Lead the corporate responsibility strategic core business vertical with emphasis on environmental sustainability and social responsibility and philanthropy
Alexandria’s cutting-edge sustainability initiatives and performance were highlighted in the 2023 GRESB Real Estate Assessment, in which we achieved the following: (i) 4-Star Ratings in the operating asset and development benchmark, (ii) our seventh consecutive Green Star designation, and (iii) our sixth consecutive “A” disclosure score, with a perfect score of 100 and a #1 ranking for transparency regarding our sustainability practices and reporting in 2023.

Mr. Marcus led our pioneering social responsibility efforts, which are fundamental to the fulfillment of our mission and are aimed at driving forward significant collaborative and innovative solutions to address some of today’s most pressing and widespread societal challenges. Our eight social responsibility pillars comprise the following: (1) accelerating medical innovation to save lives, (2) harnessing agtech to combat hunger and improve nutrition, (3) supporting our military, our veterans, and their families, (4) prioritizing the mental health crisis, (5) revolutionizing addiction treatment, (6) approaching homelessness as a healthcare problem, not a housing issue, (7) building principled leaders though education, and (8) inspiring future generations with the stories and values of our nation’s heroes.

Mr. Marcus also led our partnership with Verily in the creation of OneFifteen, an innovative non-profit learning healthcare system dedicated to the full and sustained recovery of people living with opioid addiction and other substance use disorders. Together with Verily, we pioneered a fully integrated campus in Dayton, Ohio to house a novel data-driven comprehensive model encompassing a full continuum of care with dedicated facilities and services for medication-assisted treatment, residential housing, peer support, family reunification, workforce development, job placement, and community transition. In October 2023, OneFifteen celebrated its fourth anniversary of the campus in Dayton, Ohio. OneFifteen has treated over 7,500 patients since opening its doors in October 2019.

Mr. Marcus and Alexandria presented a panel, titled “A National Imperative to Combat Mental Illness and Addiction,” featuring leading advocates of mental health and addiction recovery, congressmen and veterans Seth Moulton and Michael Waltz and the Navy SEAL Foundation’s chief executive officer Robin King, at the 2023 Galien Forum USA, which was held at the Alexandria Center® for Life Science – New York City in October 2023.

Goal: Effective communication with investors, analysts, and the general public and providing of insight into the Company’s strategy for mission-critical activities

Mr. Marcus was an active participant in a substantial portion of the over 250 investor and analyst meetings held by the Company during 2023, including the Company’s annual Investor Day meeting in November 2023.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Mr. Moglia’s 2023 Goals and Assessment of 2023 Performance

The 2023 individual goals established for Mr. Moglia by the Compensation Committee focused on key leadership in the continued pursuit of maximizing long-term stockholder value. The performance goals established for Mr. Moglia in early 2023, and the achievement of each goal determined in early 2024, were as follows:

Goal: Supporting our selective development strategy focused on high-quality properties that are well positioned within our identified core markets, have high-quality tenants in place, offer attractive returns on our investments, and drive the cost-effective completion of the Company’s development and redevelopment properties
Mr. Moglia provided leadership, oversight, and strategic execution of the Company’s selective construction of new Class A/A+ properties through development and redevelopment of collaborative life science mega campuses in AAA innovation cluster locations. Additionally, Mr. Moglia provided leadership and oversight of the leasing strategy for these properties focused on high-quality tenants, high-quality cash flows, and attractive returns on the Company’s investment. These efforts resulted in the following achievements during 2023:
•Enhanced the Company’s asset base, which, as of December 31, 2023, aggregated 73.5 million SF including 42.0 million RSF of operating properties, 5.5 million RSF of Class A/A+ properties undergoing construction and one near-term project expected to commence construction in the next two years, 2.1 million RSF of priority anticipated development and redevelopment projects, and 23.9 million SF of future development projects.
•Executed long-term leases aggregating 4.3 million RSF with a weighted-average lease term of 11.3 years for 2023, above our historically long weighted-average lease term of 8.8 years over the last 10 years; 76% of our leasing activity during the last twelve months was generated from our existing tenant base.
•Executed a self-funding strategy by effectively implementing our value harvesting and asset recycling program in 2023, in which sales primarily of real estate assets not integral to our mega campus strategy generated $1.3 billion of capital at attractive capitalization rates for investment into our highly leased development and redevelopment projects and strategic acquisitions.

•Placed into service development and redevelopment projects aggregating 2.5 million RSF that are 100% leased across multiple submarkets and generated the highest incremental annual net operating income in Company history of $265 million.

•As of December 31, 2023, the Company’s highly leased value-creation pipeline of current projects and one near-term project that are under construction or that will commence construction in the next two years is expected to generate incremental annual net operating income aggregating $495 million, primarily commencing from the first quarter of 2024 through the fourth quarter of 2027. These projects aggregate 5.7 million RSF and are 60% leased/negotiating, with 70% of the leased RSF generated from our existing tenant base.

In 2023, Mr. Moglia oversaw selective value-creation real estate acquisitions in our key life science cluster submarkets aggregating 1.6 million SF, including 1.1 million SF of future development and redevelopment opportunities, for an aggregate purchase price of $259.0 million. These acquisitions continue to be primarily focused on current and future development and redevelopment opportunities, providing for expansion of our mega campuses and accommodating the future growth of our tenants.
Goal: Solid rental rates on lease renewals and re-leasing of space
Mr. Moglia led the execution of leases aggregating 4.3 million RSF with a weighted-average lease term of 11.3 years for 2023, above our historically long weighted-average lease term of 8.8 years over the last 10 years. This includes 3.0 million RSF of lease renewals and re-leasing of space and 1.3 million RSF of developed, redeveloped, and previously vacant space leased in Class A/A+ properties. Our rental rate growth on lease renewals and re-leasing of space for 2023 was 29.4% and 15.8% (cash basis).

Goal: Raising capital and further strengthening our long-term capital structure

Under Mr. Moglia’s leadership, the Company successfully executed many of the long-term components of our capital strategy and further strengthened our capital structure:

•Generated significant net cash flows from operating activities. In 2023, we funded approximately $535.9 million of our equity capital needs with net cash flows from operating activities after dividends.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
•Continued strategic value harvesting through real estate dispositions, partial interest sales, and settlements of forward equity sales agreements.
•In 2023, sales primarily of real estate assets not integral to our mega campus strategy generated $1.3 billion of capital at attractive capitalization rates for investment into our highly leased development and redevelopment projects and strategic acquisitions.
•We settled our forward equity sales agreements that were outstanding as of December 31, 2022 by issuing 699 thousand shares of Common Stock, for which we received net proceeds of $104.3 million.
•For the year ended December 31, 2023, achieved solid growth in same property net operating income of 3.4% and 4.6% (cash basis), as well as significant growth in Adjusted EBITDA (fourth quarter annualized) of 13%, which allowed us to:
•Maintain our net debt and preferred stock to Adjusted EBITDA ratio (fourth quarter of 2023 annualized) to 5.1x, equaling the lowest leverage levels in Company history; and
•Take advantage of a favorable capital market environment in early 2023 and opportunistically issue, on a leverage-neutral basis, unsecured senior notes payable aggregating $1.0 billion with a weighted-average interest rate of 4.95% and a weighted-average maturity of 21.2 years.
•Maintained a strong and flexible balance sheet with significant liquidity as of December 31, 2023:
•Net debt and preferred stock to Adjusted EBITDA of 5.1x, equaling the lowest leverage levels in Company history, and fixed-charge coverage ratio of 4.5x (fourth quarter of 2023 annualized).
•Significant total balance sheet liquidity of $5.8 billion.
•The Company’s investment-grade credit ratings from S&P Global Ratings and Moody’s Investors Service were BBB+ and Baa1, respectively, which continued to rank in the top 10% of credit ratings among all publicly traded U.S. REITs.
•Weighted-average remaining term on outstanding debt of 12.8 years, with no debt maturities until 2025 and only 20% of our total debt matures in the next five years.
•$1.2 billion of expected capital contribution commitments from existing consolidated real estate joint venture partners to fund construction from January 1, 2024 through 2027.
•$33.1 billion total market capitalization (calculated as the outstanding shares of Common Stock multiplied by the closing price, plus total debt outstanding; all inputs as of December 31, 2023).
•$21.8 billion total equity capitalization, which ranks in the top 10% among all publicly traded U.S. REITs.

Goal: Oversight of industry-leading sustainability initiatives and programming
As a member of Alexandria’s sustainability committee, Mr. Moglia oversees our industry-leading sustainability initiatives and programming, which directly benefit our tenants, employees, and communities and create long-term value for our stockholders. During 2023, as a result of these efforts, we achieved the following:
•4-Star Ratings in the operating asset and development benchmarks from GRESB.
•Sixth consecutive “A” disclosure score, with a perfect score of 100 from GRESB and a #1 ranking for transparency regarding our sustainability practices and reporting.
•Seventh consecutive Green Star designation from GRESB.
•Several 2023 TOBY (The Outstanding Building of the Year) Awards from BOMA (Building Owners and Managers Association) in Boston, San Diego, and Seattle. The TOBY & Industry Awards recognize excellence in property management, building operations, and service in the commercial real estate industry.
•In our Cambridge submarket: Five recognitions across three of our mega campuses — Alexandria Center® at Kendall Square, Alexandria Center® at One Kendall Square, and Alexandria Technology Square® — for Corporate Facility, Building Under 100,000 SF, Laboratory Building, Historical Building, and Renovated Building categories.
•In our Lake Union submarket: Two recognitions for 1165 Eastlake Avenue East on The Eastlake Life Science Campus by Alexandria mega campus in the Corporate Facility and Life Science categories.
•In our University Town Center submarket: A recognition for 9880 Campus Point Drive on our Campus Point by Alexandria mega campus in the Life Science category.
•Named one of Newsweek’s Most Trustworthy Companies in America. The Company was one of only six S&P 500 REITs recognized based on three public touchpoints of trust: customer trust, investor trust, and employee trust.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
•Awarded a 2023 Design Award in the Climate Action category by the AIA California for 685 Gateway Boulevard, an amenities hub designed at the forefront of sustainability. The building, which is designated as Zero Energy Ready and is on track to achieve the International Living Future Institute’s Zero Energy certification, was one of two projects recognized at the highest level in the awards program. The AIA California Design Award winners embody design excellence and address climate change.
•Earned multiple awards in the Triangle Business Journal’s 2023 SPACE Awards, including Top Life Science/Laboratory Lease for 7 Triangle Drive on our Alexandria Center® for Sustainable Technologies mega campus and Top Flex Lease for our Alexandria Center® for Life Science – Durham mega campus. The annual SPACE Awards recognize the Research Triangle’s top real estate developments and transactions.
•Received the Cambridge Chamber of Commerce’s 2023 Visionary Award for developing 325 Binney Street, designed to be the most sustainable laboratory building in Cambridge and selected by Moderna as its new global headquarters and R&D center. The chamber’s annual awards recognize innovators from the business, institutional, and non-profit communities effecting change and making a positive impact on people’s lives in Cambridge and beyond.
•Selected for two 2023 CoStar Impact Awards — Commercial Development of the Year for 10055 Barnes Canyon Road on our SD Tech by Alexandria mega campus and Lease of the Year with Bristol Myers Squibb for our development of an innovative research hub for the global pharmaceutical company on our Campus Point by Alexandria mega campus. The CoStar Impact Awards recognize exemplary commercial real estate transactions and projects that have significantly influenced their communities.

Goal: Effective communication with Executive Chairman and the Board on matters of tactical and strategic importance, including risk management matters
During 2023, Mr. Moglia participated in four meetings held by the full Board and met frequently with Mr. Marcus. These meetings covered many key topics, including matters of tactical and strategic importance such as risk management.

Goal: Effective communication with investors, analysts, and the general public and providing of insight into the Company’s strategy for mission-critical activities
Mr. Moglia engaged with investors and analysts frequently throughout the year with regard to the Company’s interests and during various real estate investor conferences. He was an active participant in a significant portion of the over 250 investor and analyst meetings held by the Company during 2023 and the Company’s annual Investor Day meeting in November 2023.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
Annual Cash Incentive Awards for Other NEOs

The employment agreements for Messrs. Binda, Shigenaga, Ryan, Kass, and Ciruzzi provide for annual cash incentive awards that are granted at the discretion of the Compensation Committee, none of which are guaranteed. As described above, the Compensation Committee considered a more formulaic approach for our Other NEOs but decided the existing method permits the Compensation Committee to adjust compensation based on a wide range of factors relating to both corporate and individual performance. In exercising its discretion, the Compensation Committee performs a holistic assessment of the Company’s performance and each Other NEO’s individual achievements, taking into account competitive market dynamics as well as the macroeconomic environment, and does not assign specific weights to any particular factor. Each Other NEO’s annual cash incentive award is subject to a maximum amount equal to 300% of their base salary.

2023 Cash Incentive Award Decisions for Our Other NEOs

The Compensation Committee evaluated each Other NEO’s performance in the context of achievement of the goals established in early 2023, as described below, and each Other NEO’s performance, position, tenure, experience, expertise, leadership, and management capability. As a result, the Compensation Committee awarded each Other NEO a cash incentive award for 2023 in the amount of $950,000 to Mr. Binda, $1,625,000 to Mr. Shigenaga, $1,750,000 to Mr. Ryan, $1,750,000 to Mr. Kass, and $750,000 to Mr. Ciruzzi. Annual cash incentives awarded to Other NEOs are subject to a maximum of 300% of their respective base salaries.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
Individual Performance Component of Our Other NEOs’ 2023 Cash Incentive Awards

In early 2023, the Compensation Committee established the following individual performance goals for each of our Other NEOs to form the basis for the Compensation Committee’s annual cash incentive award determinations for 2023. The performance goals were intended to be challenging, and they varied for each Other NEO based upon his role and responsibilities.

Goal	Marc E. Binda	Dean A. Shigenaga	Daniel J. Ryan	Hunter L. Kass	Vincent R. Ciruzzi
Oversight of financial strategy and planning	●	●
Management of the Company’s capital structure	●	●
Maintenance of a strong and flexible balance sheet	●	●
Effective communication with executive management on matters of tactical and strategic importance	●	●	●	●	●
Active engagement with investment community	●	●	●	●
Oversight of industry-leading sustainability initiatives and programming	●	●			●
Oversight of cybersecurity initiatives and safeguards	●	●
Expansion of expertise in mega campus design, building design, and placemaking strategy across each of our life science cluster markets			●
Solid growth in same property net operating income			●
Maintaining solid net operating income margin				●
Solid growth in rental rates on lease renewals and re-leasing of space			●	●
Maintaining solid occupancy			●	●
Achieving high pre-leasing and/or a high leased percentage of value-creation projects (ground-up development and/or redevelopment)			●	●
Oversight and execution of value-creation projects at solid returns on investment			●	●	●
Execution of selective acquisition of value-added properties in AAA innovation clusters			●	●
Execution of selective real estate dispositions to enable capital allocation into high-value Class A/A+ properties			●	●
Maintaining high operating margins			●	●

Each Other NEO’s achievements with respect to his respective 2023 performance goals are described below.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Mr. Binda’s 2023 Goals and Assessment of 2023 Performance

Overview. As Executive Vice President – Finance and Treasurer through September 15, 2023, and thereafter as Chief Financial Officer and Treasurer, Mr. Binda directed the organization toward attainment of revenue and profitability goals. He collaborated closely with the Chief Executive Officer and other NEOs to develop and implement strategic plans, objectives, and policies. Mr. Binda was instrumental in managing the Company's financial operations, including the development of financial strategies and the maintenance of accounting practices and procedures. He also managed the Company's engagements with the financial community, regularly working alongside the Chief Executive Officer and other NEOs to foster relationships with analysts and stockholders. Under Mr. Binda’s leadership, the Company’s credit profile of BBB+ from S&P Global Ratings and Baa1 from Moody’s Investors Service as of December 31, 2023 continued to rank in the top 10% of credit ratings among all publicly traded U.S. REITs. In 2023, the Company executed our strategy and accessed diverse sources of capital strategically important to our long-term capital structure. In 2023, Mr. Binda acted as an effective and responsive organizational leader in all the Company’s financial matters, risk management, and internal controls.

Specific Individual Goals. The 2023 individual goals for Mr. Binda were established in early 2023, during his tenure as Executive Vice President – Finance and Treasurer, and were revised following his promotion to Chief Financial Officer in September 2023. The achievement of each goal was evaluated in early 2024, with the following outcomes:

Goal: Oversight of financial strategy and planning
Mr. Binda oversaw financial and operating strategy and planning led by the corporate finance team. He was responsible for the disciplined management of key underlying metrics of our financial and operating strategy, including leasing, same property net operating income performance, construction (development and redevelopment), acquisitions, dispositions, debt and equity capital, as well as solid tenant collections. This oversight, combined with the execution of our strategy by our entire team, led to the solid growth in our FFO per share – diluted as adjusted, of 36% for the five years ended December 31, 2023 and our credit ratings and total equity capitalization ranking in the top 10% among all publicly traded U.S. REITs.

Goal: Management of the Company’s capital structure; maintenance of a strong and flexible balance sheet
Under Mr. Binda’s leadership, the Company achieved the following results to further strengthen the Company’s capital structure:

•Generated significant net cash flows from operating activities. In 2023, we funded approximately $535.9 million of our equity capital needs with net cash flows from operating activities after dividends.
•Successfully executed a self-funding strategy by effectively implementing our value harvesting and asset recycling program through real estate dispositions, partial interest sales, and settlements of forward equity sales agreements.
•In 2023, sales primarily of real estate assets not integral to our mega campus strategy generated $1.3 billion of capital at attractive capitalization rates, for investment into our highly leased development and redevelopment projects and strategic acquisitions.
•We settled our forward equity sales agreements that were outstanding as of December 31, 2022, by issuing 699 thousand shares of Common Stock, for which we received net proceeds of $104.3 million.
•For the year ended December 31, 2023, achieved solid growth in same property net operating income of 3.4% and 4.6% (cash basis), as well as significant growth in Adjusted EBITDA (fourth quarter annualized) of 13%, which allowed us to:
•Maintain our net debt and preferred stock to Adjusted EBITDA ratio (fourth quarter of 2023 annualized) to 5.1x, equaling the lowest leverage levels in Company history; and
•Take advantage of a favorable capital market environment in early 2023 and opportunistically issue, on a leverage-neutral basis, unsecured senior notes payable aggregating $1.0 billion with a weighted-average interest rate of 4.95% and a weighted-average maturity of 21.2 years.
•Continued the disciplined management of common equity issuances to support growth in FFO per share – diluted, as adjusted. In 2023, the aforementioned internally generated capital enabled the Company to meet our capital requirements while prudently minimizing the amount of equity issuances.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
•Maintained a strong and flexible balance sheet with the lowest leverage in Company history as of December 31, 2023:
•Net debt and preferred stock to Adjusted EBITDA of 5.1x, equaling the lowest leverage levels in Company history, and fixed-charge coverage ratio of 4.5x (fourth quarter of 2023 annualized).
•Significant total balance sheet liquidity of $5.8 billion.
•The Company’s investment-grade credit ratings from S&P Global Ratings and Moody’s Investors Service were BBB+ and Baa1, respectively, which continued to rank in the top 10% of credit ratings among all publicly traded U.S. REITs.
•Weighted-average remaining term on outstanding debt of 12.8 years, with no debt maturities until 2025 and only 20% of our total debt matures in the next five years.
•$1.2 billion of expected capital contribution commitments from existing consolidated real estate joint venture partners to fund construction from January 1, 2024 through 2027.
•$33.1 billion total market capitalization (calculated as the outstanding shares of Common Stock multiplied by the closing price, plus total debt outstanding; all inputs as of December 31, 2023).
•$21.8 billion total equity capitalization, which ranks in the top 10% among all publicly traded U.S. REITs.

As a result of Mr. Binda’s promotion to Chief Financial Officer and Treasurer effective as of September 15, 2023, additional responsibilities and goals were established as follows:

Goal: Effective communication with executive management on matters of tactical and strategic importance
Mr. Binda engaged with executive management in strategy meetings focused on strategic growth opportunities, franchise development, development and construction risk management, proactive management of contractual lease expirations, review of Company-wide operational strategy and efficiency, and review of energy efficiency and sustainability initiatives.

Goal: Active engagement with investment community
In 2023, Mr. Binda engaged with investors and analysts frequently with regard to the Company’s interests and during various real estate investor conferences. He was an active participant in investor and analyst meetings held by the Company during 2023 and the Company’s annual Investor Day meeting held in November 2023.

Goal: Oversight of industry-leading sustainability initiatives and programming
Mr. Binda, along with other executives, oversees our sustainability initiatives and programming, which directly benefit our tenants, employees, and communities and create long-term value for our stockholders.
Goal: Oversight of cybersecurity initiatives and safeguards
Mr. Binda oversees the development and enhancement of our information technology and network systems, including the implementation of security measures designed to help safeguard our systems and data infrastructure, which are used to manage our tenant and vendor relationships, internal communications, accounting and record-keeping systems, and other operational functions. Mr. Binda plays a key role in the development and enhancement of internal controls designed to prevent, detect, address, and mitigate the risk of cybersecurity incidents.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Mr. Shigenaga’s 2023 Goals and Assessment of 2023 Performance

Overview. As President and Chief Financial Officer through September 15, 2023, Mr. Shigenaga directed the organization to ensure the attainment of revenue and profitability goals and participated with the Chief Executive Officer and the Other NEOs in formulating and executing current and long-term plans, objectives, and policies. Mr. Shigenaga effectively oversaw the Company’s financial functions, including financial plans and policies and accounting practices and procedures, and the Company’s relationship with the financial community. Mr. Shigenaga regularly participated with the Chief Executive Officer and the Other NEOs in representing the Company in relationships with analysts and stockholders. Mr. Shigenaga also directed the controller, treasury, and tax functions and oversaw cybersecurity matters. Under Mr. Shigenaga’s leadership, the Company’s credit profile as of December 31, 2023 of BBB+ and Baa1 from S&P Global Ratings and Moody’s Investors Service, respectively, continued to rank in the top 10% of credit ratings among all publicly traded U.S. REITs. In 2023, the Company executed our strategy and accessed diverse sources of capital strategically important to our long-term capital structure. In 2023, Mr. Shigenaga acted as an effective and responsive organizational leader in all the Company’s financial matters, risk management, and internal controls.

Specific Individual Goals. Mr. Shigenaga resigned from his roles as President and Chief Financial Officer, effective as of September 15, 2023, and remained a full-time employee through December 31, 2023. Mr. Shigenaga’s 2023 individual goals established in early 2023, and the achievement of each goal, were as follows:

Goal: Oversight of financial strategy and planning
Mr. Shigenaga oversaw financial and operating strategy and planning led by the corporate finance team. He was responsible for the disciplined management of key underlying metrics of our financial and operating strategy, including leasing, same property net operating income performance, energy optimization and sustainability projects, construction (development and redevelopment), acquisitions, dispositions, debt and equity capital, as well as solid tenant collections. This oversight, combined with the execution of our strategy by our entire team, led to the solid growth in our FFO per share – diluted, as adjusted, and TSR of 36% and 28%, respectively, for the five years ended December 31, 2023 and our credit ratings and total equity capitalization ranking in the top 10% among all publicly traded U.S. REITs.

Goal: Management of the Company’s capital structure; maintenance of a strong and flexible balance sheet
Under Mr. Shigenaga’s leadership, the Company achieved the following results to further strengthen the Company’s capital structure:

•Generated significant net cash flows from operating activities. In 2023, we funded approximately $535.9 million of our equity capital needs with net cash flows from operating activities after dividends.
•Successfully executed a self-funding strategy by effectively implementing our value harvesting and asset recycling program through real estate dispositions, partial interest sales, and settlements of forward equity sales agreements.
•In 2023, sales primarily of real estate assets not integral to our mega campus strategy generated $1.3 billion of capital at attractive capitalization rates, for investment into our highly leased development and redevelopment projects and strategic acquisitions.
•We settled our forward equity sales agreements that were outstanding as of December 31, 2022, by issuing 699 thousand shares of Common Stock, for which we received net proceeds of $104.3 million.
•For the year ended December 31, 2023, achieved solid growth in same property net operating income of 3.4% and 4.6% (cash basis), as well as significant growth in Adjusted EBITDA (fourth quarter annualized) of 13%, which allowed us to:
•Maintain our net debt and preferred stock to Adjusted EBITDA ratio (fourth quarter of 2023 annualized) to 5.1x, equaling the lowest leverage levels in Company history; and
•Take advantage of a favorable capital market environment in early 2023 and opportunistically issue, on a leverage-neutral basis, unsecured senior notes payable aggregating $1.0 billion with a weighted-average interest rate of 4.95% and a weighted-average maturity of 21.2 years.
•Continued the disciplined management of common equity issuances to support growth in FFO per share – diluted, as adjusted. In 2023, the aforementioned internally generated capital enabled the Company to meet our capital requirements while prudently minimizing the amount of equity issuances.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
•Maintained a strong and flexible balance sheet with the lowest leverage in Company history as of December 31, 2023:
•Net debt and preferred stock to Adjusted EBITDA of 5.1x, equaling the lowest leverage levels in Company history, and fixed-charge coverage ratio of 4.5x (fourth quarter of 2023 annualized).
•Significant total balance sheet liquidity of $5.8 billion.
•The Company’s investment-grade credit ratings from S&P Global Ratings and Moody’s Investors Service were BBB+ and Baa1, respectively, which continued to rank in the top 10% of credit ratings among all publicly traded U.S. REITs.
•Weighted-average remaining term on outstanding debt of 12.8 years, with no debt maturities until 2025 and only 20% of our total debt matures in the next five years.
•$1.2 billion of expected capital contribution commitments from existing consolidated real estate joint venture partners to fund construction from January 1, 2024 through 2027.
•$33.1 billion total market capitalization (calculated as the outstanding shares of Common Stock multiplied by the closing price, plus total debt outstanding; all inputs as of December 31, 2023).
•$21.8 billion total equity capitalization, which ranks in the top 10% among all publicly traded U.S. REITs.

Goal: Effective communication with executive management on matters of tactical and strategic importance
Mr. Shigenaga engaged frequently throughout the year with executive management in strategy meetings focused on strategic growth opportunities, franchise development, development and construction risk management, proactive management of contractual lease expirations, review of Company-wide operational strategy and efficiency, and review of energy efficiency and sustainability initiatives.

Goal: Active engagement with investment community
Mr. Shigenaga established premier reporting practices and set a high standard in financial reporting by consistently providing investors and analysts with efficient and transparent disclosures. The recognition of the Company’s exceptional transparency, quality, and efficient communications and reporting to the investment community achieved under Mr. Shigenaga’s leadership is evidenced by the eight Nareit Investor CARE awards received by the Company over the past nine years, including the most recent award received in 2023, and seven Gold Awards received since 2015 — the most Gold Awards earned by any equity REIT. These awards were judged by an independent panel of REIT securities analysts and portfolio managers.

In 2023, Mr. Shigenaga engaged with investors and analysts frequently with regard to the Company’s interests and during various real estate investor conferences. He was an active participant in a significant portion of the over 250 investor and analyst meetings held by the Company during 2023 and the Company’s annual Investor Day meeting held in November 2023.

Goal: Oversight of industry-leading sustainability initiatives and programming
Mr. Shigenaga, along with other executives, provides oversight of our sustainability initiatives and programming, which directly benefit our tenants, employees, and communities and create long-term value for our stockholders. We aim to be one of the most environmentally innovative, socially responsible, and economically strong companies in the world, and, as a result of Mr. Shigenaga’s efforts during 2023, the Company made great strides toward this goal. During 2023, as a result of these efforts, Alexandria achieved the following:
•4-Star Ratings in the operating asset and development benchmarks from GRESB.
•Sixth consecutive “A” disclosure score, with a perfect score of 100 from GRESB and a #1 ranking for transparency regarding our sustainability practices and reporting.
•Seventh consecutive Green Star designation from GRESB.
•Several 2023 TOBY (The Outstanding Building of the Year) Awards from BOMA (Building Owners and Managers Association) in Boston, San Diego, and Seattle. The TOBY & Industry Awards recognize excellence in property management, building operations, and service in the commercial real estate industry.
•In our Cambridge submarket: Five recognitions across three of our mega campuses — Alexandria Center® at Kendall Square, Alexandria Center® at One Kendall Square, and Alexandria Technology Square® — for Corporate Facility, Building Under 100,000 SF, Laboratory Building, Historical Building, and Renovated Building categories.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
•In our Lake Union submarket: Two recognitions for 1165 Eastlake Avenue East on The Eastlake Life Science Campus by Alexandria mega campus in the Corporate Facility and Life Science categories.
•In our University Town Center submarket: A recognition for 9880 Campus Point Drive on our Campus Point by Alexandria mega campus in the Life Science category.
•Named one of Newsweek’s Most Trustworthy Companies in America. The Company was one of only six S&P 500 REITs recognized based on three public touchpoints of trust: customer trust, investor trust, and employee trust.
•Awarded a 2023 Design Award in the Climate Action category by the AIA California for 685 Gateway Boulevard, an amenities hub designed at the forefront of sustainability. The building, which is designated as Zero Energy Ready and is on track to achieve the International Living Future Institute’s Zero Energy certification, was one of two projects recognized at the highest level in the awards program. The AIA California Design Award winners embody design excellence and address climate change.
•Earned multiple awards in the Triangle Business Journal’s 2023 SPACE Awards, including Top Life Science/Laboratory Lease for 7 Triangle Drive on our Alexandria Center® for Sustainable Technologies mega campus and Top Flex Lease for our Alexandria Center® for Life Science – Durham mega campus. The annual SPACE Awards recognize the Research Triangle’s top real estate developments and transactions.
•Received the Cambridge Chamber of Commerce’s 2023 Visionary Award for developing 325 Binney Street, designed to be the most sustainable laboratory building in Cambridge and selected by Moderna as its new global headquarters and R&D center. The chamber’s annual awards recognize innovators from the business, institutional, and non-profit communities effecting change and making a positive impact on people’s lives in Cambridge and beyond.
•Selected for two 2023 CoStar Impact Awards — Commercial Development of the Year for 10055 Barnes Canyon Road on our SD Tech by Alexandria mega campus and Lease of the Year with Bristol Myers Squibb for our development of an innovative research hub for the global pharmaceutical company on our Campus Point by Alexandria mega campus. The CoStar Impact Awards recognize exemplary commercial real estate transactions and projects that have significantly influenced their communities.
•Published our 2023 Green Bond Allocation Report highlighting Alexandria’s commitment to investing in sustainable projects.
Goal: Oversight of cybersecurity initiatives and safeguards
Mr. Shigenaga oversaw the development and enhancement of our information technology and network systems, including the implementation of security measures designed to help safeguard our systems and data infrastructure, which are used to manage our tenant and vendor relationships, internal communications, accounting and record-keeping systems, and other operational functions. During 2023, Mr. Shigenaga also oversaw implementation of controls around our treasury function, including enhancement of payment authorization, notification procedures, and verification requirements relating to new vendor setup and vendor information changes. Mr. Shigenaga also oversaw the development and enhancement of internal controls designed to prevent, detect, address, and mitigate the risk of cybersecurity incidents.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Mr. Ryan’s 2023 Goals and Assessment of 2023 Performance
Overview. As Co-President and Regional Market Director – San Diego, Mr. Ryan oversaw the management of the Company’s San Diego market, which, as of December 31, 2023, was the Company’s second-largest market in terms of rentable square footage (19% of the Company’s total RSF) and largest market in terms of number of properties (90 properties). In close coordination with the Company’s other senior executives, Mr. Ryan led a team of real estate professionals in implementing the Company’s strategic directives within the San Diego market, including the marketing and leasing of existing and newly developed or redeveloped space; the permitting, design, and construction of new development and redevelopment projects; the ongoing management of operating properties in the regional asset base; and the selective acquisition and disposition of properties in the San Diego market. In addition to his management activities in the San Diego market, Mr. Ryan also represented the Company to tenants, key members of the life science community, brokers, partners, analysts, and investors and led certain strategic real estate and leasing initiatives across the Company’s other markets.

Specific Individual Goals. The 2023 individual goals established for Mr. Ryan in early 2023, and the achievement of each goal determined in early 2024, were as follows:

Goal: Expansion of expertise in mega campus design, building design, and placemaking strategy across each of our life science cluster markets
Mr. Ryan led the Company’s strategy for mega campus design, building design, and placemaking across each of our life science cluster markets. As of December 31, 2023, the Company’s mega campuses encompassed 75% of the Company’s annual rental revenue. Additionally, our highly leased value-creation pipeline of current projects and one near-term project that are under construction or that will commence construction in the next two years is expected to generate incremental annual net operating income aggregating $495 million, primarily commencing from the first quarter of 2024 through the fourth quarter of 2027.
Goal: Solid growth in same property net operating income
Under Mr. Ryan’s leadership, the Company achieved strong growth in same property net operating income of 3.4% and 4.6% (cash basis) for the year ended December 31, 2023.

Goal: Solid growth in rental rates on lease renewals and re-leasing of space
Mr. Ryan led the execution of leases aggregating 876,343 RSF in the San Diego market during 2023. This includes 409,745 RSF of developed, redeveloped, and previously vacant space leased in Class A/A+ properties and 466,598 RSF of lease renewals and re-leasing of space at rental rates reflecting increases of 10.0% and 5.3% (cash basis). As of December 31, 2023, our San Diego market generated 54% of its annual rental revenue from investment-grade or publicly traded large cap tenants.

Goal: Maintaining solid occupancy
Under Mr. Ryan’s management, our operating asset base for the San Diego market had an occupancy level of 94.1% as of December 31, 2023.

Goal: Maintaining high operating margins
Under Mr. Ryan’s leadership, the Company achieved a solid same property operating margin of 69% as of December 31, 2023.

Goal: Achieving high pre-leasing and/or a high leased percentage of value-creation projects (ground-up development and/or redevelopment)
During 2023, Mr. Ryan commenced construction on four development projects aggregating 1.2 million RSF across three mega campuses in the San Diego market. This includes 598,029 RSF at 4135 and 4155 Campus Point Court that is 100% leased in our University Town Center submarket, 334,996 RSF at 10935, 10945, and 10955 Alexandria Way that is 75% leased in our Torrey Pines submarket, and 254,711 RSF at 10075 Barnes Canyon Road that is 24% leased/negotiating in our Sorrento Mesa submarket.

Goal: Oversight and execution of value-creation projects at solid returns on investment
Mr. Ryan led the diligent management and oversight of construction for each of the projects noted above. Each project is on track for delivery of solid returns on our investment. Mr. Ryan also provided strategic input into the design of various key development and redevelopment of new Class A/A+ buildings and mega campuses across the Company’s cluster markets.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
Goal: Execution of selective acquisition of value-added properties in AAA innovation clusters
In 2023, Mr. Ryan oversaw selective value-creation real estate acquisitions in our key life science cluster submarkets aggregating 1.6 million SF, including 1.1 million SF of future development and redevelopment opportunities, for an aggregate purchase price of $259.0 million. These acquisitions continue to be primarily focused on current and future development and redevelopment opportunities, providing for expansion of our mega campuses and accommodating the future growth of our tenants.

Goal: Execution of selective real estate dispositions to enable capital allocation into high-value Class A/A+ properties
In 2023, Mr. Ryan contributed to the completion of strategic value harvesting through real estate dispositions of assets not integral to our mega campus strategy and partial interest sales that generated $1.3 billion of capital at attractive capitalization rates for investment into our highly leased development and redevelopment projects and strategic acquisitions.

Goal: Effective communication with executive management on matters of tactical and strategic importance
Mr. Ryan engaged frequently throughout the year with executive management in strategy meetings focused on business development, C-suite relationship targets for ongoing development of our future tenant base, development and construction risk management, proactive management of contractual lease expirations, and review of operational efficiency, energy efficiency, and sustainability initiatives.

Goal: Active engagement with investment community
Mr. Ryan engaged with investors and analysts frequently throughout the year with regard to the Company’s interests in the San Diego market and during various real estate investor events. He was an active participant in a portion of over 250 investor and analyst meetings held by the Company during 2023 and the Company’s annual Investor Day meeting in November 2023.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Mr. Kass’s 2023 Goals and Assessment of 2023 Performance
Overview. As Co-President and Regional Market Director – Greater Boston, Mr. Kass oversaw the management of the Company’s largest region, representing 38% of the Company’s annual rental revenue as of December 31, 2023. In close coordination with the Company’s other senior executives, Mr. Kass led a team of real estate professionals in implementing the Company’s strategic directives within the Greater Boston market, including the marketing and leasing of existing and newly developed or redeveloped space; the permitting, design, and construction of new development and redevelopment projects; the ongoing management of operating properties in the regional asset base; and the selective acquisition and disposition of properties in the Greater Boston market. In addition to his management activities in the Greater Boston market, Mr. Kass also represented the Company to tenants, key members of the life science community, brokers, partners, analysts, and investors.

Specific Individual Goals. The 2023 individual goals established for Mr. Kass in early 2023, and the achievement of each goal determined in early 2024, were as follows:

Goal: Solid growth in rental rates on lease renewals and re-leasing of space
Mr. Kass led the execution of leases aggregating 731,949 RSF in the Greater Boston market during 2023. Leasing volume executed in the Greater Boston market in 2023 included 365,931 RSF of developed, redeveloped, and previously vacant space in Class A/A+ properties and 366,018 RSF of lease renewals and re-leasing of space at rental rates reflecting increases of 33.7% and 25.3% (cash basis). As of December 31, 2023, our Greater Boston market achieved a 12% growth in annual rental revenue and generated 56% of its annual rental revenue from investment-grade or publicly traded large cap tenants.

Goal: Maintaining solid net operating income margin
Under Mr. Kass’s leadership, our Greater Boston market contributed toward the Company’s solid net operating income margin of 70% for the year ended December 31, 2023.

Goal: Maintaining solid occupancy
Under Mr. Kass’s leadership, our operating asset base for the Greater Boston market had an occupancy level of 94.9% as of December 31, 2023.
Goal: Maintaining high operating margins
Under Mr. Kass’s leadership, the Company achieved a solid same property operating margin of 69% as of December 31, 2023.

Goal: Achieving high pre-leasing and/or a high leased percentage of value-creation projects (ground-up development and/or redevelopment)
During 2023, Mr. Kass placed into service an aggregate of 1.4 million RSF across three completed development and redevelopment projects and a partial delivery of two development projects. The projects placed into service include 462,100 RSF at 325 Binney Street in our Cambridge submarket that is 100% leased to Moderna, Inc., 345,996 RSF at 15 Necco Street in our Seaport Innovation District submarket that is 97% leased to Eli Lilly and Company, and 403,892 RSF at 140 First Street in our Cambridge submarket that is 100% leased. As of December 31, 2023, due to his continual efforts, Mr. Kass commenced construction on two development and redevelopment projects aggregating 525,589 RSF, including 392,011 RSF at 421 Park Drive and 133,578 RSF at 401 Park Drive in our Fenway submarket.

Goal: Oversight and execution of value-creation projects at solid returns on investment
Mr. Kass led the diligent management and oversight of construction for each of the projects noted above. Each project is on track for delivery of solid returns on our investment. Mr. Kass also provided strategic input into the design of various key development and redevelopment of new Class A/A+ buildings and mega campuses across the Greater Boston market. Mr. Kass further contributed to our highly leased value-creation pipeline of current projects and one near-term project that are under construction or that will commence construction in the next two years is expected to generate incremental annual net operating income aggregating $495 million, primarily commencing from the first quarter of 2024 through the fourth quarter of 2027.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
Goal: Execution of selective acquisition of value-added properties in AAA innovation clusters
In 2023, Mr. Kass oversaw selective value-creation real estate acquisitions in our key life science cluster submarkets aggregating 1.6 million SF, including 1.1 million SF of future development and redevelopment opportunities, for an aggregate purchase price of $259.0 million. These acquisitions continue to be primarily focused on current and future development and redevelopment opportunities, providing for expansion of our mega campuses and accommodating the future growth of our tenants.

Goal: Execution of selective real estate dispositions to enable capital allocation into high-value Class A/A+ properties
In 2023, Mr. Kass contributed to the completion of strategic value harvesting through real estate dispositions of assets not integral to our mega campus strategy and partial interest sales that generated $1.3 billion of capital at attractive capitalization rates for investment into our highly leased development and redevelopment projects and strategic acquisitions. Mr. Kass led the execution of the following dispositions and sales of partial interests in the Greater Boston market:
•Completed the sale of five laboratory properties at 225, 266, and 275 Second Avenue aggregating 329,005 RSF in our Route 128 submarket and 780 and 790 Memorial Drive aggregating 99,658 RSF in our Cambridge/Inner Suburbs submarket for an aggregate sales price of $365.2 million and recognized a gain of $187.2 million.
•Completed the sale of four operating properties consisting of two laboratory properties at 640 Memorial Drive aggregating 242,477 RSF in Cambridgeport, MA and 100 Beaver Street aggregating 82,330 RSF in Waltham, MA, and two non-laboratory properties at 11025 and 11035 Roselle Street aggregating 36,295 RSF in our Sorrento Valley submarket in San Diego for an aggregate sales price of $312.2 million and recognized a gain of $59.7 million.
•Completed the sale of five non-laboratory properties consisting of 275 Grove Street aggregating 509,702 RSF in our Route 128 submarket and 380 and 420 E Street aggregating 195,506 RSF in our Seaport Innovation District submarket for an aggregate sales price of $196.3 million.
•Completed the sale of a 18% interest in a development project at 15 Necco Street, which was placed into service during 2023, in our Seaport Innovation District submarket for a sales price of $66.1 million, or $1,626 per RSF, at capitalization rates of 6.6% and 5.4% (cash basis).
•Completed the disposition of 268,023 RSF in a 660,034 RSF active development project at 421 Park Drive in our Fenway submarket for an aggregate purchase price of $174.4 million. The proceeds from this transaction will help fund the construction of our remaining 392,011 RSF. The project commenced vertical construction during 2023 and is expected to be substantially completed in 2026.

Goal: Effective communication with executive management on matters of tactical and strategic importance
Mr. Kass engaged frequently throughout the year with executive management in strategy meetings focused on business development, C-suite relationship targets for ongoing development of our future tenant base, development and construction risk management, proactive management of contractual lease expirations, and review of operational efficiency, energy efficiency, and sustainability initiatives.

Goal: Active engagement with investment community
Mr. Kass engaged with investors and analysts throughout the year with regard to the Company’s interests in the Greater Boston market. He was an active participant in the Company’s annual Investor Day meeting in November 2023.

2024 Proxy Statement	86

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Mr. Ciruzzi’s 2023 Goals and Assessment of 2023 Performance
Overview. As Chief Development Officer, Mr. Ciruzzi is responsible for the Company’s domestic and international construction and development operations and services platform. Working with a team of highly skilled professionals, Mr. Ciruzzi has overseen the management of entitlements, design, permits, development, construction, and completion of the Company’s collaborative life science campuses in our innovation clusters. Mr. Ciruzzi is also deeply involved in the Company’s sustainability efforts, construction risk management, capital planning, and project budgeting.

Specific Individual Goals. The 2023 individual goals established for Mr. Ciruzzi in early 2023, and the achievement of each goal determined in early 2024, were as follows:

Goal: Oversight and execution of value-creation projects at solid returns on investment
Mr. Ciruzzi oversaw the diligent management and construction of development and redevelopment projects in our value-creation pipeline. Each project is on track for delivery of solid returns on our investment. Mr. Ciruzzi also provided strategic input into the design of various key development and redevelopment of new Class A/A+ buildings and campuses across the Company’s cluster markets.

•During 2023, the Company commenced development and redevelopment projects aggregating 2.4 million RSF.
•As of December 31, 2023, the Company’s highly leased value-creation pipeline of current projects and one near-term project that are under construction or that will commence construction in the next two years, is expected to generate incremental annual net operating income aggregating $495 million, primarily commencing from the first quarter of 2024 through the fourth quarter of 2027. These projects aggregate 5.7 million RSF and are 60% leased/negotiating, with 70% of the leased RSF generated from our existing tenant base.

Goal: Oversight of industry-leading sustainability initiatives and programming
Mr. Ciruzzi, along with other executives, provides oversight of our sustainability initiatives and programming, which directly benefit our tenants, employees, and communities and create long-term value for our stockholders. We aim to be one of the most environmentally innovative, socially responsible, and economically strong companies in the world, and, as a result of Mr. Ciruzzi’s efforts during 2023, the Company made great strides toward this goal. During 2023, as a result of these efforts, Alexandria achieved the following:
•4-Star Ratings in the operating asset and development benchmarks from GRESB.
•Sixth consecutive “A” disclosure score, with a perfect score of 100 from GRESB and a #1 ranking for transparency regarding our sustainability practices and reporting.
•Seventh consecutive Green Star designation from GRESB.
•Several 2023 TOBY (The Outstanding Building of the Year) Awards from BOMA (Building Owners and Managers Association) in Boston, San Diego, and Seattle. The TOBY & Industry Awards recognize excellence in property management, building operations, and service in the commercial real estate industry.
•In our Cambridge submarket: Five recognitions across three of our mega campuses — Alexandria Center® at Kendall Square, Alexandria Center® at One Kendall Square, and Alexandria Technology Square® — for Corporate Facility, Building Under 100,000 SF, Laboratory Building, Historical Building, and Renovated Building categories.
•In our Lake Union submarket: Two recognitions for 1165 Eastlake Avenue East on The Eastlake Life Science Campus by Alexandria mega campus in the Corporate Facility and Life Science categories.
•In our University Town Center submarket: A recognition for 9880 Campus Point Drive on our Campus Point by Alexandria mega campus in the Life Science category.
•Named one of Newsweek’s Most Trustworthy Companies in America. The Company was one of only six S&P 500 REITs recognized based on three public touchpoints of trust: customer trust, investor trust, and employee trust.
•Awarded a 2023 Design Award in the Climate Action category by the AIA California for 685 Gateway Boulevard, an amenities hub designed at the forefront of sustainability. The building, which is designated as Zero Energy Ready and is on track to achieve the International Living Future Institute’s Zero Energy certification, was one of two projects recognized at the highest level in the awards program. The AIA California Design Award winners embody design excellence and address climate change.
•Earned multiple awards in the Triangle Business Journal’s 2023 SPACE Awards, including Top Life Science/Laboratory Lease for 7 Triangle Drive on our Alexandria Center® for Sustainable Technologies mega campus and Top Flex Lease for our Alexandria Center® for Life Science – Durham mega campus. The annual SPACE Awards recognize the Research Triangle’s top real estate developments and transactions.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
•Received the Cambridge Chamber of Commerce’s 2023 Visionary Award for developing 325 Binney Street, designed to be the most sustainable laboratory building in Cambridge and selected by Moderna as its new global headquarters and R&D center. The chamber’s annual awards recognize innovators from the business, institutional, and non-profit communities effecting change and making a positive impact on people’s lives in Cambridge and beyond.
•Selected for two 2023 CoStar Impact Awards — Commercial Development of the Year for 10055 Barnes Canyon Road on our SD Tech by Alexandria mega campus and Lease of the Year with Bristol Myers Squibb for our development of an innovative research hub for the global pharmaceutical company on our Campus Point by Alexandria mega campus. The CoStar Impact Awards recognize exemplary commercial real estate transactions and projects that have significantly influenced their communities.
•Published our 2023 Green Bond Allocation Report highlighting Alexandria’s commitment to investing in sustainable projects.
Goal: Effective communication with executive management on matters of tactical and strategic importance
Mr. Ciruzzi engaged frequently, quarterly, and throughout the year with executive management in strategy meetings focused on business development, C-suite relationship targets for ongoing development of our future tenant base, development and construction risk management, disciplined capital management and proactive cost controls, and review of operational efficiency, energy efficiency, and sustainability initiatives.

6040 GEORGE WATTS HILL DRIVE, PHASE II, is an award-winning development in our Research Triangle innovation cluster that represents an expansion for an existing multi-region tenant. This expansion doubles the laboratory footprint of a global contract development and manufacturing organization's innovation center.

6040 GEORGE WATTS HILLS DRIVE, PHASE II, RESEARCH TRIANGLE, RESEARCH TRIANGLE

2024 Proxy Statement	88

COMPENSATION DISCUSSION AND ANALYSIS (continued)
Long-Term Incentive Awards

Long-Term Incentive Awards Granted in 2023 to Executive Chairman and Chief Executive Officer

Structure of the 2023 Grant — Target 50% Performance-Based Vesting and Target 50% Service-Based Vesting

For 2023, pursuant to their respective employment agreements, Messrs. Marcus and Moglia were each entitled to an annual LTI award in the form of restricted stock with an aggregate target of $2,750,000 and $4,500,000, respectively. Each of these LTI awards were granted in January 2023. The LTI target amounts for Messrs. Marcus and Moglia were established in 2018, effective for 2019, and were not subsequently increased through 2023. For Mr. Marcus, this LTI target amount represented a 50% reduction compared to the annual LTI award granted to Mr. Marcus in 2018 with an aggregate target of $5,500,000.

The structure of the annual LTI awards granted in 2023 is summarized below:

Overall LTI Award

Target LTI Award	Maximum LTI Award	Vesting Description
50%	156.4%	3-year growth in FFO per share – diluted, as adjusted
50%	N/A	Time-based vesting over 3 years
100%	128.2%

50% of LTI Award Subject to Three-Year Performance, Forfeiture, and Cap

FFO/Share
Goal	Vesting

Threshold	Target Less 50%

Target	50% of LTI Award

Maximum	Target Plus 56.4%
Rigorous FFO Per Share Performance Goal and Three-Year Performance Period

The Compensation Committee designed the performance-based portion of the 2023 LTI awards to vest based upon growth in FFO per share – diluted, as adjusted, over the three-year period from 2023 through 2025. FFO is a measure of performance for REITs that was established by the Board of Governors of Nareit and is widely used both internally by REITs and externally by REIT investors and analysts to measure performance. The Compensation Committee believed that growth in FFO per share – diluted, as adjusted, was the most appropriate performance metric for the 2023 LTI awards, because it believes that sustained growth, at exceptional levels, will deliver superior results that will drive long-term total stockholder return and benefit the Company and our stockholders over the long term.

When setting the FFO per share – diluted, as adjusted, growth goal for the 2023 LTI awards, the Compensation Committee considered the Company’s actual operating and financial results during the most recent three-year performance period ended December 31, 2022, and performance projections of future operating and financial performance. The Compensation Committee set the target for FFO per share growth that it believed would require outstanding performance not only by Messrs. Marcus and Moglia but also by each FTSE Nareit Equity Office Index REIT. The rigorous nature of this goal is underscored by the fact that during each three-year period ended December 31, 2020, 2021, and 2022, the set three-year FFO per share growth goal was met only by 20% of companies in the FTSE Nareit Equity Office Index.

2024 Proxy Statement	89

COMPENSATION DISCUSSION AND ANALYSIS (continued)
50% of 2023 LTI Awards Subject to Three-Year Performance Period, Forfeiture If Minimum Level of Performance Not Achieved, and Maximum Size of 2023 LTI Awards Capped

Mr. Marcus:

Target Equity Award	Maximum LTI Award	Accounting Fair Value	Vesting Description
$1,375,000	$2,150,500	$2,150,622	3-year growth in FFO per share – diluted, as adjusted
1,375,000	1,375,000	1,375,014	Time-based vesting over 3 years
$2,750,000	$3,525,500	$3,525,636

Mr. Moglia:

Target Equity Award	Maximum LTI Award	Accounting Fair Value	Vesting Description
$2,250,000	$3,519,000	$3,519,040	3-year growth in FFO per share – diluted, as adjusted
2,250,000	2,250,000	2,250,010	Time-based vesting over 3 years
$4,500,000	$5,769,000	$5,769,050

As shown in the following table, if FFO per-share growth over the applicable three-year period is less than the minimum amount, then the performance-based portion of the 2023 LTI awards will be forfeited in its entirety and no shares will vest. The cap on the amount of the performance-based portion eligible for vesting in the event of outperformance is 156.4% of the target number of performance-based shares, or 14,671 maximum shares based upon 9,380 target shares for Mr. Marcus and 24,006 maximum shares based upon 15,349 target shares for Mr. Moglia.

2023 LTI Grants: Goals and Portion Subject to Forfeiture and Cap

FFO/Share		Grant Cap
Threshold	Target Less 50%

Marcus Target	9,380 Shares	14,671 Shares

Moglia Target	15,349 Shares	24,006 Shares

Maximum	Target Plus 56.4%

Timing of Disclosure of FFO Per Share Performance Goals

The specific FFO per share threshold, target, and maximum for the 2023 LTI awards are not disclosed now because we believe such disclosures during the three-year performance period would be inappropriate since most REITs provide only annual guidance for FFO per share. This is a common practice with disclosure of multiyear performance awards. We will disclose the specific FFO per share metrics at the end of the three-year performance period, as we have included below with respect to the completed performance period for the grants made to Messrs. Marcus and Moglia in 2021 under “2021 Long-Term Incentive Award Payouts to Executive Chairman and Chief Executive Officer.” We believe that providing disclosure before the end of the performance period would be competitively harmful.

Determining the Number of Shares Subject to the 2023 LTI Awards and the Reported Value of the 2023 LTI Awards

For Messrs. Marcus and Moglia, the 2023 LTI awards were divided into 9,380 and 15,349 target shares of service-vesting restricted stock, respectively, and 9,380 and 15,349 target shares of performance-based vesting restricted stock, respectively. However, the 2023 LTI awards were in the form of a restricted stock award, and therefore, with respect to the performance-vesting portion, the maximum number of shares that could vest in the event of outperformance, aggregating 14,671 shares for Mr. Marcus and 24,006 shares for Mr. Moglia, were granted and subject to forfeiture, as described below. With respect to the service-vesting portion, no more than the target number of shares may ever vest.

The 2023 LTI awards are reported for purposes of the tables in this Proxy Statement at their accounting fair value at the grant date of January 9, 2023. For accounting purposes, the grant date fair values of the 2023 LTI awards are based on the January 9, 2023, grant date stock price of $146.59, which was also used to determine the number of shares subject to the 2023 LTI awards, as described above. As a result, the grant date fair values of the 2023 LTI awards are $3,525,636 for Mr. Marcus and $5,769,050 for Mr. Moglia. These are the amounts used for disclosure in the “Summary Compensation Table” on page 98 and the “2023 Grants of Plan-Based Awards Table” on page 100. Please also refer to Note 16 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for additional information on fair value accounting for stock awards subject to performance and market condition vesting.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
2021 Long-Term Incentive Award Payouts to Executive Chairman and Chief Executive Officer

Performance Goals for LTI Awards Granted to Our Executive Chairman and Our Chief Executive Officer in 2021 and Vested in 2024

In early 2021, Messrs. Marcus and Moglia were each granted an LTI award, one-half of which was subject to vesting based upon a combination of three-year growth in FFO per share – diluted, as adjusted, and three-year relative TSR, with the remaining one-half of the award subject to time-based vesting over three years. The specific performance goals and payout structure for each award and the actual performance with respect to each performance goal for the three-year performance period are provided in the following table:

2021 LTI Awards: Goals and Portion Subject to Forfeiture and Cap

FFO/Share(1)		Relative TSR Performance Modifier		Grant Cap
Goal	Vesting	Goal(2)	Vesting

Below 10.0%	Forfeiture

Threshold: 10.0%	Target Less 50%	≤25th Percentile	Decrease 50%

Marcus Target: 12.5%	8,288 Shares	At or Above Median	No Change	12,963 Shares

Moglia Target: 12.5%	13,562 Shares	At or Above Median	No Change	21,211 Shares

Maximum: 15.0%	Target Plus 50%	≥75th Percentile	Increase 50%
Actual: 22.9%	Target Plus 50%	Actual: 63rd Percentile	Increase by 26%	Vested: 12,963 Shares (Marcus) 21,211 Shares (Moglia)
(1)For a definition of “Funds from operations per share – diluted, as adjusted,” see the “Definitions and Reconciliations” section of this Proxy Statement.
(2)Based upon the Company’s TSR relative to the TSR of companies in the FTSE Nareit Equity Office Index.

The maximum vesting for 2021 LTI awards was the result of exceptional corporate performance for the three-year performance period. When the Compensation Committee set the goals in 2021, it set rigorous three-year performance goals tied to our long-term strategic goals and the creation of long-term stockholder value.

ALEXANDRIA CENTER
AT ONE KENDALL SQUARE
CBC
ALEXANDRIA

THE ALEXANDRIA CENTER® AT ONE KENDALL SQUARE MEGA CAMPUS is one of our three mega campuses ideally located in the epicenter of Cambridge's Kendall Square, widely known as "the most innovative square mile on the planet." Kendall Square boasts a dense concentration of cutting-edge and very diversified life science companies, leading universities, and renowned research institutions, as well as the deepest life science talent pool in the nation.

MEGA CAMPUS: ALEXANDRIA CENTER® AT ONE KENDALL SQUARE
ONE KENDALL SQUARE, CAMBRIDGE, GREATER BOSTON

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
Considerations in Setting LTI Award Goals for Three-Year Performance Period Ended December 31, 2023

The Compensation Committee believes that the consistency of growth in FFO per share, year over year, during a period of multiple years will result in solid long-term TSR performance versus outperformance in FFO per-share growth following a period of underperformance. Annual performance-based awards provide appropriate incentives to drive continued and consistent growth in FFO per share even if the Company generates stronger FFO per-share growth in one or more particular year(s) in the three-year performance period.

Performance-Based Cash Incentive Bonus Awarded in 2022 and 2023 to Our Executive Chairman

Mr. Marcus was granted a performance-based cash incentive bonus in an amount up to $2.0 million in each of 2022 and 2023 (the “2022 Cash Bonus” and the “2023 Cash Bonus,” respectively) in recognition of the significant value created in the Company’s portfolio of non-real estate investments during each such year as a result of Mr. Marcus’s experience, expertise, and leadership. Half of the 2022 Cash Bonus was earned in 2022 and paid in 2023, and half of the 2023 Cash Bonus was earned in 2023 and is payable in 2024.

The other half of the 2022 Cash Bonus (the “2022 Net Realized Gains Bonus”) is payable in 2024, subject to (i) Mr. Marcus’s continued service through the applicable payment date and (ii) the amount of recognition of net realized gains, excluding impairments, from the Company’s portfolio of non-real estate investments during the period from January 1, 2023 to December 31, 2023 (the “2023 Net Realized Gains”). The achievement levels established by the Compensation Committee for the 2022 Net Realized Gains Bonus are provided in the table below (with linear interpolation for performance in between levels). In early 2024, the Compensation Committee determined that the amount of 2023 Net Realized Gains, as set forth in the table below, exceeded the maximum achievement level and thus determined that the amount of 2022 Net Realized Gains Bonus would be $1.0 million.

2022 Net Realized Gains Bonus
2023 Net Realized Gains(1)		Amount Earned in 2023

Forfeiture:	$0	$0

Target:	$37,500,000	$500,000

Maximum	≥ $75,000,000	$1,000,000

Actual	$80,600,000	$1,000,000
(1)Represents net realized gains, excluding impairments, from the Company’s portfolio of non-real estate investments.

The other half of the 2023 Cash Bonus (the “2023 Net Realized Gains Bonus”) is payable in 2025, subject to (i) Mr. Marcus’s continued service through the applicable payment date and (ii) the amount of recognition of net realized gains, excluding impairments, reported in FFO per share – diluted, as adjusted, during the period from January 1, 2024 to December 31, 2024, from the Company’s portfolio of non-real estate investments (the “2024 Net Realized Gains”). We will disclose the specific achievement levels with respect to 2024 Net Realized Gains at the end of the performance period, as included above with respect to the 2022 Net Realized Gains Bonus. We believe that providing disclosure before the end of the performance period would be competitively harmful.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
Long-Term Performance-Based Incentive Awards Granted in 2023 to All NEOs

Structure of Awards

Each of our NEOs received an award, 50% of which is eligible to vest based on our TSR performance relative to the constituents of the FTSE Nareit Equity Office Index (such component of the award, the “Relative TSR Component,” and such constituents, the “Index Companies”) and 50% of which is eligible to vest based on our Forward FFO Equity Multiple performance relative to the Index Companies (such component of the award, the “Forward FFO Equity Multiple Component”), in each case over a three-year performance period from January 3, 2023 to December 31, 2025. The shares subject to each award are also subject to a one-year holding period after vesting to further underscore the long-term retentive element of the award. The Compensation Committee believed that the combination of a relative TSR and Forward FFO Equity Multiple, which is also a relative metric, provided the appropriate balanced mix of metrics for the 2023–2025 performance period to motivate and reward our NEOs for superior performance that would support long-term stockholder value.

Rigorous Performance Goals

For an NEO to earn the full award, both our TSR and our Forward FFO Equity Multiple must be in the top 30% of Index Companies over the three-year performance period, and if our performance with respect to the Relative TSR Component or the Forward FFO Equity Multiple Component falls in the bottom 30% of Index Companies over such period, the applicable component of the award will be forfeited. For purposes of these awards, Forward FFO Equity Multiple means the average of the daily closing prices per share of a company’s common stock for the 30 trading days ending on December 31, 2025 divided by the consensus FFO estimate for the company for the 2026 calendar year, as reported by Bloomberg.

The Relative TSR Component and the Forward FFO Equity Multiple Component of each award can be earned as follows (with linear interpolation for performance in between levels):

50% Relative TSR Component
Relative TSR Ranking and Forward FFO Equity Multiple Ranking		Vesting

Forfeiture:	<30th Percentile of Index Companies	0%

Threshold:	30th Percentile of Index Companies	25%

Target:	50th Percentile of Index Companies	62.5%

Maximum:	≥70th Percentile of Index Companies	100%

50% Relative Forward FFO Equity Multiple Component
Relative TSR Ranking and Forward FFO Equity Multiple Ranking		Vesting

Forfeiture:	<30th Percentile of Index Companies	0%

Threshold:	30th Percentile of Index Companies	25%

Target:	50th Percentile of Index Companies	62.5%

Maximum:	≥70th Percentile of Index Companies	100%

Change of Control and Termination of Service

In the event of a Change of Control (as defined in each NEO’s employment agreement) during the performance period, the performance goals for both the Relative TSR Component and the Forward FFO Equity Multiple Component of each award will be eligible to be earned based on the Company’s TSR and the Company’s Forward FFO Equity Multiple, respectively, through the Change of Control against that of the Index Companies for the same period. If the Change of Control occurs during the first year of the performance period, the number of shares earned is also prorated for the same period.

If an NEO is terminated without Cause or resigns for Good Reason (as each term is defined in each NEO’s employment agreement), or the NEO’s service is terminated due to his or her death or disability, in each case prior to the vesting date, his award will remain outstanding and subject to vesting based on attainment of the performance goals through the original performance period, as if termination had not occurred, but with the number of shares earned prorated for the portion of the performance period worked.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)
2021 and 2020 Long-Term Performance-Based Incentive Award Payouts to Our NEOs

In 2021, each of our NEOs were granted a performance-based incentive award, 50% of which was eligible to vest upon achievement of TSR on a relative basis compared to the constituents of the FTSE Nareit Equity Office Index (the “Index Companies”) and 50% of which was eligible to vest upon achievement of TSR on an absolute basis over a three-year performance period measured from March 31, 2021 to March 29, 2024.

In 2020, each of our NEOs were granted a performance-based incentive award, 75% of which was eligible to vest upon achievement of TSR on a relative basis compared to the constituents of the FTSE Nareit Equity Office Index (the “Index Companies”) and 25% of which was eligible to vest upon achievement of TSR on an absolute basis over a three-year performance period measured from March 31, 2020 to March 31, 2023.

The specific performance goals for each of the awards and the Company’s actual performance are presented below:

2021 Long-Term Performance-Based Incentive Award Goals and Achievement
FORFEITURE: 50% OF TOTAL AWARD
50% Relative TSR		50% Absolute TSR
TSR as a Percentile of Index Companies	Vesting	Goal	Vesting

Forfeiture: <30th Percentile	0%	Forfeiture: <12%	0%

Threshold: 30th Percentile	25%	Threshold: 12%	25%

Target: 50th Percentile	62.5%	Target: 18%	62.5%

Maximum: ≥70th Percentile	100%	Maximum: ≥24%	100%
Actual: 74th Percentile	100%	Actual: (18.1)%	Forfeiture

2020 Long-Term Performance-Based Incentive Award Goals and Achievement
FORFEITURE: 25% OF TOTAL AWARD
75% Relative TSR		25% Absolute TSR
TSR as a Percentile of Index Companies	Vesting	Goal	Vesting

Forfeiture: <25th Percentile	0%	Forfeiture: <18%	0%

Threshold: 25th Percentile	25%	Threshold: 18%	25%

Target: 50th Percentile	62.5%	Target: 27%	62.5%

Maximum: ≥75th Percentile	100%	Maximum: ≥36	100%
ACTUAL: 84th Percentile	100%	4.6%	Forfeiture

As a result of our actual performance on both a relative and absolute basis, each of our NEOs forfeited 50% and 25% of their performance-based incentive awards for the three-year performance periods ending in March 2024 and March 2023, respectively. The shares were also subject to a one-year holding period after vesting to further underscore the long-term retentive element of the award. Each NEO’s target award and the shares that ultimately vested and were forfeited are reflected below:

	2021 Long-Term Performance-Based Incentive Award			2020 Long-Term Performance-Based Incentive Award

NEO	Total Target Shares	Shares Vested	Shared Forfeited	Total Target Shares	Shares Vested	Shared Forfeited
Joel S. Marcus	21,310	10,655	10,655	26,030	19,523	6,507
Peter M. Moglia	7,430	3,715	3,715	9,060	6,795	2,265
Marc E. Binda	2,210	1,105	1,105	2,690	2,018	672
Dean A. Shigenaga	7,430	3,715	3,715	9,060	6,795	2,265
Daniel J. Ryan	6,510	3,255	3,255	7,930	5,948	1,982
Hunter L. Kass	4,480	2,240	2,240	1,410	1,058	352
Vincent R. Ciruzzi	2,210	1,105	1,105	2,690	2,018	672

2024 Proxy Statement	94

COMPENSATION DISCUSSION AND ANALYSIS (continued)
Long-Term Service-Based Incentive Awards Granted in 2023 to Chief Executive Officer and Other NEOs

Each of the employment agreements for Messrs. Moglia, Binda, Shigenaga, Ryan, Kass, and Ciruzzi provides for long-term incentive awards at the discretion of the Compensation Committee. Annual long-term incentive awards are granted in the year following the year of performance, as shown in the “Summary Compensation Table” for the year of grant in accordance with the rules for disclosing equity compensation. Based on 2022 corporate performance accomplishments; an evaluation of each NEO’s performance, position, tenure, experience, expertise, leadership, and management capability; contribution to profitability, growth in FFO per share, NAV, and long-term stockholder value; and 2022 individual performance accomplishments, each NEO was granted a restricted stock award for the number of shares set forth below in the “2023 Grants of Plan-Based Awards Table” on page 100. These restricted stock awards vest based on each NEO’s continued service over a four-year period. The value of each restricted stock award increases or decreases with our stock price. The Compensation Committee believes that granting restricted stock awards is appropriate for several reasons, including that it is consistent with the practices of our peer companies, that it provides a useful retention tool, and that it helps us manage dilution because fewer shares are granted subject to restricted stock awards than would be granted subject to stock options.

THE ALEXANDRIA CENTER® FOR LIFE SCIENCE – SAN CARLOS MEGA CAMPUS is the new center of gravity for life science in our Greater Stanford submarket. The vibrant mega campus was purpose-built to support innovative life science companies in their critical efforts to recruit and retain world-class talent to advance their life-changing discoveries.
835
825
MEGA CAMPUS: ALEXANDRIA CENTER® FOR LIFE SCIENCE – SAN CARLOS
825 AND 835 INDUSTRIAL ROAD, GREATER STANFORD, SAN FRANCISCO BAY AREA

2024 Proxy Statement	95

COMPENSATION DISCUSSION AND ANALYSIS (continued)

RETIREMENT AND BENEFIT PROGRAMS

Pension Plan

The Company maintains the Alexandria Real Estate Equities, Inc. Cash Balance Pension Plan (the “Pension Plan”), which is designed to provide eligible employees of the Company, including the NEOs, with benefits upon retirement. The Board believes it is important to the Company’s objectives of attracting and retaining talent that the Company provide a reasonable income replacement for eligible employees, including the NEOs, during retirement.

Under the Pension Plan, a hypothetical account is established for each participant for record-keeping purposes. Each year, a participant’s cash balance account is credited a hypothetical employer contribution and hypothetical earnings. These amounts are hypothetical because the hypothetical account balance must be converted into an annuity payable at normal retirement age (“NRA”), as defined in the Pension Plan. This future benefit at NRA can then be converted into a lump-sum benefit. The lump-sum distribution at NRA may be higher or lower, depending on interest rates in effect at that time. Hypothetical earnings for each calendar year are credited at a rate, compounded annually, equal to the rate for 30-year U.S. Treasury securities for the December preceding the applicable calendar year. The rate was 3.66% for 2023. Benefits under the Pension Plan are vested at all times, are obligations of the Company, and are payable in the form of a lump sum or a single or joint and survivor annuity in accordance with the participant’s distributions election. Benefits automatically commence upon death, disability, or other termination of employment. Participants may elect to commence receiving benefits while still employed by us at any time on or after the participant has attained age 62. See “Pension Benefits Table” on page 103 for more information.

Deferred Compensation Plan

The Company also has a 2000 Deferred Compensation Plan (the “DC Plan”), which is an unfunded plan designed to permit compensation deferrals for a select group of the Company’s management or highly compensated employees.

Eligibility to participate in the DC Plan is limited to full-time employees of the Company who (i) qualify as accredited investors under the Securities Act, (ii) fall within a select group of management or highly compensated employees for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and (iii) are selected and designated as eligible to participate by the Company with respect to a plan year based on their level of responsibility and anticipated compensation levels for such plan year. Participants’ elected deferral amounts under the DC Plan are credited or charged, as the case may be, with the investment performance of mutual funds, other publicly traded securities, and certain private or public life science company venture investments made available by the Company for the deemed investment of participants’ accounts as elected by participants.

During 2023, the Company did not contribute any amount to participants’ accounts under the DC Plan in addition to the compensation deferred by the participants. See “2023 Nonqualified Deferred Compensation Table” on page 103 for more information.

Perquisites and Other Benefits

The Company provides certain perquisites and other benefits to our NEOs as discussed in the “Summary Compensation Table” on page 98. The Compensation Committee believes that these types of benefits are highly effective in retaining qualified executive officers because they provide the executive officers with longer-term security and protection for the future. The Company believes that providing these benefits is a relatively inexpensive way to enhance the competitiveness of the executives’ compensation packages and furthers the Company’s goal of retaining and rewarding highly qualified executives. The Company generally believes that all the perquisites have greater value to the executives than cost to the Company to provide them, thus providing a return on the cost of providing such benefits.

2024 Proxy Statement	96

COMPENSATION DISCUSSION AND ANALYSIS (continued)

OTHER COMPENSATION POLICIES

Stock Ownership Guidelines

NEOs are subject to the stock ownership requirements described under “Stock Ownership Guidelines” on page 17.

Clawback Policy

On December 1, 2023, we adopted a clawback policy that complies with the new listing standards adopted by the NYSE that implement the new SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and applies to our executive officers (as defined in applicable SEC rules). The clawback policy requires the Company to recover from covered executive officers the amount of erroneously awarded compensation resulting from an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws. This clawback policy applies to incentive compensation that is received by a covered officer on or after October 2, 2023.

Our prior policy, which still applies to incentive compensation received before October 2, 2023, allows for the recoupment of cash and long-term incentive awards paid to an NEO on the basis of the Company’s performance in the event of a material restatement of the Company’s financial results (other than a restatement caused by a change in applicable accounting rules or interpretations) as a result of actual fraud or willful unlawful misconduct by the NEO that materially contributed to the need for the restatement. Our clawback polices are administered by the Compensation Committee.

Anti-Hedging and Anti-Pledging Policies

Our NEOs are subject to anti-hedging and anti-pledging policies described under “Anti-Hedging and Anti-Pledging Policies” on page 17.

Tax Treatment

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (“Section 162(m)”), compensation paid to any of the publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible for tax purposes. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s NEOs in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company, which may include compensation that is not deductible by the Company due to the deduction limit under Section 162(m).

Compensation Risk Assessment

The Compensation Committee considers potential risks when reviewing and approving the compensation program and has designed the Company’s compensation program with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through balancing appropriate entrepreneurship and risk‑taking with the exercise of prudent business judgment. The Compensation Committee believes that the following risk oversight and compensation design features assist in guarding against excessive risk-taking and has concluded that our compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company’s business or financial condition:
•The Company’s processes for developing strategic and annual operating plans, the approval of capital investments, internal control over financial reporting, and other financial, operational, and compliance policies and practices (see “The Board’s Role in Risk Oversight”);
•The diversified nature of the Company’s overall real estate asset base and tenant mix with respect to industries and markets served and geographic footprints;
•The review and approval of corporate objectives by the Compensation Committee to ensure that these goals are aligned with the Company’s strategic and annual operating plans, achieve the proper risk-reward balance, and do not encourage unnecessary or excessive risk-taking;
•Competitive base salaries consistent with executives’ responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security;
•The determination of stock awards based on a review of a variety of qualitative factors;
•Stock compensation and vesting periods for stock awards that encourage executives to focus on sustained stock price appreciation;
•A mix between cash and equity compensation that is designed to encourage strategies and actions that are in the long-term best interests of the Company;
•Meaningful stock ownership guidelines for executive officers and directors; and
•The Company’s clawback policy and anti-hedging and anti-pledging policies, which are described above.

2024 Proxy Statement	97

COMPENSATION TABLES AND RELATED NARRATIVE
Summary Compensation Table Introduction

As described under “Compensation Philosophy,” the fundamental principle that drives pay decisions of the Compensation Committee is to align pay with performance. The experience, abilities, and commitment of our NEOs (whose tenures average 22 years) provide unique skill sets to the Company in our business of owning and operating essential real estate for the broad and diverse life science industry and therefore have been and will continue to be critical to the Company’s long-term success, including the achievement of each of our key business objectives: profitability, growth in FFO per share – diluted, as adjusted, and net operating income, and creation of long-term stockholder value. The Compensation Committee believes that each NEO’s total annual compensation should vary with the performance of the Company for the year in question.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
Joel S. Marcus	2023	1,255,000	2,000,000	(4)	8,089,293		2,823,750	1,028,016	289,271	15,485,330
Executive Chairman and Founder	2022	1,165,000	2,025,000	(4) (5)	6,781,445	(6)	2,621,250	—	442,822	13,035,517
	2021	1,105,000	2,000,000	(4)	5,073,393		2,486,250	1,600,851	435,899	12,701,393

Peter M. Moglia	2023	780,000	25,000	(7)	7,222,595		1,755,000	38,415	48,357	9,869,367
Chief Executive Officer and Chief Investment Officer	2022	725,000	—		6,670,533		1,631,250	117,248	145,357	9,289,388
	2021	690,000	—		5,874,602		1,552,500	13,672	143,357	8,274,131

Marc E. Binda	2023	531,000	950,000		4,035,302		—	128,780	46,098	5,691,180
Chief Financial Officer and Treasurer

Dean A. Shigenaga	2023	693,750	1,625,000		6,853,639		—	89,989	51,403	9,313,781
Former President and Chief Financial Officer	2022	695,000	1,500,000		6,086,488		—	166,992	148,403	8,596,883
	2021	655,000	1,250,000		5,382,380		—	131,592	146,403	7,565,375

Daniel J. Ryan	2023	750,000	1,750,000		6,808,546		—	30,431	43,500	9,382,477
Co-President and Regional Market Director – San Diego	2022	695,000	2,600,000	(8)	5,636,553		—	113,286	140,500	9,185,339
	2021	650,000	2,600,000	(9)	4,850,943		—	1,662,285	138,500	9,901,728

Hunter L. Kass	2023	625,000	1,755,000	(10)	6,516,082		—	6,163	43,500	8,945,745
Co-President and Regional Market Director – Greater Boston	2022	565,000	2,600,000	(11)	5,411,585		—	76,388	115,500	8,768,473
	2021	500,000	2,600,000	(12)	4,496,417		—	—	113,500	7,709,917

Vincent R. Ciruzzi	2023	615,000	750,000		3,855,279		—	30,846	45,572	5,296,697
Chief Development Officer	2022	570,000	575,000	(5)	3,821,989	(6)	—	88,946	117,573	5,173,508
	2021	540,000	535,000		2,670,542		—	11,150	115,573	3,872,265
(1)The dollar value of restricted stock awards is equal to the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating the grant date fair value is set forth in Notes 2 and 16 of the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Certain amounts relate to restricted stock awards that were tied to the achievement of predetermined corporate performance goals. Assuming achievement of the highest level of performance, the accounting fair values of the restricted stock awards that will ultimately be recognized as compensation expense are as follows: (i) Mr. Marcus’s awards: 2021: $5,073,393; 2022: $6,781,445; and 2023: $8,089,279; and (ii) Mr. Moglia’s awards: 2021: $5,874,602; 2022: $6,670,533; and 2023: $7,222,595.

(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Joel S. Marcus	Peter M. Moglia	Marc E. Binda	Dean A. Shigenaga	Daniel J. Ryan	Hunter L. Kass	Vincent R. Ciruzzi
	Aggregate change in the actuarial present value of accumulated benefits under the Pension Plan	$—	$38,415	$10,268	$40,275	$30,431	$5,541	$30,846
	Above-market or preferential earnings under the DC Plan	1,028,016	—	118,512	49,714	—	622	—
	Earnings reflected in the table above	$1,028,016	$38,415	$128,780	$89,989	$30,431	$6,163	$30,846
	Below-market losses under the DC Plan not shown above	$—	$—	$—	$—	$(332,198)	$—	$—

(3)Amounts include the Company’s contribution to (a) NEOs’ employee accounts under the Company’s 401(k) plan and Pension Plan, (b) the Company’s profit-sharing and executive profit-sharing plans, (c) life insurance premiums, (d) medical premiums, and (e) disability premiums:

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COMPENSATION TABLES AND RELATED NARRATIVE (continued)

All Other Compensation ($)	Joel S. Marcus	Peter M. Moglia	Marc E. Binda	Dean A. Shigenaga	Daniel J. Ryan	Hunter L. Kass	Vincent R. Ciruzzi
Pension Plan	$—	$—	$—	$—	$—	$—	$—
Profit-sharing plan	43,500	43,500	43,500	43,500	43,500	43,500	43,500
Insurance premiums	245,771	4,857	2,598	7,903	—	—	2,073
All other compensation	$289,271	$48,357	$46,098	$51,403	$43,500	$43,500	$45,572
(4)Represents bonus awarded to Mr. Marcus in recognition of the significant value created in the Company’s portfolio of non-real estate investments as a result of Mr. Marcus’s expertise and leadership. See “Performance-Based Cash Incentive Bonus Awarded in 2022 and 2023 to Our Executive Chairman” for more information.
(5)Includes a special bonus of $25,000 awarded by the Compensation Committee to each of Messrs. Marcus and Ciruzzi in May 2022 in recognition of the 25th anniversary of the Company’s initial public offering of Common Stock and in consideration of services to the Company.
(6)Includes 2,500 shares with grant date accounting and gross value of $399,275 awarded by the Compensation Committee to each of Messrs. Marcus and Ciruzzi in May 2022 in recognition of the 25th anniversary of the initial public offering and in consideration of services to the Company.
(7)Represents a cash bonus of $25,000 awarded to mark the 25-year anniversary of Mr. Moglia’s service to the Company.
(8)Includes a special cash bonus of $1,100,000 awarded by the Compensation Committee to Mr. Ryan in recognition of his exceptional performance during 2022, including his extraordinary efforts in leading the Company’s strategy for mega campus design, building design, and placemaking strategy across each of our life science cluster markets, and his contributions toward the Company’s execution of a long-term lease with Bristol Myers Squibb (“BMS”) for a new innovative research hub aggregating 427,000 RSF at the Campus Point by Alexandria mega campus in our University Town Center submarket. The historic milestone lease with BMS marked the second-largest life science lease in the Company’s history and further enhanced our long-term strategic relationship with BMS, with whom we now lease over 900,000 RSF across five of our life science cluster markets, San Diego, Greater Boston, the San Francisco Bay Area, New York City, and Seattle.
(9)Includes a special cash bonus of $1,100,000 awarded by the Compensation Committee to Mr. Ryan for his exceptional performance in 2021, including his outstanding efforts in leading the Company’s strategy for mega campus design and placemaking strategy across each of our life science cluster markets.
(10)Includes a cash bonus of $5,000 awarded to mark the five-year anniversary of Mr. Kass’s service to the Company.
(11)Includes a special cash bonus of $1,100,000 awarded by the Compensation Committee to Mr. Kass in recognition of his exceptional performance during 2022, including his extraordinary efforts in leading the Company’s Greater Boston market, which experienced an outstanding year of value creation for the Company. Specifically, Mr. Kass provided strategic input regarding the acquisition of high-quality properties, the development and redevelopment of new Class A/A+ properties and campuses across the Greater Boston market, and the expansion of mega campuses. Mr. Kass contributed significantly to the Company’s execution of a 334,000 RSF long-term lease with Eli Lilly for the development of Eli Lilly’s new state-of-the-art Institute for Genetic Medicine at 15 Necco Street in the Seaport Innovation District in Greater Boston. This lease represents one of the largest leases executed by the Company for laboratory space in our Greater Boston market, where we are pioneering a new life science submarket.
(12)Includes a special cash bonus of $1,100,000 awarded by the Compensation Committee to Mr. Kass for his extraordinary efforts in 2021 in leading the Company’s Greater Boston market, including his outstanding efforts in providing strategic input into the design of various key development and redevelopment of new Class A/A+ buildings and campuses across the Greater Boston market, which experienced an outstanding year of value creation for the Company, bolstered by acquisitions and the expansion of mega campuses.

THE ALEXANDRIA CENTER® FOR LIFE SCIENCE – SHADY GROVE MEGA CAMPUS is highly leased to a diverse mix of high-quality tenants. Alexandria continues to activate this mega campus through a highly curated suite of current and planned amenities. It offers critical adjacency to numerous biopharmaceutical companies, leading academic and medical centers, and prominent federal science and regulatory agencies such as the NIH and the FDA.

MEGA CAMPUS: ALEXANDRIA CENTER® FOR LIFE SCIENCE – SHADY GROVE
9800, 9804, AND 9808 MEDICAL CENTER DRIVE, ROCKVILLE, MARYLAND

2024 Proxy Statement	99

COMPENSATION TABLES AND RELATED NARRATIVE (continued)
2023 Grants of Plan-Based Awards Table

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joel S. Marcus	1/3/2023	(1)	N/A	N/A	N/A	10,565	26,413	42,260	N/A	4,563,657
	1/9/2023	(2)	N/A	N/A	N/A	N/A	N/A	N/A	9,380	1,375,014
	1/9/2023	(3)	N/A	N/A	N/A	—	9,380	14,671	N/A	2,150,622
	N/A	(4)	941,250	1,882,500	2,823,750	N/A	N/A	N/A	N/A	N/A

Peter M. Moglia	1/3/2023	(1)	N/A	N/A	N/A	3,365	8,413	13,460	N/A	1,453,545
	1/9/2023	(2)	N/A	N/A	N/A	N/A	N/A	N/A	15,349	2,250,010
	1/9/2023	(3)	N/A	N/A	N/A	—	15,349	24,006	N/A	3,519,040
	N/A	(4)	585,000	1,170,000	1,755,000	N/A	N/A	N/A	N/A	N/A

Marc E. Binda	1/3/2023	(1)	N/A	N/A	N/A	1,008	2,519	4,030	N/A	435,200
	12/15/2023	(5)	N/A	N/A	N/A	N/A	N/A	N/A	30,737	3,600,102

Dean A. Shigenaga	1/3/2023	(1)	N/A	N/A	N/A	3,365	8,413	13,460	N/A	1,453,545
	12/15/2023	(5)	N/A	N/A	N/A	N/A	N/A	N/A	46,105	5,400,094

Daniel J. Ryan	1/3/2023	(1)	N/A	N/A	N/A	3,365	8,413	13,460	N/A	1,453,545
	12/15/2023	(5)	N/A	N/A	N/A	N/A	N/A	N/A	45,720	5,355,001

Hunter L. Kass	1/3/2023	(1)	N/A	N/A	N/A	3,365	8,413	13,460	N/A	1,453,545
	12/15/2023	(5)	N/A	N/A	N/A	N/A	N/A	N/A	43,223	5,062,537

Vincent R. Ciruzzi	1/3/2023	(1)	N/A	N/A	N/A	1,008	2,519	4,030	N/A	435,200
	12/15/2023	(5)	N/A	N/A	N/A	N/A	N/A	N/A	29,200	3,420,079
(1)Represents performance grant. See “Long-Term Performance-Based Incentive Awards Granted in 2023 to All NEOs” on page 93 for additional information. The shares subject to each restricted stock grant are also subject to a one-year holding period after vesting to further underscore the long-term retentive element of the grant.
(2)Represents restricted stock grant related to performance in 2022 subject to time-based vesting over a three-year period. See “Long-Term Incentive Awards Granted in 2023 to Executive Chairman and Chief Executive Officer” on page 89 for additional information.
(3)Represents restricted stock grant related to performance in 2022, with vesting subject to performance over the three-year period ending December 31, 2025. See “Long-Term Incentive Awards Granted in 2023 to Executive Chairman and Chief Executive Officer” on page 89 for additional information.
(4)Represents an annual cash incentive bonus tied to achievement of predetermined corporate and individual performance goals. See “Annual Cash Incentive Awards for Executive Chairman and Chief Executive Officer” on page 65 for additional information.
(5)Represents restricted stock grant related to performance in 2022 subject to time-based vesting over a period ending December 15, 2027. The shares subject to each restricted stock grant are also subject to a one-year holding period after vesting to further underscore the long-term retentive element of the grant.

The stock awards indicated in the table above were granted under the 1997 Incentive Plan. Holders of Common Stock of the Company, including recipients of the restricted stock awards shown above, are eligible to receive distributions as determined by the Board. Refer to the consolidated statements of stockholders’ equity in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for information on dividends declared on Common Stock.

2024 Proxy Statement	100

COMPENSATION TABLES AND RELATED NARRATIVE (continued)
Employment Agreements

The Company has individual employment agreements with Messrs. Marcus, Moglia, Binda, Shigenaga, Ryan, Kass, and Ciruzzi.

The Marcus Employment Agreement provides that Mr. Marcus serve as full-time Executive Chairman beginning on April 23, 2018, through December 31, 2020, which term will be extended for additional one-year periods thereafter unless and until the Company or Mr. Marcus provides notice of non-renewal. The Marcus Employment Agreement (i) incorporates the annual incentive award criteria described under “Corporate Performance Component of Executive Chairman’s and Chief Executive Officer’s 2023 Cash Incentive Awards,” (ii) provides for a cash incentive bonus for Mr. Marcus as described above under “Structure and Target Value of Executive Chairman’s and Chief Executive Officer’s 2023 Cash Incentive Awards,” and (iii) provides for an annual long-term incentive award in the form of restricted stock as described above under “Long-Term Incentive Awards Granted in 2023 to Executive Chairman and Chief Executive Officer.” The Marcus Employment Agreement also provides for the double-trigger vesting of equity awards granted on or after January 1, 2015. The Marcus Employment Agreement was amended on January 5, 2024 to reflect changes to the terms of annual long-term incentive awards granted after such date, including to increase the target value of each such award to $3,600,000 from $2,750,000, extend the vesting period of the service-based shares subject to the award to four years from three years, reduce the cap on maximum vesting that could be achieved for performance-based shares to 150% of target from 156.4% of target, and add a one-year holding period for all vested shares. The Marcus Employment Agreement is further described below under “Potential Payments Upon Termination or Change in Control” for Mr. Marcus.

The Company has entered into amended and restated executive employment agreements (together, the “Executive Employment Agreements”) with Mr. Binda effective as of September 2023, with Mr. Moglia effective as of April 2018 (further amended and restated effective as of May 2018 and January 2024), with Mr. Ryan effective as of May 2018, with Mr. Kass effective as of January 2021, with Mr. Ciruzzi effective as of October 2015, and with Mr. Shigenaga effective as of April 2018 (further amended and restated effective as of September 2023). The Executive Employment Agreements provide that each executive be employed at will, with the terms of Messrs. Binda’s and Shigenaga’s respective agreements beginning on September 15, 2023, the terms of Messrs. Moglia’s and Ryan’s respective agreements beginning on May 22, 2018, the term of Mr. Kass’s agreement beginning on January 1, 2021, and the term of Mr. Ciruzzi’s agreement beginning on October 1, 2015, and, in each case except for Mr. Shigenaga, ending on the date that the agreement is terminated by either party pursuant to the provisions of the applicable agreement, and for Mr. Shigenaga, ending on the earlier of such date or June 30, 2028. The Executive Employment Agreements provide for a base salary to be increased annually by no less than a cost-of-living adjustment based on the consumer price index for each executive’s residence location.

The Executive Employment Agreement with Mr. Moglia provides that he is eligible to receive an annual cash incentive award, 60% of which shall be payable based on the achievement of certain corporate performance criteria and 40% of which shall be payable based on the achievement of his individual performance criteria. The cash incentive award payable, if any, will have a threshold amount equal to 75% of Mr. Moglia’s base salary, a target amount equal to 150% of base salary, and a maximum amount equal to 225% of base salary. Determination and payment of any cash incentive award will be based upon the achievement of corporate and individual performance goals determined by the Compensation Committee. Mr. Moglia is also eligible to receive an annual long-term incentive award in the form of restricted stock for each fiscal year of the Company during the term of his agreement, which ends prior to the fiscal year during which his agreement is terminated, with 50% of any such target award vesting over a three-year period following the grant date (for any such awards granted on or prior to January 5, 2024) or over a four-year period following the grant date (for any such awards granted after January 5, 2024), in each case based solely on his continued service, and the remaining award vesting not later than 30 days following the end of the third fiscal year following the fiscal year with respect to which the award was made, based on and subject to certain corporate performance criteria over a three-year performance period. The structure of these cash incentive awards and long-term incentive awards is described in “Annual Cash Incentive Awards for Executive Chairman and Chief Executive Officer” and “Long-Term Incentive Awards Granted in 2023 to Executive Chairman and Chief Executive Officer” in the “Compensation Discussion and Analysis” section. Mr. Moglia’s Executive Employment Agreement was amended on January 5, 2024 to reflect changes to the terms of the annual long-term incentive awards granted after such date, including to increase the target value of each such award to $5,500,000 from $4,500,000, extend the vesting period of the service-based shares subject to the award to four years from three years, reduce the cap on maximum vesting that could be achieved for performance-based shares to 150% of target from 156.4% of target, and add a one-year holding period for all vested shares.

Mr. Shigenaga’s Executive Employment Agreement was amended and restated, effective as of September 15, 2023, in connection with Mr. Shigenaga’s resignation as our President and Chief Financial Officer, to reflect the terms of Mr. Shigenaga’s continued employment with the Company as Business and Financial Strategist, including his adjusted position, duties, reporting structure, and compensation, which included a reduced base salary, a 2023 annual cash incentive award paid based upon Mr. Shigenaga’s and the Company’s performance (described above under “Annual Cash Incentive Awards for Other NEOs”), eligibility for future discretionary annual cash incentive awards, an annual grant of restricted shares of our Common Stock in 2023 based upon Mr. Shigenaga’s and the Company’s performance during 2022 (described above under “Long-Term Service-Based Incentive Awards Granted in 2023 to Chief Executive Officer and Other NEOs”), and eligibility to receive a grant of restricted shares of our Common Stock based upon Mr. Shigenaga’s and the Company’s performance during 2023.

2024 Proxy Statement	101

COMPENSATION TABLES AND RELATED NARRATIVE (continued)
Outstanding Equity Awards at Fiscal Year End Table

The following table shows unvested stock awards assuming a market value of $126.77 per share (the closing price of Common Stock on December 31, 2023):

	Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Joel S. Marcus	134,501	17,050,692
Peter M. Moglia	104,588	13,258,621
Marc E. Binda	64,844	8,220,274
Dean A. Shigenaga	124,287	15,755,863
Daniel J. Ryan	118,512	15,023,766
Hunter L. Kass	107,982	13,688,878
Vincent R. Ciruzzi	65,881	8,351,734

(1)Represents restricted stock awards granted pursuant to the 1997 Incentive Plan, which are scheduled to vest in the years shown below:

Shares Scheduled to Vest During the Year Ending December 31,	Joel S. Marcus	Peter M. Moglia	Marc E. Binda	Dean A. Shigenaga	Daniel J. Ryan	Hunter L. Kass	Vincent R. Ciruzzi
2024	64,153	45,166	24,126	50,140	46,977	40,087	24,600
2025	55,677	35,416	20,200	41,225	39,664	37,701	20,674
2026	14,671	24,006	12,833	21,395	20,441	19,388	13,307
2027	—	—	7,685	11,527	11,430	10,806	7,300
Total shares that have not vested	134,501	104,588	64,844	124,287	118,512	107,982	65,881

2023 Option Exercises(1) and Stock Vested Table

The following table sets forth certain information regarding vesting of restricted stock awards during 2023 for the NEOs:

	Stock Awards(2)

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Joel S. Marcus	43,780	5,921,078
Peter M. Moglia	42,398	6,056,579
Marc E. Binda	17,502	2,213,768
Dean A. Shigenaga	38,183	4,833,687
Daniel J. Ryan	34,420	4,357,768
Hunter L. Kass	20,039	2,523,407
Vincent R. Ciruzzi	20,860	2,614,928

(1)We have not issued any options since 2002, no options have been exercised since 2012, and no options were outstanding as of December 31, 2023.
(2)Represents restricted stock awards granted pursuant to the 1997 Incentive Plan.
(3)Represents the number of shares of stock that vested multiplied by the closing price of Common Stock on the vesting date.

2024 Proxy Statement	102

COMPENSATION TABLES AND RELATED NARRATIVE (continued)
Pension Benefits Table

The following table discloses the number of years of credited service of, the actuarial present value of the accumulated benefits for, and payments during the last fiscal year to each NEO under the Pension Plan. For a more detailed description of the Pension Plan, see “Pension Plan” on page 96.

Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)(1)	Payments During Last Fiscal Year ($)
Joel S. Marcus	30	—	—
Peter M. Moglia	26	1,088,016	—
Marc E. Binda	19	290,828	—
Dean A. Shigenaga	23	1,140,689	—
Daniel J. Ryan	13	861,879	—
Hunter L. Kass	6	156,929	—
Vincent R. Ciruzzi	27	873,636	—

(1)The present value of the accumulated benefits represents the present value of the accrued benefits in each NEO’s account under the Pension Plan.

2023 Nonqualified Deferred Compensation Table

The following table discloses contributions, earnings, and balances under the nonqualified deferred compensation plan for each of the NEOs:

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Joel S. Marcus	968,197	—	1,028,016	—	17,067,316
Peter M. Moglia	—	—	—	—	—
Marc E. Binda	247,500	—	118,512	—	1,071,149
Dean A. Shigenaga	750,000	—	49,714	—	5,286,522
Daniel J. Ryan	—	—	(332,198)	—	4,106,504
Hunter L. Kass	31,135	—	622	—	31,757
Vincent R. Ciruzzi	—	—	—	—	—
(1)Amounts are also included as compensation to the NEOs in the “Salary” and “Bonus” columns of the “Summary Compensation Table” for 2023 on page 98.
(2)Amounts include above-market gains/preferential earnings and below-market losses as shown for each NEO in the table under footnote 2 to the “Summary Compensation Table” on page 98. Below-market losses are excluded from the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the “Summary Compensation Table.” Advisory fees paid to the plan administrator have been deducted from aggregate earnings reported in this column.
(3)Amounts have been reported as compensation to the NEOs in the “Summary Compensation Table” for 2022 and 2021 as follows:

	Executive Contributions by Year ($)
Name	2022	2021
Joel S. Marcus	1,185,921	1,136,739
Peter M. Moglia	—	—
Marc E. Binda	N/A(1)	N/A(1)
Dean A. Shigenaga	1,194,334	575,000
Daniel J. Ryan	—	—
Hunter L. Kass	—	—
Vincent R. Ciruzzi	—	N/A(2)
(1)Marc E. Binda was not an NEO in 2022 and 2021.
(2)Vincent R. Ciruzzi was not an NEO in 2021.

The Company has in place the DC Plan, which is an unfunded plan designed to permit compensation deferrals for a select group of the Company’s management or highly compensated employees. Eligibility to participate in the DC Plan is limited to full-time employees of the Company who (i) qualify as accredited investors under the Securities Act, (ii) fall within a select group of management or highly compensated employees for purposes of ERISA, and (iii) are selected and designated as eligible to participate by the Company with respect to a plan year based on their level of responsibility and anticipated compensation levels for such plan year.

2024 Proxy Statement	103

COMPENSATION TABLES AND RELATED NARRATIVE (continued)
Under the DC Plan, a participant may elect annually to defer up to 70% of the participant’s salary, up to 70% of the participant’s eligible earned leasing incentive compensation (if applicable), and up to 100% of the participant’s cash incentive award, provided that the minimum deferral amount of any cash incentive award be $10,000 and the aggregate minimum deferral amount of any salary, eligible earned leasing incentive compensation, and cash incentive award be $10,000. A participant must generally make deferral elections during an election period that is prior to the beginning of the plan year in which the related compensation is earned. The Company may permit a newly eligible participant to make a deferral election within the first 30 days of first becoming eligible to participate in the plan with respect to compensation earned during the portion of the plan year after such election becomes irrevocable.

Participants’ elected deferral amounts under the DC Plan are credited or charged, as the case may be, with the investment performance of mutual funds, other publicly traded securities, and certain private or public life science company venture investments made available by the Company for the deemed investment of participants’ accounts as elected by the participants. The mutual funds, other publicly traded securities, and certain venture investments made available by the Company for the deemed investment of participants’ accounts under the DC Plan may change from time to time. Except with respect to any such venture investments, participants may change their deemed investment selections prospectively on a daily basis by contacting the advisor associated with the DC Plan.

Amounts deferred under the DC Plan prior to January 1, 2005 are referred to herein as “409A Grandfathered Amounts,” and amounts deferred under the DC Plan on or after January 1, 2005 are referred to herein as “409A Non-Grandfathered Amounts.” Except with respect to certain VIP Grandfathered Amounts (defined in the paragraph below), a participant may elect to receive amounts deferred under the DC Plan on a date specified by the participant (“Fixed-Date Amounts”) or upon the termination of such participant’s service with the Company (“Retirement Amounts”). With respect to any vested Fixed-Date Amounts, such amounts will be distributed in a single lump sum upon the earlier of the date specified by the participant or the participant’s death or disability, provided that if the participant’s termination of service with the Company occurs prior to the date specified by the participant, such Fixed-Date Amounts will be distributed (i) upon such termination with respect to any 409A Grandfathered Amounts and (ii) either upon the six-month anniversary of such termination or in accordance with the participant’s election for certain Retirement Amounts with respect to any 409A Non-Grandfathered Amounts. With respect to any vested Retirement Amounts that are 409A Grandfathered Amounts, such amounts will be distributed in a single lump sum upon termination or, if earlier, upon the participant’s death or disability. With respect to any vested Retirement Amounts that are 409A Non-Grandfathered Amounts, such amounts will be distributed in accordance with the participant’s election in either a single lump sum or in up to 15 annual installments, payments of which either commence upon termination or on the fifth anniversary of termination in accordance with the participant’s election, provided that no payment is made prior to the six-month anniversary of termination; provided, however, that in the event of the participant’s death or disability prior to the date such amounts have been paid in full, such amounts will be distributed in a single lump sum upon such death or disability. In addition, with respect to any vested 409A Non-Grandfathered Amounts, if a Change of Control (as defined in the DC Plan) occurs prior to the date specified by the participant for any Fixed-Date Amounts or prior to the date any Retirement Amounts have been paid in full, payment of such amounts will be made in a single lump sum upon the Change of Control.

A participant’s account under the DC Plan may include amounts that were initially deferred under the Company’s 2000 Venture Investment Deferred Compensation Plan (the “VIP”) prior to January 1, 2005, as adjusted for any gains and losses credited to such amounts (“VIP Grandfathered Amounts”). Any such vested amounts will be distributed to participants upon the occurrence of certain distribution events related to the investments designated by the Company for the deemed investment of such amounts, except that such amounts will continue to be deferred under the DC Plan if the participant made an election at the time of initial deferral of such amounts under the VIP to further defer such amounts under the DC Plan following a distribution event and the participant has not terminated employment prior to the distribution event.

With respect to any vested amounts that are credited to a participant’s account under the DC Plan, other than any VIP Grandfathered Amounts, the participant may elect to receive an early distribution of any such vested amounts if he or she experiences an Unforeseeable Emergency (as defined in the DC Plan). In addition, a participant may elect to receive an early distribution of any vested 409A Grandfathered Amounts credited to the participant’s account, other than any VIP Grandfathered Amounts, provided that the amount distributed will be equal to 90% of the amount elected by the participant and the remaining 10% of the amount elected by the participant will be forfeited by the participant.

During 2023, the Company did not contribute any amount to participants’ accounts under the DC Plan in addition to the compensation deferred by the participants.

2024 Proxy Statement	104

Potential Payments Upon Termination or Change in Control

The discussion and tables below provide information regarding the incremental amount of compensation, if any, that would be paid to each of the NEOs of the Company under various termination scenarios or a change in control.

Mr. Marcus

The Marcus Employment Agreement provides that, in the event of a termination by the Company without Cause, by Mr. Marcus for Good Reason, or on account of Mr. Marcus’s death or Permanent Disability (as such terms are defined in the Marcus Employment Agreement), Mr. Marcus will be entitled to receive the following: (i) any earned and unpaid base salary; (ii) any earned and unpaid cash incentive bonus; (iii) vested benefits under the Company’s employee benefit plans and reimbursable expenses; (iv) any deferred compensation; (v) a pro rata cash incentive bonus for the portion of the year in which the termination occurs; (vi) a severance payment equal to the sum of (1) Mr. Marcus’s base salary, as in effect immediately prior to the date Mr. Marcus was elevated to the role of the Company’s full-time Executive Chairman, plus (2) an amount equal to Mr. Marcus’s cash incentive bonus payable at the target level of performance for the fiscal year ending immediately prior to the date Mr. Marcus was elevated to the role of the Company’s full-time Executive Chairman or, if higher, for the prior fiscal year; (vii) continued participation in the Company’s medical and dental benefit plans for the three-year period following the date of termination, or, if earlier, until Mr. Marcus enrolls in a plan of another employer under which he is entitled to receive such benefits; (viii) continuation of the term life insurance and executive/premium long-term care policy the Company provides to Mr. Marcus for the three-year period following the date of termination; (ix) payment of full salary in lieu of all accrued but unused vacation; (x) outplacement services for 180 days following the date of termination; (xi) full and immediate vesting of all outstanding and unvested equity or equity-based compensation awards, the vesting of which otherwise depends only upon the passage of time; (xii) to the extent that the applicable personal, corporate, or other performance goals are ultimately satisfied, the vesting of all awards of equity or equity-based compensation, the vesting of which otherwise depends upon the satisfaction of personal, corporate, or other performance criteria; (xiii) exercisability of all outstanding stock options for their full terms; (xiv) to the extent an annual restricted stock award has not been made with respect to the fiscal year prior to the fiscal year in which the termination occurs, a fully vested grant in an amount of shares equal to the sum of the time-based stock and the maximum performance-based stock awarded in the year prior to the year in which the termination occurs, or, if higher, the average of the sum of the time-based stock and the maximum performance-based stock awarded in the second, third, and fourth fiscal years prior to the fiscal year in which the termination occurs; and (xv) a fully vested grant in an amount of shares equal to the sum of the time-based stock and the maximum performance-based stock awarded in the year prior to the year in which the termination occurs, or, if higher, the average of the sum of the time-based stock and the maximum performance-based stock awarded in the second, third, and fourth fiscal years prior to the fiscal year in which the termination occurs. If Mr. Marcus’s termination is for any reason other than for Cause, he will be entitled to receive the benefits described in the foregoing clauses (xi), (xii) and (xiii) for (A) any such awards granted on or prior to January 15, 2019, (B) any such awards granted after January 15, 2019, but on or prior to August 30, 2023, if such termination occurs on or after Mr. Marcus’s attainment of age 77, and (C) any such awards granted after August 30, 2023 if such termination occurs on or after May 27, 2027.

If Mr. Marcus is terminated by the Company for Cause, he will be entitled to receive the following: (i) any earned and unpaid base salary; (ii) any earned and unpaid cash incentive bonus; (iii) vested benefits under the Company’s employee benefit plans and reimbursable expenses; and (iv) any deferred compensation.

If Mr. Marcus terminates his employment other than for Good Reason, he will be entitled to receive the following: (i) any earned and unpaid base salary; (ii) any earned and unpaid cash incentive bonus; (iii) vested benefits under the Company’s employee benefit plans and reimbursable expenses; and (iv) any deferred compensation. In addition, if Mr. Marcus terminates his employment other than for Good Reason or if Mr. Marcus’s termination is for any reason other than for Cause, he will be entitled to receive the following: (i) continued participation in the Company’s medical and dental benefit plans for the three-year period following the date of termination, or, if earlier, until Mr. Marcus enrolls in the plan of another employer under which he is entitled to receive such benefits; (ii) payment of full salary in lieu of all accrued but unused vacation; (iii) to the extent an annual restricted stock award has not been made with respect to the fiscal year prior to the fiscal year in which the termination occurs, a fully vested grant in an amount of shares equal to the sum of the time-based stock and the maximum performance-based stock awarded in the year prior to the year in which the termination occurs, or, if higher, the average of the sum of the time-based stock and the maximum performance-based stock awarded in the second, third, and fourth fiscal years prior to the fiscal year in which the termination occurs; and (iv) a fully vested grant in an amount of shares equal to the sum of the time-based stock and the maximum performance-based stock awarded in the year prior to the year in which the termination occurs, or, if higher, the average of the sum of the time-based stock and the maximum performance-based stock awarded in the second, third, and fourth fiscal years prior to the fiscal year in which the termination occurs.

2024 Proxy Statement	105

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (continued)

The Marcus Employment Agreement also provides that, upon a Change in Control (as defined in the agreement), (i) any and all equity or equity-based awards granted before January 1, 2015, the vesting of which depends only upon the passage of time, will vest, (ii) any and all equity or equity-based awards granted before January 1, 2015, the vesting of which depends upon the satisfaction of performance criteria, shall vest in an amount equal to (A) the amount of the award that would have been earned if the target level of performance had been achieved, multiplied by (B) a fraction, (x) the numerator of which is the number of days during the performance period on which Mr. Marcus was employed and (y) the denominator of which is the number of days in the performance period, and (iii) any and all options granted before January 1, 2015, will be exercisable for their full terms. The Marcus Employment Agreement provides that accelerated vesting upon a Change in Control will not apply to an award granted on or after January 1, 2015, which is substituted in the event of a Change in Control with an alternative award (i) in respect of stock which is actively traded on an established U.S. securities market, (ii) which vests on the applicable regularly scheduled vesting date or dates (without regard to performance) of the pre-Change in Control award, or an earlier vesting date or dates, subject only to continued service through such date or dates other than as provided in the Marcus Employment Agreement, (iii) which provides Mr. Marcus with rights, terms, and conditions substantially equivalent to or better than those of the pre-Change in Control award, and (iv) which is the economic equivalent of the pre-Change in Control award, all as further described in the Marcus Employment Agreement. Any such alternative awards will be subject following a Change in Control to the provision of the Marcus Employment Agreement generally applicable upon a termination of employment, i.e., double-trigger vesting upon a severance-qualifying termination.

The Marcus Employment Agreement provides that if payments provided to Mr. Marcus under the Marcus Employment Agreement would constitute a “parachute payment” within the meaning of Section 280G of the Code, then Mr. Marcus is entitled to receive (i) an amount limited so that no portion thereof shall be subject to an excise tax under Section 4999 of the Code (the “Limited Amount”) or (ii) if the amount otherwise payable under the Marcus Employment Agreement reduced by the excise tax imposed by Section 4999 of the Code is greater than the Limited Amount, the amount otherwise payable under the Marcus Employment Agreement.

2024 Proxy Statement	106

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (continued)

Other Named Executive Officers

The Executive Employment Agreements with Messrs. Moglia, Binda, Shigenaga, Ryan, Kass, and Ciruzzi provide that if the executive’s employment is terminated for any reason (including termination by the Company for Cause (as defined in the applicable agreement) or resignation by the executive without Good Reason (as defined in the applicable agreement)), the executive will be entitled to receive all accrued and unused vacation and unpaid base salary earned through his last day of employment. In addition, if the executive terminates employment for any reason, other than a termination by the Company for Cause, after the end of a bonus year and prior to the date when bonuses for such year are paid by the Company to senior executives, then the executive will receive the same cash bonus that would have been awarded in the absence of such termination.

The Executive Employment Agreements with Messrs. Moglia, Binda, Shigenaga, Ryan, Kass, and Ciruzzi provide that if the Company terminates the executive’s employment without Cause or the executive resigns for Good Reason not in connection with a Change in Control (as defined in the applicable agreement), the executive is entitled to receive severance generally equal to one year of base salary and a cash incentive bonus equal to the cash incentive bonus the executive earned for the previous year (or the year prior to the previous year if the cash incentive bonus for the previous year has not been determined prior to termination), provided that if the termination is on or after a Change in Control, the amount of the cash incentive bonus will in no event be lower than the highest actual cash bonus amount received by the executive for the two years preceding the year in which the Change in Control occurs.

These agreements further provide that if, upon or within two years following a Change in Control, the Company terminates the agreement without Cause or the executive terminates the agreement for Good Reason, the executive is entitled to receive severance generally equal to a multiple of the sum of one year of his base salary plus the cash incentive bonus amount earned for the previous year (or the year prior to the previous year if the cash incentive bonus for the previous year has not been determined prior to termination), provided that the cash incentive bonus amount will in no event be lower than the highest actual cash bonus amount received by the executive for the two years preceding the year in which the Change in Control occurs. The multiple for Messrs. Moglia, Shigenaga, and Ryan is 2.0x, and the multiple for Messrs. Binda, Kass, and Ciruzzi is 1.5x.

In addition, these agreements provide that if the Company terminates the executive’s employment without Cause or the executive resigns for Good Reason (either not in connection with a Change in Control or upon or within two years following a Change in Control), (i) all the executive’s unvested equity awards will vest on the last day of employment, except that for any such awards granted to Mr. Moglia, the vesting of which otherwise depends upon the satisfaction of personal, corporate, or other performance criteria, such accelerated vesting will be provided to the extent that the applicable personal, corporate, or other performance goals are ultimately satisfied; and (ii) the executive will receive (A) a prorated grant of fully vested stock based on the Company’s grant to him for the prior year and the number of days employed in the year of termination and (B) an additional grant of fully vested stock equal to the higher of the number of shares of restricted stock that the Company had determined to grant to the executive for the prior year, but had not yet granted as of termination, or the average number of shares of restricted stock granted to the executive for the second, third, and fourth years prior to the year in which the executive’s employment terminates, except that the number of shares subject to such additional grant will be reduced by any shares the executive already received for the prior year.

The Executive Employment Agreements of Messrs. Moglia, Binda, Shigenaga, Ryan, Kass, and Ciruzzi also provide that if the Company terminates the executive’s employment without Cause, or the executive terminates his employment for Good Reason (either not in connection with a Change in Control or upon or within two years following a Change in Control), the Company will either (i) pay the applicable premiums for the executive’s continued coverage under the Company’s health insurance plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) or (ii) provide a taxable payment calculated such that the after-tax amount of the payment would be equal to the applicable COBRA health insurance premiums if the Company determines that it cannot pay COBRA premiums without a substantial risk of violating applicable law, in each case for twelve months after the executive’s last day of employment with the Company, or, if earlier, until the executive becomes entitled to receive similar health insurance coverage from another employer (such payments in (i) or (ii), the “COBRA Payments”). Mr. Shigenaga’s Executive Employment Agreement (as amended and restated effective as of September 2023) further provides that, as a result of Mr. Shigenaga’s loss of eligibility to participate in the Company’s health insurance plans due to his cessation of full-time employment with the Company effective as of January 1, 2024, the Company will provide COBRA Payments to Mr. Shigenaga for up to the twelve-month period measured from January 1, 2024.

These agreements further provide that if the agreement terminates upon the executive’s death or Disability (as defined in the agreement), the Company shall provide the executive (or his beneficiaries or estate, as the case may be) with the same severance benefits as payable upon a termination by the Company without Cause or a resignation by the executive for Good Reason not in connection with a Change in Control.

The table below reflects the amount of compensation and benefits payable to Mr. Marcus under the Marcus Employment Agreement and to each other NEO under his respective Executive Employment Agreement, in each case pursuant to the 1997 Incentive Plan in the event of each scenario listed in the table below. The amounts shown in the table below assume that the termination was effective as of December 31, 2023. The table does not include the pension benefits or nonqualified deferred compensation that would be paid to the NEO, which are set forth in the “Pension Benefits Table” and

2024 Proxy Statement	107

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (continued)

“2023 Nonqualified Deferred Compensation Table” on page 103. In addition, the table does not include the value of vested restricted stock as of December 31, 2023. Because the payments to be made to the NEO depend on several factors, the actual amounts to be paid out upon the NEO’s termination of employment can be determined only at the time of his separation from the Company.

Name of Executive Cause of Termination	Cash Severance Payment ($)	Pro Rata Bonus ($)	Restricted Stock Grants ($)	Acceleration of Equity Awards ($)(1)	Continued Participation in Medical & Dental Benefit Plans ($)	Accrued Vacation ($)	Total ($)
Joel S. Marcus
Without Cause/for Good Reason	6,005,000	2,621,250	6,041,267	10,035,874	814,497	289,615	25,807,503
Death or Disability	6,005,000	2,621,250	6,041,267	9,516,877	814,497	289,615	25,288,506
For Cause/other than for Good Reason	—	—	—	—	—	289,615	289,615

Peter M. Moglia
Without Cause/for Good Reason (CIC)	4,822,500	N/A	10,147,733	10,983,733	40,931	117,015	26,111,912
Without Cause/for Good Reason (no CIC)	2,411,250	N/A	10,147,733	10,818,425	40,931	117,015	23,535,354
Death or Disability	2,411,250	N/A	10,147,733	10,818,425	40,931	117,015	23,535,354
For Cause/other than for Good Reason	—	N/A	—	—	—	117,015	117,015

Marc E. Binda
Without Cause/for Good Reason (CIC)	1,815,000	N/A	4,026,330	7,540,153	38,828	99,677	13,519,988
Without Cause/for Good Reason (no CIC)	1,210,000	N/A	4,026,330	7,490,713	38,828	99,677	12,865,548
Death or Disability	1,210,000	N/A	4,026,330	7,490,713	38,828	99,677	12,865,548
For Cause/other than for Good Reason	—	N/A	—	—	—	99,677	99,677

Dean A. Shigenaga(2)
Without Cause/for Good Reason (CIC)	4,125,000	N/A	8,625,316	13,480,975	44,133	57,094	26,332,518
Without Cause/for Good Reason (no CIC)	2,062,500	N/A	8,625,316	13,315,667	44,133	57,094	24,104,710
Death or Disability	2,062,500	N/A	8,625,316	13,315,667	44,133	57,094	24,104,710
For Cause/other than for Good Reason	—	N/A	—	—	—	57,094	57,094

Daniel J. Ryan
Without Cause/for Good Reason (CIC)	6,700,000	N/A	8,060,391	12,807,193	36,074	127,644	27,731,302
Without Cause/for Good Reason (no CIC)	3,350,000	N/A	8,060,391	12,641,885	36,074	127,644	24,215,994
Death or Disability	3,350,000	N/A	8,060,391	12,641,885	36,074	127,644	24,215,994
For Cause/other than for Good Reason	—	N/A	—	—	—	127,644	127,644

Hunter L. Kass
Without Cause/for Good Reason (CIC)	4,837,500	N/A	7,777,928	11,600,976	39,894	83,107	24,339,405
Without Cause/for Good Reason (no CIC)	3,225,000	N/A	7,777,928	11,435,668	39,894	83,107	22,561,597
Death or Disability	3,225,000	N/A	7,777,928	11,435,668	39,894	83,107	22,561,597
For Cause/other than for Good Reason	—	N/A	—	—	—	83,107	83,107

Vincent R. Ciruzzi
Without Cause/for Good Reason (CIC)	1,785,000	N/A	5,080,930	7,671,613	28,035	68,537	14,634,115
Without Cause/for Good Reason (no CIC)	1,190,000	N/A	5,080,930	7,622,173	28,035	68,537	13,989,675
Death or Disability	1,190,000	N/A	5,080,930	7,622,173	28,035	68,537	13,989,675
For Cause/other than for Good Reason	—	N/A	—	—	—	68,537	68,537

(1)Amounts represent the value of unvested restricted stock awards based on the closing price of the Common Stock of $126.77 per share on December 31, 2023 that would vest on an accelerated basis upon the occurrence of certain events. Includes acceleration of vesting for performance-based awards assuming target performance was achieved on the assumed date of termination on December 31, 2023. As of December 31, 2023, none of the executives held stock options.
(2)As a result of Mr. Shigenaga’s loss of eligibility to participate in the Company’s health insurance plans due to his cessation of full-time employment with the Company effective as of January 1, 2024, the Company is providing COBRA Payments to Mr. Shigenaga for up to the twelve-month period measured from January 1, 2024, as further described above under “Potential Payments Upon Termination or Change in Control” for other named executive officers.

2024 Proxy Statement	108

Chief Executive Officer Pay Ratio

Under SEC rules, we are required to calculate and disclose the total annual compensation paid to our median employee, as well as the ratio of the total compensation paid to our Executive Chairman, Mr. Marcus, and our Chief Executive Officer, Mr. Moglia, to the total compensation paid to our median employee (the “Chief Executive Officer Pay Ratio”).

Set forth below is a description of the methodology, including material assumptions, adjustments, and estimates we used to identify the median employee for purposes of calculating the Chief Executive Officer Pay Ratio:

•We identified the median employee using our employee population on December 31, 2023. As of December 31, 2023, we had a total population of 568 employees, including full-time, part-time, and temporary employees. From this full population, we excluded our Executive Chairman and Chief Executive Officer and seven employees located in China and Canada and arrived at a population consisting of 559 employees.

•We then calculated the annual total compensation for each of the 559 employees as a sum of each employee’s respective 2023 base salary, discretionary bonus paid in 2023, and equity award granted in 2023 (at the grant date fair value). For permanent employees (full-time and part-time) hired after January 1, 2023, we annualized the aforementioned components. The median of the annual total compensation of the 559 employees was determined to be the total compensation of our median employee and was used to compute Chief Executive Officer Pay Ratio, as described below.

For fiscal year 2023, the annual total compensation of our median employee was $197,536, and the annual total compensation of Messrs. Marcus and Moglia was $15,485,330 and $9,869,367, respectively. Based on this information, the ratio of the annual total compensation of Messrs. Marcus and Moglia to that of our median employee was 78 to 1 and 50 to 1, respectively. The annual total compensation of Messrs. Marcus and Moglia presented for this purpose is equal to the compensation reported for them in the “Summary Compensation Table” on page 98.

The Chief Executive Officer Pay Ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. SEC rules and guidance provide flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.

Neither the Compensation Committee nor our management used our Chief Executive Officer Pay Ratio measure in making compensation decisions.

2024 Proxy Statement	109

Pay Versus Performance

The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and NEO pay. For additional information about our pay-for-performance philosophy and how we align NEO compensation with Company performance, refer to the “Compensation Discussion and Analysis” section beginning on page 49.

Year	Summary Compensation Table Total for PEOs(1)			Compensation Actually Paid to PEOs(2)			Average Summary Compen-sation Table Total for Non-PEO NEOs(1)(3)	Average Compen-sation Actually Paid to Non-PEO NEOs(2)	Value of Initial Fixed $100 Investment Based On:			Net Income(6)	FFO per share – diluted, as adjusted (7)

	PEO#1	PEO#2	PEO#3	PEO#1	PEO#2	PEO#3			ARE TSR (4)	FTSE Health Care TSR(5)	FTSE Office TSR(5)
2023	$15,485,330	$9,869,367	—	$12,940,456	$7,260,065	—	$7,725,976	$6,862,308	$88.9	$93.0	$63.3	$280,994,000	$8.97
2022	$13,035,517	$9,289,388	$7,231,836	$5,240,793	$1,066,125	$(874,179)	$7,931,051	$3,771,122	$97.8	$81.6	$62.1	$670,701,000	$8.42
2021	$12,701,393	$8,274,131	$8,320,228	$20,240,869	$15,720,892	$15,766,043	$7,301,308	$10,927,591	$145.1	$104.9	$99.5	$654,282,000	$7.76
2020	$11,788,493	$8,040,857	$8,089,773	$16,477,994	$11,907,425	$11,957,114	$5,499,035	$7,052,360	$113.3	$90.1	$81.6	$827,171,000	$7.30
(1)Joel S. Marcus is Principal Executive Officer (“PEO”) #1, and Peter M. Moglia is PEO #2 for all years shown. Stephen A. Richardson, our former Co-Chief Executive Officer who resigned from the Company in July 2022, is PEO #3 for 2020–2022. For 2023, our Non-PEO NEOs include Marc E. Binda, Dean A. Shigenaga, Daniel J. Ryan, Hunter L. Kass, and Vincent R. Ciruzzi. For 2022, our Non-PEO NEOs include Dean A. Shigenaga, Daniel J. Ryan, Hunter L. Kass, and Vincent R. Ciruzzi. For 2021, our Non-PEO NEOs include Dean A. Shigenaga, Daniel J. Ryan, Hunter L. Kass, and John H. Cunningham. For 2020, our Non-PEO NEOs include Dean A. Shigenaga, Daniel J. Ryan, Vincent R. Ciruzzi, and John H. Cunningham.
(2)To calculate compensation actually paid to our PEOs, and the average compensation actually paid to the Non-PEO NEOs, the following adjustments were made to the amounts reported for performance year 2023 in the “Summary Compensation Table” on page 98, in accordance with the requirements of Item 402(v) of Regulation S-K. See the “Pay Versus Performance” section on page 110 of the proxy statement for our 2023 annual meeting of stockholders for the adjustments made to determine compensation actually paid for prior years.

				Stock Awards Unvested at Year-End		Stock Awards Vested During the Covered Year		Add: Dividend Paid on Unvested Stock During Covered Year	Add: Pension Plan Service Cost	Less Change in Pension Value	Compensation Actually Paid
Name	Year	Total Compensation From Summary Compensation Table	Less: Grant Date Fair Value of Stock Awards From Summary Compensation Table	Add: Year-End Fair Value of Stock Awards Granted in Covered Year	Add: Change in Fair Value From Prior Year-End of Stock Awards Granted in Prior Years	Add: Grants Made in Covered Year: Fair Value on Vesting Date	Add: Grants Made in Prior Years: Change in Fair Value on Vesting Date Versus Prior Year-End
PEO#1	2023	$15,485,330	$8,089,293	$6,354,216	$(2,211,544)	$379,965	$364,238	$657,544	$—	$—	$12,940,456

PEO#2	2023	$9,869,367	$7,222,595	$5,519,439	$(2,279,728)	$621,855	$263,221	$526,921	$—	$(38,415)	$7,260,065

PEO#3	2023	—	—	—	—	—	—	—	—	—	—

Non-PEO NEOs	2023	$7,725,976	$5,613,769	$5,325,824	$(865,337)	$—	$(65,532)	$378,618	$—	$(23,472)	$6,862,308

(3)Amounts represent the average of the amounts reported for the Company’s Non-PEO NEOs as a group in the “Total” column of the “Summary Compensation Table” on page 98 in each applicable year.
(4)TSR is determined based on the value of an initial fixed investment of $100 on December 31, 2019. Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s stock price at the end and the beginning of the measurement period by the Company’s stock price at the beginning of the measurement period.
(5)The peer group used for this purpose is the group of companies included in the FTSE Nareit Equity Health Care Index, which is the industry peer group used in our Annual Report on Form 10-K pursuant to Item 201(e) of Regulation S-K for the fiscal year ended December 31, 2023. We have selected a new peer group that more accurately reflects our core business and strategic emphasis on laboratory and life science properties. The FTSE Nareit Equity Health Care Index, comprising REITs that focus on the ownership, operation, and leasing of healthcare facilities — including hospitals, laboratories, and medical offices — provides a better alignment with our primary business operations than the previously used FTSE Nareit Equity Office Index. By selecting the new index as our peer group, we align our performance evaluation with companies that face similar operational dynamics and are similarly affected by fluctuations in the macroeconomic environment, providing for a more meaningful and equitable comparison. The separate peer group used by the Compensation Committee for purposes of determining compensation paid to our NEOs is described under “Compensation Peer Group” on page 62.
(6)Net income attributable to Alexandria as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
(7)As required by Item 402(v) of Regulation S-K, we have determined that funds from operations per share – diluted, as adjusted, is the Company-Selected Measure (as defined in Item 402(v)). Refer to the “Definitions and Reconciliations” section of this Proxy Statement for additional information.

2024 Proxy Statement	110

PAY VERSUS PERFORMANCE (continued)
Required Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance Measures

As discussed by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the pay versus performance tabular disclosure above. In addition, the first graph below further illustrates the relationship between the Company’s TSR and that of both the FTSE Nareit Equity Health Care Index, our current selected peer group for purposes of this disclosure, and the FTSE Nareit Equity Office Index, our former selected peer group for purposes of this disclosure. As noted above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years.

2024 Proxy Statement	111

PAY VERSUS PERFORMANCE (continued)
Required Tabular Disclosure of Most Important Performance Measures

The most important performance measures used by the Company to link compensation actually paid to the Company’s NEOs for the most recent completed fiscal year to the Company’s performance are set forth below. For further information regarding these performance metrics and their function in our executive compensation program, refer to the “Compensation Discussion and Analysis” section beginning on page 49.

•Funds from operations per share – diluted, as adjusted
•Funds from operations per share multiple compared to FTSE Nareit Equity Office Index constituents
•Total shareholder return
•Relative TSR compared to FTSE Nareit Equity Office Index constituents
•Adjusted EBITDA margin
•Net debt to Adjusted EBITDA
•Liquidity

Funds from operations per share – diluted, as adjusted, Adjusted EBITDA margin, and net debt to Adjusted EBITDA are non-GAAP financial measures. For information on these measures, including definitions and reconciliations from the most directly comparable GAAP measures, refer to the “Definitions and Reconciliations” section of this Proxy Statement.

All information provided above under this “Pay Versus Performance” section will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

2024 Proxy Statement	112

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of Common Stock as of March 15, 2024, by (i) each of the Company’s directors, (ii) each of the Company’s NEOs, (iii) all directors and executive officers as a group, and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. This table is based on information provided to the Company or filed with the SEC by the Company’s directors, NEOs, and principal stockholders. Except as otherwise indicated, the Company believes, based on such information, that the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares, other than restricted stock, as to which beneficial owners have sole voting power but no dispositive power, subject to community property laws where applicable.

	Number of Shares Beneficially Owned(2)

Name and Address of Beneficial Owner(1)	Number	Percent
Named Executive Officers and Directors
Joel S. Marcus(3)	429,538	*
Peter M. Moglia	249,683	*
Marc E. Binda	94,526	*
Dean A. Shigenaga	176,178	*
Daniel J. Ryan	215,947	*
Hunter L. Kass	136,411	*
Vincent R. Ciruzzi	93,512	*
Steven R. Hash(4)	7,617	*
James P. Cain(5)	1,711	*
Cynthia L. Feldmann	3,710	*
Maria C. Freire, PhD	5,421	*
Richard H. Klein(6)	12,912	*
Sheila K. McGrath(7)	300	*
Michael A. Woronoff(8)	1,400	*
Executive officers and directors as a group (23 persons)	2,004,126	1.15%
Five Percent Stockholders
The Vanguard Group, Inc.(9)	26,628,046	15.22%
BlackRock, Inc.(10)	16,596,858	9.49%
Norges Bank (The Central Bank of Norway)(11)	16,455,665	9.41%
State Street Corporation(12)	11,468,771	6.56%

*Less than 1%.
(1)Unless otherwise indicated, the business address of each beneficial owner is c/o Alexandria Real Estate Equities, Inc., 26 North Euclid Avenue, Pasadena, California 91101.
(2)Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after March 15, 2024. Percentage ownership is based on 174,953,321 shares of Common Stock outstanding on March 15, 2024.
(3)All shares are held by the Joel and Barbara Marcus Family Trust, of which Mr. Marcus is the trustee.
(4)As of March 15, 2024, Mr. Hash also held 12,894 phantom stock units under the Company’s Deferred Compensation Plan for Directors, which did not give the right to acquire beneficial ownership of the Company’s Common Stock within 60 days after March 15, 2024 and therefore were not included in the number of shares beneficially owned by Mr. Hash.
(5)As of March 15, 2024, Mr. Cain also held 5,544 phantom stock units under the Company’s Deferred Compensation Plan for Directors, which did not give the right to acquire beneficial ownership of the Company’s Common Stock within 60 days after March 15, 2024 and therefore were not included in the number of shares beneficially owned by Mr. Cain.
(6)As of March 15, 2024, Mr. Klein also held 2,759 phantom stock units under the Company’s Deferred Compensation Plan for Directors, which did not give the right to acquire beneficial ownership of the Company’s Common Stock within 60 days after March 15, 2024 and therefore were not included in the number of shares beneficially owned by Mr. Klein.

2024 Proxy Statement	113

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)
(7)As of March 15, 2024, Ms. McGrath also held 2,595 phantom stock units under the Company’s Deferred Compensation Plan for Directors, which did not give the right to acquire beneficial ownership of the Company’s Common Stock within 60 days after March 15, 2024 and therefore were not included in the number of shares beneficially owned by Ms. McGrath.
(8)All 1,400 shares are held by The Michael and Julianne Woronoff Family Trust, of which Mr. Woronoff is the trustee. In addition, as of March 15, 2024, Mr. Woronoff held 14,517 phantom stock units under the Company’s Deferred Compensation Plan for Directors, which did not give the right to acquire beneficial ownership of the Company’s Common Stock within 60 days after March 15, 2024 and therefore were not included in the number of shares beneficially owned by Mr. Woronoff.
(9)Derived solely from information contained in a Schedule 13G/A filed with the SEC on February 13, 2024 by the Vanguard Group, Inc. (“Vanguard”). Address: 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. According to the Schedule 13G/A, Vanguard has shared voting power over 346,552 shares and sole and shared dispositive power over 25,800,023 and 828,023 shares, respectively.
(10)Derived solely from information contained in a Schedule 13G/A filed with the SEC on January 24, 2024 by BlackRock, Inc. Address: 50 Hudson Yards, New York, New York 10001. According to the Schedule 13G/A, BlackRock, Inc. has sole voting power over 15,120,478 shares and sole dispositive power over 16,596,858 shares.
(11)Derived solely from information contained in a Schedule 13G/A filed with the SEC on February 13, 2024 by Norges Bank. Address: Bankplassen 2, P.O. BOX 1179 Sentrum, NO 0107, Oslo, Norway. According to the Schedule 13G/A, Norges Bank has sole voting power over 16,455,665 shares and sole dispositive power over 16,455,665 shares.
(12)Derived solely from information contained in a Schedule 13G/A filed with the SEC on January 30, 2024 by State Street Corporation. Address: One Congress Street, Suite 1, Boston, Massachusetts 02114. According to the Schedule 13G/A, State Street Corporation has shared voting power over 7,039,584 shares and shared dispositive power over 11,443,950 shares.

2024 Proxy Statement	114

AUDIT COMMITTEE REPORT

This Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (the “SEC”), nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), specifically incorporates it by reference into a filing.

The Audit Committee of the Board of Directors of the Company (the “Board”) comprises three directors and acts under a written charter adopted and approved by the Board. Each member of the Audit Committee has been determined by the Board to be an independent director in conformity with the listing standards of the New York Stock Exchange and regulations of the SEC.

Management has the primary responsibility for the Company’s financial statements and reporting process. The Company’s independent registered public accountants are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. The limitations inherent in the oversight role of a committee of the Board, however, do not provide the Audit Committee with a basis independent of management and the Company’s independent registered public accountants to determine that accounting and financial reporting principles and policies have been appropriately applied by management or that the Company’s internal control procedures designed to ensure compliance with accounting standards and applicable laws and regulations have been appropriately implemented.

The Audit Committee reviewed the Company’s audited financial statements and discussed them with management and the independent registered public accountants. The Audit Committee also discussed with the independent registered public accountants the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board; has received the written disclosures and the letter from the independent registered public accountants required by the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence; and discussed with the independent registered public accountants their independence from the Company and its management. The Audit Committee further considered whether the independent registered public accountants’ provision of non-audit services to the Company is compatible with the auditors’ independence.

The Audit Committee met with the internal and independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. In addition, the Audit Committee met with the Executive Chairman, the
Chief Executive Officer, and the Chief Financial Officer of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s system of disclosure controls and procedures.

In reliance on the reviews and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report filed with the SEC on Form 10-K for the year ended December 31, 2023.

AUDIT COMMITTEE
Richard H. Klein, Chair Steven R. Hash Michael A. Woronoff

2024 Proxy Statement	115

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed Ernst & Young LLP to be the Company’s independent registered public accountants for the year ending December 31, 2024. Ernst & Young LLP has advised the Company that it does not have any direct or indirect financial interest in the Company. Representatives of Ernst & Young LLP are expected to attend the 2024 Annual Meeting and will be given the opportunity to make a statement if they choose to do so. They will also be available to respond to appropriate questions.

Before appointing Ernst & Young LLP, the Audit Committee carefully considered Ernst & Young LLP’s qualifications, including the firm’s performance as independent registered public accountants for the Company in prior years and its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also considered whether Ernst & Young LLP’s provision of non-audit services to the Company was compatible with that firm’s independence from the Company.

Stockholders will be asked at the 2024 Annual Meeting to vote upon the ratification of the appointment of Ernst & Young LLP. If the stockholders ratify the appointment, the Audit Committee may still, at its discretion, appoint a different independent registered public accounting firm at any time during the 2024 fiscal year if it concludes that such a change would be in the best interests of the Company. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider, but not necessarily rescind, the appointment of Ernst & Young LLP.

Fees Billed by Independent Registered Public Accountants
The SEC requires disclosure of the fees billed by the Company’s independent registered public accountants for certain services. All audit and non-audit services were preapproved by the Audit Committee. The following table sets forth the aggregate fees billed by Ernst & Young LLP for services related to fiscal years 2023 and 2022:

Description	2023	2022
Audit Fees	$2,636,229	$3,142,500
Audit-Related Fees	—	—
Tax Fees	1,765,974	1,575,350
All Other Fees	—	3,600
Total	$4,402,203	$4,721,450
Audit fees include amounts billed to the Company related to the audit of the Company’s consolidated financial statements, the review of the Company’s quarterly financial statements, and other services provided in connection with statutory and regulatory filings, including real estate joint ventures. Audit fees for 2023 also include fees related to our (i) issuance of long-term unsecured senior notes payable aggregating $1.0 billion, (ii) establishment of a new shelf registration, and (iii) audit procedures related to our ground leases and upgrade implementation and testing of our accounting software. Tax fees in 2023 represent tax return preparation and compliance services.

Audit fees for 2022 include fees for audit procedures related to (i) issuance of long-term unsecured senior notes payable aggregating $1.8 billion, (ii) sales of Common Stock under forward equity sales agreements, (iii) sales of Common Stock under our ATM common stock program, and (iv) audit procedures related to upgrade implementation and testing of our accounting software. Tax fees in 2022 represent tax return preparation and compliance services. All other fees include amounts related to our subscription to Ernst & Young LLP’s technical research database.

Audit Committee Preapproval Policy
The Audit Committee approves, prior to engagement, all audit and non-audit services provided by Ernst & Young LLP and all fees to be paid for such services. All services are considered and approved on an individual basis. In its preapproval and review of non-audit services, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence.

Required Vote and Board’s Recommendation
The affirmative vote of a majority of the votes cast on the matter at the 2024 Annual Meeting will be required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2024.

The Board unanimously recommends a vote FOR Proposal 4.

2024 Proxy Statement	116

OTHER INFORMATION

Annual Report on Form 10-K and Financial Statements and Committee and Corporate Governance Materials of the Company

Copies of the Company’s Annual Report filed with the SEC on Form 10-K for the fiscal year ended December 31, 2023, including the Company’s consolidated financial statements and schedules, will be mailed to interested stockholders, without charge, upon written request. Exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, will be provided upon written request and payment to the Company for the cost of preparing and distributing those materials. Written requests should be sent to Alexandria Real Estate Equities, Inc., 26 North Euclid Avenue, Pasadena, California 91101, Attention: Investor Relations. The current charters of the Board’s Audit, Compensation, and Nominating & Governance Committees, along with the Company’s Corporate Governance Guidelines and Business Integrity Policy, are available at www.are.com/corporate-responsibility.html.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on Tuesday, May 14, 2024

The Notice of 2024 Annual Meeting of Stockholders, the Proxy Statement, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available free of charge at https://investor.are.com/financial-information/proxy.

Stockholder Proposals and Director Nominations for the Company’s 2025 Annual Meeting

Stockholder Proposals Under SEC Rule 14a-8

Stockholder proposals that are submitted for possible inclusion in the Company’s proxy statement for the Company’s 2025 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Secretary of the Company, in writing, no later than December 4, 2024, in order to be considered for inclusion in the Company’s proxy materials for that annual meeting. Any proposals received after December 4, 2024, will be considered untimely and will not be considered for inclusion in the Company’s proxy materials for the next annual meeting.

Proxy Access

If a stockholder (or a group of up to 20 stockholders) that has owned at least three percent of our shares continuously for at least three years and has complied with the other requirements set forth in our Bylaws wants us to include director nominees in our proxy statement for the 2025 annual meeting of stockholders, the nominations must, with certain exceptions if the date of the 2025 annual meeting of stockholders is advanced or delayed more than 30 days from the first anniversary of the date of this year’s annual meeting, be delivered to the Secretary of the Company not later than 5:00 p.m. Pacific Time on the 120th day and not earlier than the 150th day prior to the first anniversary of the date of this year’s Proxy Statement, or not earlier than November 4, 2024, and not later than 5:00 p.m. Pacific Time on December 4, 2024.

Advance Notice

In addition, if a stockholder wishes to nominate someone for election as director of the Company or propose business at an annual meeting of stockholders that is not to be included in our proxy statement, the stockholder must comply with the advance notice and other requirements set forth in the Company’s current Bylaws for the nomination or business proposal to be eligible to be presented at an annual meeting. These requirements currently include, in part, the requirement that any such nomination or proposal must, with certain exceptions if the date of the 2025 annual meeting of stockholders is advanced or delayed more than 30 days from the first anniversary of the date of this year’s annual meeting, be delivered to the Secretary of the Company not later than 5:00 p.m. Pacific Time on the 120th day and not earlier than the 150th day prior to the first anniversary of the date of this year’s Proxy Statement, or not earlier than November 4, 2024, and not later than 5:00 p.m. Pacific Time on December 4, 2024. All notices must contain all the information and certifications required under the Company’s current Bylaws and, if a stockholder wishes to nominate someone for election as director of the Company, Rule 14a-19 under the Exchange Act.

2024 Proxy Statement	117

OTHER INFORMATION (continued)
Communicating With the Board

The Board has designated Steven R. Hash, the Lead Director of the Board, as the contact person for communications between the Company’s stockholders and other interested parties, on the one hand, and the Board or the independent directors as a group, on the other hand. Stockholders and other parties interested in communicating with the Board or with the independent directors of the Company may do so by writing to Steven R. Hash, Alexandria Real Estate Equities, Inc., 26 North Euclid Avenue, Pasadena, California 91101.

Other Information

Proxy authorizations submitted via telephone or the Internet must be received by 11:59 p.m. Eastern Time on May 13, 2024. To authorize a proxy via telephone or the Internet, please read the instructions on the enclosed proxy card. Costs associated with electronic access, such as from access providers or telephone companies, will be borne by the stockholder. Submission of a proxy, or a failure to submit a proxy by the above deadline, will not prevent you from voting in person at the 2024 Annual Meeting so long as you are a record holder of shares of Common Stock or bring a “legal proxy” with you for shares owned beneficially by you in street name through a broker or other nominee. Obtaining a legal proxy may take several days.

Other Matters

The Board does not know of any other matter that will be brought before the annual meeting. However, if any other matter properly comes before the annual meeting, or any postponement or adjournment thereof, which may properly be acted upon, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named in the proxy cards.

By Order of the Board

Jackie B. Clem General Counsel and Secretary

Pasadena, California
April 3, 2024

2024 Proxy Statement	118

Definitions and Reconciliations

This section contains additional information on certain non-GAAP and other financial measures, including reconciliations to the most directly comparable financial measure calculated and presented in accordance with GAAP and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors, used in this Proxy Statement.

Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders

GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate acquisition and disposition decisions, financing decisions, capital structure, capital market transactions, variances resulting from the volatility of market conditions outside of our control, or other corporate activities that may not be representative of the operating performance of our properties.

The 2018 White Paper published by the Nareit Board of Governors (the “Nareit White Paper”) defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of real estate, and impairments of real estate, plus depreciation and amortization of operating real estate assets, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.

We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper, excluding significant gains, losses, and impairments realized on non-real estate investments, unrealized gains or losses on non-real estate investments, gains or losses on early extinguishment of debt, significant termination fees, acceleration of stock compensation expense due to the resignations of executive officers, deal costs, the income tax effect related to such items, and the amount of such items that is allocable to our unvested restricted stock awards. We compute the amount that is allocable to our unvested restricted stock awards using the two-class method. Under the two-class method, we allocate net income (after amounts attributable to noncontrolling interests) to common stockholders and to unvested restricted stock awards by applying the respective weighted-average shares outstanding during each quarter-to-date and year-to-date period. This may result in a difference of the summation of the quarter-to-date and year-to-date amounts. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

The following table presents a reconciliation of net income attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, and the related per share amounts for the three months ended and year ended December 31, 2023. Per share amounts may not add due to rounding.

	Three Months Ended		Year Ended

(In thousands)	December 31, 2023

	Amount	Per Share – Diluted	Amount	Per Share – Diluted
Net income attributable to Alexandria’s common stockholders – basic and diluted	$(91,927)	$(0.54)	$92,444	$0.54
Depreciation and amortization of real estate assets	281,939	1.48	1,080,529	5.67
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(30,137)	—	(115,349)	—
Our share of depreciation and amortization from unconsolidated real estate JVs	965	—	3,589	—
Gain on sales of real estate	(62,227)	(0.36)	(277,037)	(1.62)
Impairment of real estate – rental properties	263,982	1.54	450,428	2.64
Allocation to unvested restricted stock awards	(2,268)	(0.01)	(5,175)	(0.04)
Funds from operations attributable to Alexandria’s common stockholders – diluted(1)	360,327	2.11	1,229,429	7.19
Unrealized losses on non-real estate investments	(19,479)	(0.11)	201,475	1.18
Significant realized gains on non-real estate investments	—	—	—	—
Impairment of non-real estate investments	23,094	0.13	74,550	0.44
Impairment of real estate	7,908	0.05	10,686	0.06
Loss on early extinguishment of debt	—	—	—	—
Acceleration of stock compensation expense due to executive officer resignations(2)	18,436	0.11	20,295	0.12
Allocation to unvested restricted stock awards	(472)	(0.01)	(4,121)	(0.02)
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$389,814	$2.28	$1,532,314	$8.97
(1)Calculated in accordance with standards established by the Nareit Board of Governors.
(2)Related to the resignations of two executive officers, Dean A. Shigenaga from his position as President and Chief Financial Officer and John H. Cunningham from his position as Executive Vice President – Regional Market Director – New York City.

Adjusted EBITDA and Adjusted EBITDA margin

We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, impairments of real estate, and significant termination fees. Adjusted EBITDA also excludes unrealized gains or losses and significant realized gains or losses and impairments that result from our non-real estate investments. These non-real estate investment amounts are classified in our consolidated statements of operations outside of total revenues.

We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate the operating performance of our business activities without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments, our capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our indebtedness and capital structure. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate, significant impairments and realized gains or losses on non-real estate investments, and significant termination fees allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments or other corporate activities that may not be representative of the operating performance of our properties.

In addition, we believe that excluding charges related to stock compensation and unrealized gains or losses facilitates for investors a comparison of our business activities across periods without the volatility resulting from market forces outside of our control. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical expenditures or future requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income (loss) or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.

In order to calculate the Adjusted EBITDA margin, we divide Adjusted EBITDA by total revenues as presented in our consolidated statements of operations. We believe that this supplemental performance measure provides investors with additional useful information regarding the profitability of our operating activities.

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and calculates the Adjusted EBITDA margin for the three months ended and year ended December 31, 2023 (dollars in thousands):

	Three Months Ended	Year Ended

	December 31, 2023
Net (loss) income	$(42,658)	$280,994
Interest expense	31,967	74,204
Income taxes	1,322	5,887
Depreciation and amortization	285,246	1,093,473
Stock compensation expense	34,592	82,858
Loss on early extinguishment of debt	—	—
Gain on sales of real estate	(62,227)	(277,037)
Unrealized (gains) losses on non-real estate investments	(19,479)	201,475
Impairment of real estate	271,890	461,114
Impairment of non-real estate investments	23,094	74,550
Adjusted EBITDA	$523,747	$1,997,518

Total revenues	$757,216	$2,885,699

Adjusted EBITDA margin	69%	69%

Annual rental revenue

Annual rental revenue represents the annualized fixed base rental obligations, calculated in accordance with GAAP, for leases in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of 100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of December 31, 2023, approximately 94% of our leases (on an annual rental revenue basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses, along with base rent, are classified in income from rentals in our consolidated statements of operations.

Fixed-charge coverage ratio

Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to cash interest and fixed charges. We believe that this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts).

The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and fixed charges and computes the fixed-charge coverage ratio for the three months and year ended December 31, 2023 (dollars in thousands):

	Three Months Ended	Year Ended

	December 31, 2023
Adjusted EBITDA	$523,747	$1,997,518

Interest expense	$31,967	$74,204
Capitalized interest	89,115	363,978
Amortization of loan fees	(4,059)	(15,486)
Amortization of debt discounts	(309)	(1,207)
Cash interest and fixed charges	$116,714	$421,489

Fixed-charge coverage ratio:
– quarter annualized	4.5x	4.7x
– trailing 12 months	4.7x	4.7x

Investment-grade or publicly traded large cap tenants

Investment-grade or publicly traded large cap tenants represent tenants that are investment-grade or publicly traded companies with an average daily market capitalization greater than $10 billion for the twelve months ended December 31, 2023, as reported by Bloomberg Professional Services.

Liquidity

Our liquidity as of December 31, 2023 was calculated as follows (dollars in millions):

Availability under our unsecured senior line of credit, net of amounts outstanding under our commercial paper program	$4,900
Cash, cash equivalents, and restricted cash	661
Availability under our secured construction loan	76
Investments in publicly traded companies	160
Liquidity as of December 31, 2023	$5,797

Net cash provided by operating activities after dividends

Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.

Net debt and preferred stock to Adjusted EBITDA

Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure of evaluating our balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash, plus preferred stock outstanding as of the end of the period. Refer to the definition of “Adjusted EBITDA and Adjusted EBITDA margin” within this “Definitions and Reconciliations” section for further information on the calculation of Adjusted EBITDA.

The following table reconciles debt to net debt and preferred stock and computes the ratio to Adjusted EBITDA as of December 31, 2023 (dollars in thousands):

December 31, 2023
Secured notes payable	$119,662
Unsecured senior notes payable	11,096,028
Unsecured senior line of credit and commercial paper	99,952
Unamortized deferred financing costs	76,329
Cash and cash equivalents	(618,190)
Restricted cash	(42,581)
Preferred stock	—
Net debt and preferred stock	$10,731,200

Adjusted EBITDA:
– quarter annualized	$2,094,988
– trailing 12 months	$1,997,518

Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	5.1x
– trailing 12 months	5.4x

Net operating income, net operating income (cash basis), and operating margin

The following table reconciles net income to net operating income and net operating income (cash basis) and computes operating margin for the years ended December 31, 2023 (dollars in thousands):

Year Ended
December 31, 2023
Net income	$280,994

Equity in earnings of unconsolidated real estate joint ventures	(980)
General and administrative expenses	199,354
Interest expense	74,204
Depreciation and amortization	1,093,473
Impairment of real estate	461,114
Loss on early extinguishment of debt	—
Gain on sales of real estate	(277,037)
Investment loss (income)	195,397
Net operating income	2,026,519
Straight-line rent revenue	(133,917)
Amortization of acquired below-market leases	(93,331)
Net operating income (cash basis)	$1,799,271

Net operating income (from above)	$2,026,519
Total revenues	$2,885,699
Operating margin	70%

Net operating income is a non-GAAP financial measure calculated as net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairments of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income or loss. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for investors to evaluate the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease revenue adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases.
Furthermore, we believe net operating income is useful to investors as a performance measure of our consolidated properties because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income or loss. Net operating income can be used to measure the initial stabilized yields of our properties by calculating net operating income generated by a property divided by our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions or a deterioration in market conditions. We also exclude realized and unrealized investment gain or loss, which results from investment decisions that occur at the corporate level related to non-real estate investments in publicly traded companies and certain privately held entities. Therefore, we do not consider these activities to be an indication of operating performance of our real estate assets at the property level. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to corporate strategy. Property operating expenses included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, rent, and supplies that are incurred as part of corporate office management. We calculate operating margin as net operating income divided by total revenues.
We believe that in order to facilitate for investors a clear understanding of our operating results, net operating income should be examined in conjunction with net income or loss as presented in our consolidated statements of operations. Net operating income should not be considered as an alternative to net income or loss as an indication of our performance, nor as an alternative to cash flows as a measure of our liquidity or our ability to make distributions.

Appendix I

ALEXANDRIA REAL ESTATE EQUITIES, INC.
AMENDED AND RESTATED
1997 STOCK AWARD AND INCENTIVE PLAN

ALEXANDRIA REAL ESTATE EQUITIES, INC.
AMENDED AND RESTATED
1997 STOCK AWARD AND INCENTIVE PLAN
Amendment and Restatement Adopted by Board of Directors: March 26, 2024
[Amendment and Restatement Approved by Stockholders: May 14, 2024]
1.    Purpose; Types of Awards; Construction.
The purpose of the Alexandria Real Estate Equities, Inc. Amended and Restated 1997 Stock Award and Incentive Plan (the “Plan”) is to afford an incentive to selected officers, employees, and independent contractors (including non-employee directors) of Alexandria Real Estate Equities, Inc. (the “Company”), or any Subsidiary or Affiliate that now exists or hereafter is organized or acquired, to acquire a proprietary interest in the Company, to continue as employees or independent contractors (including non-employee directors), as the case may be, to increase their efforts on behalf of the Company, and to promote the success of the Company’s business. Pursuant to Section 6 of the Plan, there may be granted Restricted Stock, Other Stock-Based Awards, and Other Cash-Based Awards. The Plan is designed to comply with the conditions for exemption from short-swing profit recovery rules under Rule 16b-3 of the Exchange Act, and shall be interpreted in a manner consistent with the requirements thereof.
2.    Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
    2.1    “Affiliate” means, at the time of determination, any entity if, at the time of determination, (i) the Company, directly or indirectly, owns at least fifty percent (50%) of the combined voting power of all classes of stock of such entity or at least fifty percent (50%) of the ownership interests in such entity or (ii) such entity, directly or indirectly, owns at least fifty percent (50%) of the combined voting power of all classes of stock of the Company. The Board or Committee shall have the authority to determine the time or times at which “Affiliate” status is determined within the foregoing definition.
    2.2    “Award” means any Restricted Stock, Other Stock-Based Award, or Other Cash-Based Award granted under the Plan.
    2.3    “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.
    2.4    “Beneficiary” means the person, persons, trust, or trusts that have been designated by a Grantee in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon his or her death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive such benefits.
    2.5    “Board” means the Board of Directors of the Company.
2.6    “Cause” will have the meaning ascribed to such term in any written agreement between the Grantee and the Company, a Subsidiary or an Affiliate defining such term. In the absence of such agreement, such term means, with respect to a Grantee, the occurrence of any of the following events: (i) the Grantee’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) the Grantee’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company, a Subsidiary or an Affiliate; (iii) the Grantee’s intentional, material violation of any contract or agreement between the Grantee and the Company, a Subsidiary or an Affiliate or of any statutory duty owed to the Company, a Subsidiary or an Affiliate; (iv) the Grantee’s unauthorized use or disclosure of any confidential information or trade secrets of the Company, a Subsidiary or an Affiliate; or (v) the Grantee’s gross misconduct. As to a Grantee who does not have a written agreement described in the first sentence of this definition, the determination that a termination of a Grantee’s service with the Company, a Subsidiary or an Affiliate is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that a Grantee’s service with the Company, a Subsidiary or an Affiliate was terminated with or without Cause for purposes of any outstanding Awards held by the Grantee will have no effect upon any determination of the rights or obligations of the Company, Subsidiary or Affiliate or the Grantee for any other purpose.

    2.7    “Change of Control” shall mean the occurrence of any of the following events:
        (a)    Any Person (as such term is used in section 3(a)(9) of the Exchange Act, as modified and used in sections 13(d) and 14(d) thereof, except that such term shall not include (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the Beneficial Owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities; or
        (b)    The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election, or nomination for election was previously so approved or recommended; or
        (c)    There is consummated a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation in which the stockholders of the Company immediately prior to such merger or consolidation, continue to own, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least seventy-five percent (75%) of the combined voting power of the securities of the Company (or the surviving entity or any parent thereof) outstanding immediately after such merger or consolidation in substantially the same proportions as their ownership of the Company immediately prior to such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities; or
        (d)    The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least seventy-five percent (75%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
    2.8    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and guidance promulgated thereunder.
    2.9    “Committee” means the Board or the committee designated or established by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions of Rule 16b-3.
    2.10    “Company” means Alexandria Real Estate Equities, Inc., a corporation organized under the laws of the State of Maryland, or any successor corporation.
    2.11    “Disability” means, with respect to a Grantee, the inability of such Grantee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Committee on the basis of such medical evidence as the Committee deems warranted under the circumstances.
2.12    “Effective Date” means the effective date of this Plan document, which is March 26, 2024.
2.13    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings, and cases.

    2.14    “Fair Market Value” means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded on the date the Award is granted (or if the Stock is not traded on the exchange on the date the Award is granted, the closing sales price per share of Stock for the last preceding date on which there was a sale of such Stock on such exchange), or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and ask prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine in good faith and in a manner that complies with Section 409A of the Code.
    2.15    “Good Reason” will have the meaning ascribed to such term in any written agreement between the Grantee and the Company, a Subsidiary or an Affiliate defining such term. In the absence of such agreement, such term means, with respect to a Grantee, the occurrence of any of the following: (i) a material reduction in the Grantee’s base compensation; (ii) a material reduction in the Grantee’s authority, duties, or responsibilities; (iii) a relocation of the Grantee’s principal place of employment that increases the Grantee’s one-way commute by more than thirty-five (35) miles, except for required travel on the Company’s, Subsidiary’s or Affiliate’s business to an extent substantially consistent with the Grantee’s business travel obligations immediately prior to a Change of Control; or (iv) any other action or inaction that constitutes a material breach by the Company, Subsidiary or Affiliate of the Grantee’s employment or other service agreement with the Company, Subsidiary or Affiliate; provided, however, that in order to qualify as a resignation for Good Reason, (x) the Grantee must provide written notice to the Company of the existence of any of the foregoing conditions that forms the basis for such resignation within ninety (90) days following its initial existence, (y) the Company must fail to remedy such condition within thirty (30) days following such notice, and (z) the Grantee’s termination of service with the Company, Subsidiary or Affiliate must occur within sixty (60) days following the Company’s failure to remedy such condition (and in no event later than one hundred eighty (180) days following the initial existence of such condition).
    2.16    “Grantee” means a person who, as an employee or independent contractor of the Company, a Subsidiary, or an Affiliate, has been granted an Award under the Plan, or if applicable, such other person who holds an outstanding Award under the Plan.
    2.17    “Involuntary Termination” means a termination of a Grantee’s service with the Company, a Subsidiary or an Affiliate as a result of either (i) a termination by the Company, Subsidiary or Affiliate without Cause and other than as a result of the Grantee’s death or Disability or (ii) the Grantee’s resignation for Good Reason.
    2.18    “Non-Employee Director” means any director of the Board who is not an employee of the Company or any of its subsidiaries or affiliates. For purposes of this Plan, such non-employee director shall be treated as an independent contractor.
    2.19    “Other Cash-Based Award” means cash awarded to a Grantee under Section 6.4, including cash awarded as a bonus or upon the attainment of specified performance objectives or otherwise as permitted under the Plan.
    2.20    “Other Stock-Based Award” means a right or other interest granted to a Grantee under Section 6.4 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including, but not limited to (1) unrestricted Stock awarded as a bonus or upon the attainment of specified performance objectives or otherwise as permitted under the Plan and (2) a right granted to a Grantee to acquire Stock from the Company for cash.
    2.21    “Plan” means this Alexandria Real Estate Equities, Inc. Amended and Restated 1997 Stock Award and Incentive Plan, as amended from time to time.
    2.22    “Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6.2 that may be subject to certain restrictions and to a risk of forfeiture.
2.23    “Retirement” means the termination of a Grantee’s service with the Company or a Subsidiary or Affiliate by retirement, as determined in accordance with the Company’s then current employment policies and guidelines.
2.24    “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

    2.25    “Securities Act” means the Securities Act of 1933, as amended from time to time, and as now or hereafter construed, interpreted, and applied by the regulations, rulings, and cases.
    2.26    “Stock” means shares of the Common Stock, par value $.01 per share, of the Company.
    2.27    “Subsidiary” means, at the time of determination, any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of determination, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The Board or Committee shall have the authority to determine the time or times at which “Subsidiary” status is determined within the foregoing definition.
3.    Administration.
The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan including, without limitation, the authority (i) to grant Awards; (ii) to determine the persons to whom and the time or times at which Awards shall be granted; (iii) to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate, and the terms, conditions, restrictions, and performance criteria relating to any Award; (iv) to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; (v) to make adjustments in the terms and conditions of Awards in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that any such adjustments with respect to any Awards subject to the attainment of performance objectives shall be subject to Section 6.4(b); (vi) to designate Affiliates; (vii) to construe and interpret the Plan and any Award; (viii) to prescribe, amend, and rescind rules and regulations relating to the Plan; (ix) to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); (x) to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in an Award Agreement stating the time at which it may first be exercised or the time during which it will vest; provided, however, that the exercisability or vesting of any Award may only be accelerated in the event of a Grantee’s death, Disability or Retirement, or upon a Change of Control; provided further, however, that up to 10% of the total number of shares reserved for issuance under the Plan pursuant to Section 5 may be subject to Awards granted on or after the Effective Date which do not meet the preceding acceleration limitations; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan.
The Committee may appoint a chair and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan; provided, however, that any Award granted to a Non-Employee Director shall be granted by the Committee, without any such delegation. All decisions, determinations, and interpretations of the Committee shall be final and binding on all persons, including the Company, and any Subsidiary, Affiliate, or Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.
No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.
4.    Eligibility.
Subject to the provisions set forth below, Awards may be granted to selected employees, officers, and independent contractors (including Non-Employee Directors) of the Company and its present or future Subsidiaries and Affiliates, in the discretion of the Committee. In determining the persons to whom Awards shall be granted and the type (including the number of shares to be covered) of any Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.    Stock Subject to the Plan.
    5.1    Share Reserve.
        (a)    Subject to adjustment as provided herein, the maximum number of shares of Stock that may be issued pursuant to Awards granted under the Plan on or after March 26, 2024 shall be 7,394,634 shares, which number is the sum of (i) 4,420,278 shares that will be available for issuance as of March 26, 2024 and (ii) 2,974,356 shares subject to Awards outstanding under the Plan as of March 26, 2024 which become available for issuance pursuant to the terms of Section 5.1(b) or 5.2(a), as such shares, if any, become available for issuance from time to time. For clarity, the share reserve in this Section 5.1(a) is a limitation on the number of shares of Stock that may be issued pursuant to the Plan in respect of Awards granted on or after March 26, 2024 and does not limit the number of Awards that may be granted. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Shares of Stock may be issued in connection with a merger or acquisition as permitted by NYSE Listed Company Manual Section 303A.08 or, if applicable, Nasdaq Listing Rule 5635(c), AMEX Company Guide Section 711, or other applicable stock exchange rules, and such issuance shall not reduce the number of shares of Stock available for issuance under the Plan.
        (b)    If an Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Award having been issued or (ii) is settled in cash (i.e., the holder receives cash rather than stock), such expiration, termination, or settlement shall not reduce (or otherwise offset) the number of shares of Stock that may be available for issuance under the Plan. Notwithstanding the foregoing, in the case of forfeiture, cancellation, exchange, or surrender of shares of Restricted Stock with respect to which dividends have been paid or accrued, the number of shares with respect to such Awards shall not be available again for Awards hereunder unless, in the case of shares with respect to which dividends were accrued but unpaid, such dividends are also forfeited, canceled, exchanged, or surrendered. Upon the exercise of any Award granted in tandem with any other Awards or awards, such related Awards or awards shall be canceled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.
    5.2    Reversion of Shares to the Share Reserve.
        (a)    Shares Available for Subsequent Issuance. If any shares of Stock issued pursuant to an Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Grantee, then the shares that are forfeited shall revert to and again become available for issuance under the Plan. To the extent there was or is issued a share of Stock underlying an Award and in each case such share (i) is subject to an Award that expires or terminates for any reason prior to exercise or settlement, (ii) is forfeited because of the failure to meet a contingency or condition required to vest such share, or (iii) is reacquired or withheld (or not issued) to satisfy a tax withholding obligation in connection with the Award, then such share shall revert to and again become available for issuance under the Plan. Also, each share reacquired by the Company pursuant to Section 8.6 in connection with Restricted Stock or an Other Stock-Based Award shall again become available for issuance under the Plan.
    5.3    Individual Award Limitation on Annual Grants. Subject to adjustment as provided in Section 5.4, a maximum of 500,000 shares of Stock may be granted to any Grantee during any calendar year.
    5.4    Adjustments. In the event that the Committee shall determine that any change that is made in, or other events that occur with respect to, the shares of Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company, through stock dividend, dividend in property other than cash, liquidating dividend, recapitalization, reincorporation, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, change in corporate structure, or other similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards No. 123 (revised), affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall appropriately and proportionately adjust, in its sole discretion (a) the class(es) and maximum number of securities subject to the Plan pursuant to Section 5.1, (b) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 5.3, (c) the class(es) and number of securities issued or issuable in respect of outstanding Awards, and (d) the exercise price, grant price, or purchase price relating to any Award. Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as an event permitting adjustment as provided herein.
5.5    Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual solely for service as a Non-Employee Director with respect to any calendar year, including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed $600,000 in total value, calculating the value of any Awards based on the grant date fair value of such Awards for financial reporting purposes.

6.    Specific Terms of Awards.
    6.1    General. The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company, a Subsidiary, or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.
    6.2    Restricted Stock. The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:
        (a)    Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Such restrictions may include factors relating to the increase in the value of the Stock or to individual or Company performance such as the attainment of certain specified individual or Company-wide performance goals or earnings per share. Notwithstanding the foregoing or any other provision of the Plan to the contrary, (i) any such restrictions which may lapse on the basis of a Grantee’s service with the Company, a Subsidiary, or Affiliate shall not lapse any more rapidly than pro rata over a three (3) year period, and any such restrictions which may lapse on the basis of factors such as an increase in the value of the Stock or individual or Company performance shall not lapse any earlier than one (1) year following the date of grant of the Restricted Stock, and (ii) the lapsing of any such restrictions may be accelerated only in the event of a Grantee’s death, Disability or Retirement, or upon a Change of Control; provided, however, that up to 10% of the total number of shares reserved for issuance under the Plan pursuant to Section 5 may be subject to Awards granted on or after the Effective Date which do not meet the preceding vesting or acceleration limitations. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.
        (b)    Consideration. Restricted Stock may be awarded in consideration for (A) cash, check, bank draft, or money order payable to the Company, (B) past services to the Company, a Subsidiary, or Affiliate, or (C) any other form of legal consideration that may be acceptable to the Committee, in its sole discretion, and permissible under applicable law.
        (c)    Termination of Employment. Upon termination of employment with or service to the Company and any Subsidiary or Affiliate, or upon termination of the independent contractor relationship, as the case may be, during the applicable restriction period, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Restricted Stock and any accrued but unpaid dividends that are at that time subject to the same restrictions as apply to the shares of Restricted Stock to which they relate; provided that, the Committee may provide, by rule or regulation, or in any Award Agreement, or may determine in any individual case, that restrictions, forfeiture conditions or repurchase rights relating to Restricted Stock will be waived in whole or in part in the event of a Grantee’s death, Disability or Retirement, or upon a Change of Control.
        (d)    Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall have discretion to retain physical possession of the certificate.
        (e)    Dividends. Except as provided otherwise in any Award Agreement, dividends paid on Restricted Stock shall either be paid at the dividend payment date, or be deferred for payment to such date as determined by the Committee, in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Except as provided otherwise in any Award Agreement, Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.
    6.3    Stock Awards in Lieu of Cash Awards. The Committee is authorized to grant Stock to Grantees as a bonus, or to grant other Awards, in lieu of Company commitments to pay cash under other plans or compensatory arrangements. Stock or Awards granted hereunder shall have such other terms as shall be determined by the Committee. Notwithstanding the foregoing or any other provision of the Plan to the contrary, (i) any Stock or Award granted hereunder which vests on the basis of a Grantee’s service with the Company, a Subsidiary, or Affiliate shall not vest any more rapidly than pro rata vesting over a three (3) year period, and any Stock or Award granted hereunder which vests on the basis of performance shall provide for a performance period of at least one (1) year, and (ii) vesting may be accelerated only in the event of a Grantee’s death, Disability or Retirement, or upon a Change of Control; provided, however, that (i) up to 10% of the total number of shares reserved for issuance under the Plan pursuant to Section 5 may be subject to Awards granted on or after the Effective Date which do not meet the preceding vesting or acceleration limitations, and (ii) any Stock or Award granted hereunder that is granted in lieu of compensation that has been earned by the Grantee and that is otherwise payable in cash shall not be subject to the preceding vesting limitations.
    6.4    Other Stock-Based or Cash-Based Awards.
        (a)    In General. The Committee is authorized to grant to Grantees Other Stock-Based Awards or Other Cash-Based Awards alone or in addition to any other Award under the Plan, as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon performance of the Company or any other factors designated by the Committee, or valued by reference to the performance of specified Subsidiaries or Affiliates. Notwithstanding the foregoing or any other provision of the Plan to the contrary, (i) any Other Stock-Based Award which vests on the basis of a Grantee’s service with the Company, a Subsidiary, or Affiliate shall not vest any more rapidly than pro rata vesting over a three (3) year period, and any Other Stock-Based Award which vests on the basis of performance shall provide for a performance period of at least one (1) year, and (ii) vesting may be accelerated only in the event of a Grantee’s death, Disability or Retirement, or upon a Change of Control; provided, however, that up to 10% of the total number of shares reserved for issuance under the Plan pursuant to Section 5 may be subject to Awards granted on or after the Effective Date which do not meet the preceding vesting or acceleration limitations. Subject to subsection (b) below, the Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter.
        (b)    Performance-Based Compensation. With respect to any performance-based compensation payable pursuant to an Award, the Committee shall establish the performance objectives applicable to, and the formula for calculating the amount payable under, the Award.
Prior to the payment of any performance-based compensation pursuant to an Award, the Committee shall certify the extent to which any performance objectives and any other material terms under such Award have been satisfied. Notwithstanding satisfaction of any completion of any performance objectives, to the extent specified at the time of grant of an Award, the number of shares, cash, or other benefits granted, issued, retainable, and/or vested under an Award on account of satisfaction of such performance objectives may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, shall determine.
The performance objectives shall be based upon and expressed in terms of one or more of the following criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation, and amortization (“EBITDA”); (iv) total stockholder return; (v) return on equity or average stockholders’ equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) net operating income (“NOI”); (xi) operating income after taxes; (xii) operating cash flow; (xiii) sales or revenue targets; (xiv) increases in revenue or product revenue; (xv) expenses and cost reduction goals; (xvi) economic value added (or an equivalent metric); (xvii) market share; (xviii) cash flow; (xix) cash flow per share; (xx) share price performance; (xxi) debt reduction; (xxii) customer satisfaction; (xxiii) stockholders’ equity; (xxiv) capital expenditures; (xxv) debt levels; (xxvi) operating margin or net operating margin; (xxvii) workforce diversity; (xxviii) growth of net income, operating income, or net earnings; (xxix) increase in funds from operations (“FFO”); (xxx) increase in FFO per share; (xxxi) liquidity; (xxxii) net debt to adjusted EBITDA; (xxxiii) fixed-charge coverage ratio; (xxxiv) percentage of annual rental revenue (“ARR”) from investment-grade and large cap tenants; (xxxv) same property NOI growth; (xxxvi) amount of rentable square feet (“RSF”) leased; (xxxvii) growth in ARR in Class A assets; (xxxviii) EBITDA margin; or (xxxix) the Company’s published ranking against its peer group of other real estate investment trusts based on total stockholder return, increase in FFO per share and/or FFO current and forward multiples. At the discretion of the Committee, a performance measure not listed above may be utilized if it is considered relevant and important at the time of grant of the Award.
Performance objectives established by the Committee may be (but need not be) different from year-to-year, and different performance objectives may be applicable to different Grantees. Performance objectives may be established on a Company-wide basis or with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. At the time of the grant of any Award, the Committee is authorized to determine whether, when calculating the attainment of performance objectives for a certain performance period: (i) to exclude restructuring and/or other specific or objectively determinable nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles. In addition, the Committee retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance objectives and to define the manner of calculating the criteria it selects to use for each performance period.

    6.5    Change in Service Capacity and Leaves of Absence. Notwithstanding anything in the Plan to the contrary, for purposes of any Award or Award Agreement under the Plan, (i) the term “employment” shall mean service provided to the Company, Subsidiary, or an Affiliate as an employee or independent contractor and (ii) a change in the capacity in which a Grantee renders service to the Company, Subsidiary, or Affiliate, whether as an employee or independent contractor, or a change in the entity for which the Grantee renders such service, provided that there is no interruption or termination of the Grantee’s service with the Company, Subsidiary, or Affiliate, shall not be deemed to be a termination of employment; provided, however, if the entity for which a Grantee is rendering services ceases to qualify as an Affiliate, as determined by the Committee, in its sole discretion, such Grantee’s employment shall be considered to have terminated on the date such entity ceases to qualify as an Affiliate. To the extent permitted by law, the Committee or the Company, in that party’s sole discretion, may determine whether service shall be considered interrupted in the case of (i) any leave of absence approved by the Committee or the Company, including sick leave, military leave, or any other personal leave, or (ii) transfers between the Company, a Subsidiary or an Affiliate, or their successors. Notwithstanding the foregoing, for purposes of vesting in an Award, service shall not be considered interrupted in the case of a leave of absence only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of the Grantee’s leave of absence, or as otherwise required by law.
7.    Change of Control Provisions.
    7.1    Change of Control. With respect to any Award (other than any Other Cash-Based Award and any Award that vests upon the attainment of specified performance objectives) granted on or after March 27, 2015, the following provisions shall apply in the event of a Change of Control, unless otherwise determined by the Committee or the Board in writing at grant (including under any individual agreement), or unless treatment of any such Award in connection with a Change of Control is otherwise provided in any written agreement between the Grantee and the Company, a Subsidiary or an Affiliate:
        (a)    any surviving corporation or acquiring corporation (or its parent company) may assume or continue any Awards outstanding under the Plan or may substitute similar awards (including an award to acquire the same consideration paid to the stockholders in the Change of Control) for those outstanding under the Plan. If the surviving corporation or acquiring corporation (or its parent company) does not assume or continue any Award outstanding under the Plan or substitute a similar award for any Award outstanding under the Plan, then such Award shall become fully vested (and exercisable, if applicable) effective as of the date of the Change of Control, contingent upon the closing or completion of the Change of Control.
    7.2    Involuntary Termination. With respect to any Award (other than any Other Cash-Based Award and any Award that vests upon the attainment of specified performance objectives) granted on or after March 27, 2015 which does not become fully vested (and exercisable, if applicable) effective as of the date of a Change of Control pursuant to Section 7.1(a), the following provisions shall apply in the event of a Grantee’s Involuntary Termination upon or within two (2) years following a Change of Control, unless otherwise determined by the Committee or the Board in writing at grant (including under any individual agreement), or unless otherwise provided in any written agreement between the Grantee and the Company, a Subsidiary or an Affiliate:
        (a)    any such Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested effective as of the date of such Involuntary Termination; and
        (b)    the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other such Award shall lapse and such Award shall be deemed fully vested effective as of the date of such Involuntary Termination.
8.    General Provisions.
    8.1    Effective Date; Approval by Stockholders. The Plan, as amended and restated effective as of March 26, 2024, shall take effect as of the Effective Date, provided that this Plan is approved by the Company’s stockholders at the annual meeting of stockholders of the Company held in 2024.
    8.2    Nontransferability. Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution; provided, however, that the Committee may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable tax and securities laws upon the Grantee’s request; provided, further, however, that no Awards may be transferred for consideration.
    8.3    Use of Proceeds from Sales of Stock. Proceeds from the sale of shares of Stock pursuant to Awards shall constitute general funds of the Company.

    8.4    Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Grantee shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, actually received, or accepted by, the Grantee.
    8.5    No Right to Continued Employment, etc. Nothing in the Plan or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of or to continue as an independent contractor of the Company, any Subsidiary, or any Affiliate, or to be entitled to any remuneration or benefits not set forth in the Plan, such Award Agreement, or other agreement, or to interfere with or limit in any way the right of the Company, any such Subsidiary, or Affiliate to terminate such Grantee’s employment or independent contractor relationship.
    8.6    Taxes. The Company, any Subsidiary, or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority includes the authority to withhold, receive Stock, or other property, and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations. Notwithstanding the foregoing, no shares of Stock shall be withheld to satisfy withholding and other tax obligations with a value exceeding the minimum amount of tax required to be withheld by law (or such other maximum amount as may be permitted while still avoiding classification of the Award as a liability for financial accounting purposes).
The Company shall have no duty or obligation to any Grantee to advise such individual as to the time or manner of exercising any Award, to warn or otherwise advise such individual of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised, or to minimize the tax consequences of an Award to the holder of such Award.
    8.7    Amendment and Termination of the Plan. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, if the Committee determines that stockholder approval of an amendment is necessary or desirable in order for the Plan to comply or continue to comply with any applicable law, such amendment shall not be effective unless the same shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Notwithstanding the foregoing but subject to Section 8.15, no amendment shall affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted under the Plan. Unless terminated sooner by the Board, the Plan automatically shall terminate on May 13, 2034.
    8.8    No Rights to Awards; No Stockholder Rights. No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, no Grantee shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to such Award unless and until (i) such Grantee has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Stock subject to such Award has been entered into the books and records of the Company.
    8.9    Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.
    8.10    No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
    8.11    Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Stock upon exercise of such Awards unless and until such authority is obtained. A Grantee shall not be eligible for the grant of an Award or the subsequent issuance of Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

    8.12    Investment Assurances. The Company may require a Grantee, as a condition of exercising or acquiring Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Grantee’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Grantee is acquiring Stock subject to the Award for the Grantee’s own account and not with any present intention of selling or otherwise distributing the Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Stock.
    8.13    Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.
    8.14    Deferrals. To the extent permitted by applicable law, the Committee, in its sole discretion, may determine that the delivery of Stock or the payment of cash, upon the exercise, vesting, or settlement of all or a portion of any Award may be deferred and may also establish programs and procedures for deferral elections to be made by Grantees. Deferrals by Grantees will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Committee may provide for distributions while a Grantee is still providing services to the Company, Subsidiary or, Affiliate as an employee or independent contractor.
    8.15    Compliance with Section 409A of the Code. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance, the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies, and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and other interpretive guidance issued thereunder. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Stock are publicly traded and a Grantee holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Grantee’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Grantee’s death.
    8.16    Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Maryland without giving effect to the conflict of laws principles thereof.
8.17 Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with the following, as applicable: (i) the Company’s Clawback Policy set forth in the Company’s Corporate Governance Guidelines as in effect on October 2, 2023; (ii) the Company’s Incentive Compensation Recoupment Policy; (iii) any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law; and (iv) any other clawback policy that the Company adopts. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Stock or other cash or property upon the occurrence of Cause. No clawback, recovery or recoupment of compensation pursuant to any such policy or Award Agreement will be deemed an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company, a Subsidiary or an Affiliate.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
26 NORTH EUCLID AVE
PASADENA, CA 91101
UNITED STATES

SCAN TO VIEW MATERIALS & VOTE

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V34237-P07332

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" EACH NOMINEE FOR DIRECTOR AND "FOR" PROPOSALS 2, 3 AND 4.

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Joel S. Marcus	☐	☐	☐
1b. Steven R. Hash	☐	☐	☐
1c. James P. Cain	☐	☐	☐
1d. Cynthia L. Feldmann	☐	☐	☐
1e. Maria C. Freire	☐	☐	☐
1f. Richard H. Klein	☐	☐	☐
1g. Sheila K. McGrath	☐	☐	☐
1h. Michael A. Woronoff	☐	☐	☐

	For	Against	Abstain
2. To consider and vote upon the amendment and restatement of the Company's Amended and Restated 1997 Stock Award and Incentive Plan.	☐	☐	☐
3. To cast a non-binding, advisory vote on a resolution to approve the compensation of the Company's named executive officers, as more particularly described in the accompanying Proxy Statement.	☐	☐	☐
4. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2024, as more particularly described in the accompanying Proxy Statement.	☐	☐	☐
5. To vote and otherwise represent the undersigned on any other matter that may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof in the discretion of the proxy holder.			

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V34238-P07332

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Proxy for Annual Meeting of Stockholders

This Proxy is Solicited on Behalf of the Board of Directors

The stockholder of Alexandria Real Estate Equities, Inc., a Maryland corporation (the "Company"), executing the reverse side of this proxy (the "Stockholder") hereby appoints Joel S. Marcus and Steven R. Hash, and each of them, as proxies for the Stockholder, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 14, 2024, at 11:00 a.m. Pacific Time, at 26 North Euclid Avenue, Pasadena, CA 91101, and any postponement(s) or adjournment(s) thereof, to cast on behalf of the Stockholder all votes that the Stockholder is entitled to cast at such meeting and otherwise to represent the Stockholder at the meeting, with the same effect as if the Stockholder were present in person. The Stockholder hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, which are incorporated herein by reference, and revokes any proxy previously given with respect to such meeting.

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

(Continued and to be signed on reverse side)

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